                                                                 EXHIBIT 10.111




        __________________________________________________________________

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                              MICHAEL FOODS, INC.,

                             M.G. WALDBAUM COMPANY

                                      AND

                     PAPETTI'S HYGRADE EGG PRODUCTS, INC.,
                                      AND
                           QUAKER STATE FARMS, INC.,
                     PAPETTI'S OF IOWA FOOD PRODUCTS, INC.,
                            MONARK EGG CORPORATION,
                             EGG SPECIALTIES, INC.,
                              PAPETTI FOODS, INC.,
                       CASA TRUCKING LIMITED PARTNERSHIP,
               PAPETTI TRANSPORT LEASING LIMITED PARTNERSHIP, and
                 PAPETTI EQUIPMENT LEASING LIMITED PARTNERSHIP


                                 JUNE 28, 1996

       __________________________________________________________________

                               TABLE OF CONTENTS


ARTICLE 1--DEFINITIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
    1.1     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2

ARTICLE 2--PLAN OF REORGANIZATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
    2.1     Papetti's Hygrade Reorganization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
    2.2     The Mergers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
    2.3     The Asset Acquisitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
    2.4     Surrender and Exchange of Interest in Papetti's Hygrade
            and Acquired Entities; Payment of Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
    2.5     Delivery of Cash . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
    2.6     Dissenters' Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10

ARTICLE 3--CLOSING   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
    3.1     The Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
    3.2     Effective Time.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11

ARTICLE 4--REPRESENTATIONS AND WARRANTIES OF
PAPETTI'S HYGRADE AND THE ACQUIRED ENTITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
    4.1     Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
    4.2     Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
    4.3     Shareholders; Partners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
    4.4     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
    4.5     Business Since the Balance Sheet Dates.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
    4.6     Litigation, Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
    4.7     Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
    4.8     Patents, Trademarks, Miscellaneous Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . .    19
    4.9     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
    4.10    Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
    4.11    Correct Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
    4.12    Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
    4.13    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
    4.14    Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
    4.15    No Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
    4.16    Qualification/Subsidiaries and Other Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
    4.17    Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
    4.18    Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
    4.19    Corporate Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
    4.20    Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
    4.21    Tax Returns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
    4.22    Banks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30





                                      (i)

    4.23    Disclosure by Papetti's Hygrade and the Acquired Entities  . . . . . . . . . . . . . . . . . . . . . . . .    30
    4.24    Conflict of Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
    4.25    Securities Law Reporting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31
    4.26    Environmental and Health and Safety Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31
    4.27    Americans with Disabilities Act and Occupational Safety
            and Health Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32

ARTICLE 5--REPRESENTATIONS AND WARRANTIES OF
MICHAEL AND ACQUISITION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
    5.1     Incorporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
    5.2     Corporate Action of Michael and Acquisition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
    5.3     Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
    5.4     Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
    5.5     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
    5.6     Business Since the Michael Balance Sheet Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
    5.7     No Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
    5.8     Disclosure by Michael  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
    5.9     Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
    5.10    Litigation, Claims.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
    5.11    Compliance with Laws.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    38
    5.12    Employee Benefit Plans.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    38
    5.13    Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    40
    5.14    Tax Returns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    40
    5.15    Environmental and Health and Safety Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41

ARTICLE 6--COVENANTS OF PAPETTI'S HYGRADE AND THE
ACQUIRED ENTITIES PENDING CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42
    6.1     Maintenance of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42
    6.2     Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42
    6.3     Organization, Good Will  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
    6.4     Loss of Key Employees, Customers, Suppliers, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
    6.5     Access to Plants, Files and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
    6.6     Options, Warrants, Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    45
    6.7     Third Party Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    46
    6.8     Notice of Proceeding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    46
    6.9     Confidential Information.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    46
    6.10    Financial Statements Subsequent to Balance Sheet Date. . . . . . . . . . . . . . . . . . . . . . . . . . .    47
    6.11    Employees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48
    6.12    Corporate Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48
    6.13    Closing Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    49
    6.14    Exclusivity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    49
    6.15    Supplements to Schedules.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    50





                                      (ii)

ARTICLE 7--COVENANTS OF MICHAEL AND ACQUISITION
PENDING CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51
    7.1     Corporate Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51
    7.2     Confidential Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51
    7.3     Third Party Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    52
    7.4     Notice of Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    52
    7.5     Due Diligence Access.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    52
    7.6     Closing Best Efforts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    53
    7.7     Supplements to Schedules.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    53
    7.8     Actions to Allow the Appointment of Representatives to the
            Board of Directors of Michael  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    54

ARTICLE 8--CONDITIONS TO THE OBLIGATIONS OF
PAPETTI'S HYGRADE AND THE ACQUIRED ENTITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    55
    8.1     Representations, Warranties, Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    55
    8.2     Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    56
    8.3     Proceedings and Instruments Satisfactory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    56
    8.4     Acquisition Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    56
    8.5     HSR Notification and Consents.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    57
    8.6     Federal Tax Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    57
    8.7     Opinion of Counsel to Michael  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    58
    8.8     Certificate of Incumbency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    58
    8.9     Resolutions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    58
    8.10    Employment and Non-Compete Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    58
    8.11    Certificates of Good Standing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    59
    8.12    Shareholder Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    59
    8.13    Settlement Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    59
    8.14    Related Party Leases.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    59
    8.15    No Material Adverse Effect.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    59
    8.16    Appointment of Representatives to the Board of Directors
            of Michael . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    60

ARTICLE 9--CONDITIONS TO THE OBLIGATIONS OF
MICHAEL AND ACQUISITION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    60
    9.1     Representations, Warranties, Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    60
    9.2     Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    61
    9.3     Proceedings and Instruments Satisfactory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    61
    9.4     Consents of Papetti's Hygrade and the Acquired Entities'
            Creditors and Others . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    61
    9.5     HSR Notification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    62
    9.6     Resolutions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    62
    9.7     Certificates of Good Standing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    62
    9.8     Certificate of Incumbency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    62





                                     (iii)

    9.9     Employment and Non-Compete Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    63
    9.10    Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    63
    9.11    Acquisition Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    63
    9.12    Related Party Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    63
    9.13    Shareholder Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    63
    9.14    Opinion of Counsel to Papetti's Hygrade and Acquired Entities. . . . . . . . . . . . . . . . . . . . . . .    64
    9.15    Settlement Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    64
    9.16    Related Party Leases.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    64
    9.17    No Material Adverse Effect.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    64
    9.18    Tax Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    64

ARTICLE 10--OTHER AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    64
    10.1    Employee Benefits to be Granted to Employees of Papetti's
            Hygrade and Acquired Entities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    64
    10.2    Post-Closing Conduct.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    65
    10.3    Quaker Tax Refund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    65
    10.4    Agreement with Respect to Sunbest-Papetti Farms Assets.  . . . . . . . . . . . . . . . . . . . . . . . . .    65
    10.5    Allocation of Consideration Paid to the Acquired Companies
            and the Acquired Partnerships to Assets Purchased  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    66
    10.6    Release of Individual Guarantors from Guarantees Relating to Indebtedness Assumed  . . . . . . . . . . . .    67
    10.7    Draft of Tax Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    67

ARTICLE 11--GENERAL INDEMNITY AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    67
    11.1    Individual Indemnitor's Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    67
    11.2    Obligation to Dissenters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    68
    11.3    Michael's Indemnity Agreements 68
    11.4    De Minimus Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    69
    11.5    Limit of Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    70
    11.6    Procedure for General Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    70
    11.7    Procedure for Article 11 Third Party Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    72

ARTICLE 12--SURVIVAL OF REPRESENTATIONS AND
WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    74
    12.1    Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    74

ARTICLE 13--MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    75
    13.1    Abandonment of Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    75
    13.2    Effect of Termination or Abandonment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    76
    13.3    Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    77
    13.4    Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    77
    13.5    Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    77
    13.6    Appointment of Representative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    77





                                      (iv)

    13.7    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    78
    13.8    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    79
    13.9    Rules of Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    79
    13.10   Law Governing and Forum  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    80
    13.11   Waiver of Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    80
    13.12   Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    81
    13.13   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    81
    13.14   Public Statements or Releases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    81
    13.15   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    81
    13.16   No Third Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    82
    13.17   Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -82-
    13.18   Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -82-





                                      (v)

                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is entered into as of June 28, 1996 by and among MICHAEL FOODS, INC., a Delaware corporation ("Michael"), M.G. WALDBAUM COMPANY, a Nebraska corporation ("Acquisition") and PAPETTI'S HYGRADE EGG PRODUCTS, INC., a New Jersey corporation ("Papetti's Hygrade") and QUAKER STATE FARMS, INC., a Pennsylvania corporation ("Quaker"), PAPETTI'S OF IOWA FOOD PRODUCTS, INC., an Iowa corporation ("Papetti's of Iowa"), MONARK EGG CORPORATION, a Missouri corporation ("Monark"), EGG SPECIALTIES, INC., a Pennsylvania corporation ("Egg Specialties"), PAPETTI FOODS, INC., a New Jersey corporation ("Papetti Foods", and collectively with Quaker, Papetti's of Iowa, Monark, and Egg Specialties, the "Acquired Companies"), CASA TRUCKING LIMITED PARTNERSHIP, a New Jersey limited partnership ("Casa Trucking"), PAPETTI TRANSPORT LEASING LIMITED PARTNERSHIP, a New Jersey limited partnership ("Papetti Transport"), and PAPETTI EQUIPMENT LEASING LIMITED PARTNERSHIP, a New Jersey limited partnership ("Papetti Equipment" and together with Casa Trucking and Papetti Transport, the "Acquired Partnerships") (the Acquired Companies and the Acquired Partnerships are collectively referred to herein as the "Acquired Entities").

                                   RECITALS:

         a. The respective Boards of Directors of Michael and Papetti's Hygrade have determined that it is in the best interests of Michael and Papetti's Hygrade and their respective shareholders to consummate the merger (the "Papetti's Hygrade Reorganization") of Papetti's Hygrade with and into Michael.

         b. The respective Boards of Directors of Michael, Acquisition and the Acquired Companies have determined that it is in the best interests of Michael, Acquisition and the Acquired Companies and their respective shareholders to consummate the mergers (the "Mergers") of the Acquired Companies with and into Acquisition, a wholly-owned subsidiary of Michael.

         c. The Boards of Directors of Michael and Acquisition and the Partners of the Acquired Partnerships have determined that it is in the best interests of Michael, Acquisition and the Acquired Partnerships and their respective shareholders and partners, as applicable, for the Acquired Partnerships to sell all of the assets of the Acquired Partnerships to Acquisition and to assign all of the liabilities of the Acquired Partnerships to Acquisition at the Closing (the "Asset Acquisitions").

         d. Michael and the Acquired Entities desire that the Papetti's Hygrade Reorganization be made on the terms and subject to the conditions set forth in this Agreement and qualify as a reorganization within the meaning of
Section 368(a) of the Code.

         NOW, THEREFORE, the parties hereto represent, warrant, covenant and agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

         1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

         Affiliate: As defined in Regulation 12b-2 promulgated under the Exchange Act, as such Regulation is in effect on the date hereof.

         Acquisition Agreements: The asset purchase agreements to be executed and delivered at the Closing between Michael and each of the Acquired Partnerships in the form attached as Exhibit A to this Agreement.

         Acquired Company:  As defined in the Preamble of this Agreement.

         Acquired Company Common Stock: The outstanding common stock of each Acquired Company.

         Acquired Entities:  As defined in the Preamble of this Agreement.

         Acquired Partnerships:  As defined in the Preamble of this Agreement.

         Asset Acquisition:  As defined in the Preamble of this Agreement.

         Certificate of Merger: The certificate of merger or statutory equivalent to be executed in connection with the Papetti's Hygrade Reorganization and filed with the Secretary of State of the State of Delaware and the Secretary of State of the State of New Jersey and the certificates of merger or equivalent to be executed in connection with each Merger and filed with the Secretary of State of Nebraska in the case of Acquisition and the respective Secretaries of State of the states of incorporation of each Acquired Company.

         Code:  The Internal Revenue Code of 1986, as amended.

         DGCL:  The Delaware General Corporation Law, as amended.

         Dissenting Shares: The shares of a Shareholder who has perfected his or her Dissenters' Rights.

         Dissenters' Rights: Any rights conferred on the Shareholders by the laws of the State of New Jersey with respect to Papetti's Hygrade and the respective states of incorporation of each Acquired Company to dissent from the Merger and obtain payment for their shares in Papetti's Hygrade or such Acquired Company, as the case may be.

         Effective Time:  As defined in Article 3.

         Exchange Act:  The Securities Exchange Act of 1934, as amended.

         GAAP:  Generally accepted accounting principles.

         HSR: Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         IRS:  Internal Revenue Service.

         Material Adverse Effect: With respect to Papetti's Hygrade and the Acquired Entities, taken as a whole, or with respect to Michael and its subsidiaries taken as a whole, means any condition, event, change or occurrence that has had or may reasonably be expected to have a material adverse effect on the business, operations, results of operations or financial condition of Papetti's Hygrade and the Acquired Entities, taken as a whole on a combined basis, or Michael and its subsidiaries on a consolidated basis, as the case may be.

         Mergers:  As defined in the Preamble of this Agreement.

         Michael Board:  The Board of Directors of Michael.

         Michael Common Stock: The Common Stock, par value $.01 per share, of Michael.

         NASDAQ-NMS:  The NASDAQ National Market System.

         NBCA:  The Nebraska Business Corporation Act.

         Papetti's Hygrade:  As defined in the Preamble of this Agreement.

         Papetti's Hygrade Common Stock: The outstanding common stock of Papetti's Hygrade.

         Papetti's Hygrade Preferred Stock: The outstanding preferred stock of Papetti's Hygrade.

         Papetti's Hygrade Reorganization: As defined in the Preamble of this Agreement.

         Partners:  The partners of the Acquired Partnerships.

         Representative: The person designated in Section 13.6 to act as the representative of Papetti's Hygrade and the Acquired Entities for the purpose of giving or receiving notice, making deliveries, or taking other action required or permitted under this Agreement or the Acquisition Agreements.

         Restructuring: The transactions between Michael and North Star Universal, Inc. ("NSU") as contemplated by an Agreement and Plan of Reorganization dated December 21, 1995 between such parties whereby, among other things, Michael will be merged with a wholly-owned subsidiary of NSU and NSU will change its name to "Michael Foods, Inc." and carry on the business of Michael as the surviving corporation.

         SEC:  The Securities and Exchange Commission.

         Securities Act:  The Securities Act of 1933, as amended.

         Shareholder Agreement: The Shareholder Agreement dated as of the Closing Date between Michael and certain of the Shareholders and Partners in the form of Exhibit B attached hereto.

         Shareholders: The common shareholders of Papetti's Hygrade and the Acquired Companies.

         Surviving Corporation - Acquisition:  As defined in Article 2.

         Surviving Corporation - Michael:  As defined in Article 2.

         Taxes: Any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profit taxes, environmental taxes, custom taking, capital stock, franchise, employee's income withholding, foreign or domestic withholding, social security, unemployment, disability, worker's compensation, employment related insurance, real property, personal property, sales, use, transfer, value added, alternative or add on minimum or other governmental tax of any kind whatsoever, including any interest, penalty or addition to any tax or additional amounts in respect of the foregoing.

                                   ARTICLE 2

                             PLAN OF REORGANIZATION

         2.1 Papetti's Hygrade Reorganization. Subject to the terms and conditions of this Agreement and the Plan and Agreement of Merger attached hereto as Exhibit C, at the Effective Time, Papetti's Hygrade shall be merged with and into Michael with Michael as the surviving corporation (the "Surviving Corporation - Michael") in the Papetti's Hygrade Reorganization for consideration payable in shares of Michael Common Stock and immediately available funds as determined pursuant to Schedule 2.1 hereof. At the Effective Time, the separate existence of Papetti's Hygrade shall thereupon cease and the Surviving Corporation - Michael shall continue its corporate existence under the laws of the State of Delaware. The Articles of Incorporation and Bylaws of Michael in effect immediately preceding the Papetti's Hygrade Reorganization shall be the Articles of Incorporation and Bylaws of the Surviving Corporation - Michael. The Surviving Corporation - Michael shall take all action as may be necessary to preserve the "Papetti's" name so that it may be used without interruption in the continuation of the business of Papetti's Hygrade within the Surviving Corporation - Michael. The directors and officers of Michael immediately preceding the Papetti's Hygrade Reorganization shall be the directors and officers of the Surviving Corporation
- Michael, except as specifically agreed by the parties in the Shareholder Agreement. Upon completion of the Papetti's Hygrade Reorganization, all acquired assets and liabilities of Papetti's Hygrade shall immediately be transferred to Acquisition and Acquisition shall continue the business of Papetti's Hygrade.

         2.2 The Mergers. Subject to the terms and conditions of this Agreement, at the Effective Time, each of the Acquired Companies shall be merged with and into Acquisition with Acquisition as the surviving corporation ("Surviving Corporation - Acquisition") for the consideration payable in immediately available funds as determined pursuant to Schedule 2.1 hereof. At the Effective Time, the separate existence of each such Acquired Company shall thereupon cease and the Surviving Corporation - Acquisition in the Mergers shall continue its corporate existence under the laws of the State of Nebraska. The Articles of Incorporation and Bylaws of Acquisition in effect immediately preceding each of the Mergers shall be the Articles of Incorporation and Bylaws of the Surviving Corporation - Acquisition. The Surviving Corporation - Acquisition shall take all action as may be necessary to preserve the "Papetti's" name so that it may be used without interruption in the continuation of the businesses of the Acquired Companies within the Surviving Corporation. The directors and officers of Acquisition immediately preceding the Mergers shall be the directors and officers of the Surviving Corporation - Acquisition.

         2.3 The Asset Acquisitions. Subject to the terms and conditions of this Agreement, at the Effective Time each of the Acquired Partnerships will sell to Acquisition all of its respective assets and Acquisition will assume all of the respective liabilities of each of the Acquired Partnerships for the consideration payable in immediately available funds as determined pursuant to Schedule 2.2 hereof, in each case pursuant to an Acquisition Agreement executed and delivered between each of the Acquired Partnerships and Acquisition.

         2.4 Surrender and Exchange of Interest in Papetti's Hygrade and Acquired Entities; Payment of Consideration.

                 2.4.1 On or after the Closing, each Shareholder shall surrender such Shareholder's share certificate or certificates in transferable form to Michael or Acquisition, as the case may be, and shall receive in exchange therefor such holder's pro rata interest in the applicable consideration payable pursuant to Sections 2.1 and 2.2 hereof. Until surrendered, each certificate formerly representing shares of Papetti's Hygrade Preferred Stock, Papetti's Hygrade Common Stock or an Acquired Company Common Stock shall be deemed to evidence a right to receive the applicable consideration payable pursuant to Sections 2.1 and 2.2 hereof. At the Effective Time, all outstanding shares of Papetti's Hygrade Preferred Stock, Papetti's Hygrade Common Stock or an Acquired Company Common Stock shall be deemed canceled and shall have no rights other than the right to receive the applicable consideration payable pursuant to Sections 2.1 and 2.2 hereof; provided, however, that the Shareholders of Papetti's Hygrade who are entitled to receive consideration payable pursuant to Section 2.1 hereof, in part, consisting of the Michael Common Stock shall be entitled to receive any dividends or other distributions, if any, without interest on the Michael Common Stock declared after the Effective Time and payable to holders of record after the Effective Time with respect to the number of whole shares of Michael Common Stock for which such certificates formerly representing shares of Papetti's Hygrade Preferred Stock and Papetti's Hygrade Common Stock were exchangeable after the surrender of such certificates. Holders of any unsurrendered certificates formerly representing shares of Papetti's Hygrade Preferred Stock or Papetti's Hygrade Common Stock shall not be entitled to vote the shares of Michael Common Stock to be issued to such holders until such unsurrendered certificates are exchanged pursuant to this Section 2.4. Holders of Papetti's Hygrade Common Stock who exercise Dissenters' Rights in accordance with applicable law shall only be entitled to receive the fair value of their shares in accordance with applicable law. Such Dissenting Shareholders of Papetti's Hygrade Common Stock shall not be entitled to any dividends or other distributions payable on and after the Effective Time to holders of Michael Common Stock with respect to the shares involved regardless of whether such holders have received payment for their shares.

                 2.4.2 At the Effective Time, the applicable consideration payable to the Acquired Partnerships pursuant to Section 2.3 hereof for the sale of assets described in each Acquisition Agreement shall be paid by wire transfer of immediately available funds to an account or accounts designated by Representative upon delivery by the Acquired Partnerships to Michael of the documents of transfer required under the Acquisition Agreements.

         2.5 Delivery of Cash. The cash to be received by the Shareholders pursuant to Sections 2.1 and 2.2 hereof shall be paid by wire transfer to the account or accounts designated by the Representative upon delivery to Michael of the certificates formerly representing all of the shares of Papetti's Hygrade Preferred Stock, Papetti's Hygrade Common Stock or Acquired Company Common Stock, as the case may be, in transferable form.

         2.6 Dissenters' Rights. Holders of Dissenting Shares shall be entitled to their rights under such laws. Michael, on the one hand, and either Papetti's Hygrade or one of the Acquired Companies, on the other hand, shall provide to each other prompt written notice of any written demands for appraisal, withdrawals of demands for appraisal, and any other instrument in respect thereof received by either and the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal. Each holder of Dissenting Shares who becomes entitled to payment of the value of such Dissenting Shares shall, subject to applicable law, receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to applicable law).

                                   ARTICLE 3

                                    CLOSING

         3.1 The Closing. Subject to the satisfaction or waiver of all of the conditions described herein, or the prior termination of this Agreement as provided in Article 13 hereof, the Closing of the Reorganization shall take place at the offices of Maun & Simon, PLC, 801 Nicollet Mall, Suite 2000, Minneapolis, Minnesota 55402 at 10:00 a.m. local time on October 1, 1996 or at such other place, time and date as Michael and Papetti's Hygrade and the Acquired Entities may mutually select (the "Closing").

         3.2 Effective Time. Upon the complete satisfaction or satisfactory waiver of all conditions to Closing set forth in this Agreement, the Plan and Agreement of Merger for the Papetti's Hygrade Reorganization and the Certificates of Merger for the Mergers shall be executed and, simultaneously with the Closing, shall be filed in the office of the Secretaries of State of the state of incorporation of the Surviving Corporation
- Michael and the Surviving Corporation - Acquisition, respectively and the states of incorporation of Papetti's Hygrade and the Acquired Companies, as applicable. The Papetti's Hygrade Reorganization, the Mergers and the Asset Acquisitions shall become effective immediately upon the filing of the Plan and Agreement of Merger and the Certificates of Merger with the Secretary of State of the state of incorporation of the Surviving Corporation - Michael and Surviving Corporation - Acquisition (the "Effective Time.")

                                   ARTICLE 4

                       REPRESENTATIONS AND WARRANTIES OF
                  PAPETTI'S HYGRADE AND THE ACQUIRED ENTITIES

         As an inducement for Michael and Acquisition to enter into this Agreement, at the date hereof, Papetti's Hygrade and the Acquired Entities, jointly and severally, represent and warrant with and to Michael and Acquisition as follows:

         4.1     Organization.

                 4.1.1 Papetti's Hygrade and each Acquired Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation as set forth in the Preamble to this Agreement. Papetti's Hygrade and each Acquired Company has full corporate power and authority to carry on its business as it is now being conducted, to own and operate its assets, business and properties, to enter into this Agreement and to perform its obligations hereunder. A complete and correct copy of the Articles of Incorporation and Bylaws (together with all amendments thereto and restatements thereof) of Papetti's Hygrade and each Acquired Company has been delivered to Michael prior to or on the date hereof.

                 4.1.2 Each of the Acquired Partnerships is a limited partnership organized and in good standing under the laws of its state of organization as set forth in the Preamble to this Agreement. Each Acquired Partnership has the full power and authority to carry on its business as it is now being conducted and to own and operate its assets, business and properties. The general partner of each Acquired Partnership has the full power and authority to enter into this Agreement and the Acquisition Agreements and to perform its obligations hereunder and thereunder. Complete and correct copies of the Certificate of Limited Partnership and the Limited Partnership Agreement (together with all amendments thereto and restatements thereof) of each of the Acquired Partnerships have been delivered to Michael prior to or on the date hereof.

         4.2 Capitalization. The authorized capital stock of Papetti's Hygrade and each Acquired Company (common and preferred), the par value thereof, and the issued and outstanding shares is as set forth on Schedule 4.2. No shares of any class or series are held in the treasury of Papetti's Hygrade or any Acquired Company. Except as set forth in Schedule 4.2, there are no other classes of equity, options, warrants, calls, rights or commitments or any other agreements of any character relating to the sale, issuance or voting of any shares of Papetti's Hygrade's or any Acquired Company's capital stock, or any securities convertible into or evidencing the right to purchase any shares of Papetti's Hygrade or any such Acquired Company capital stock.

         4.3     Shareholders; Partners.

                 4.3.1 All of the Papetti's Hygrade Preferred Stock, the Papetti's Hygrade Common Stock and the Acquired Company Common Stock is validly issued, fully paid and non-assessable with no personal liability attaching to the ownership thereof and has not been issued in violation of the preemptive rights of any other Shareholders.

                 4.3.2 All of the partnership interests have been validly issued to the Partners as set forth on Schedule 4.3 hereof.

         4.4 Financial Statements. (i) The audited consolidated balance sheets of Papetti's Hygrade as of October 31, 1994 and October 31, 1995, the audited balance sheets of Papetti's of Iowa at June 30, 1994 and June 29, 1995, the audited balance sheet of Monark at December 31, 1995, and the audited balance sheet of Quaker at December 31, 1995, the unaudited combined balance sheets of Papetti's Hygrade and the Acquired Entities as of December 31, 1994, December 31, 1995 and March 31, 1996 (except that the unaudited combined balance sheet at March 31, 1996 includes Papetti's Hygrade balance sheet at January 31,
1996) and the unaudited balance sheet of Papetti's Hygrade at April 30, 1996, and (ii) the related statements of income and retained earnings and the statements of cash flows for the fiscal years and periods then ended of Papetti's Hygrade and such Acquired Entities, together with the notes thereon, in the case of audited financial statements certified by the independent certified public accountants of Papetti's Hygrade and such Acquired Entities, have been delivered by Papetti's Hygrade and the Acquired Entities to Michael. Such audited financial statements and notes were prepared in accordance with GAAP consistently applied during the periods involved, are in accordance with the books and records of Papetti's Hygrade and the Acquired Entities, and present fairly the financial condition and results of operations of Papetti's Hygrade and the Acquired Entities as of such dates and for such periods. All transactions between Papetti's Hygrade and the Acquired Entities on the one hand, and any of their Shareholders or Partners or their Affiliates, on the other hand, related to the business or operations of Papetti's Hygrade or the Acquired Entities (other than as related to compensation of any of the Shareholders or Partners, as applicable, who were employed by Papetti's Hygrade or any Acquired Entity during any of the periods) have been identified in such audited financial statements. Except as set forth in Schedule 4.4 hereof, the unaudited combined financial statements of the Acquired Entities as of and for the period ended March 31, 1996 and the unaudited financial statements of Papetti's Hygrade at April 30, 1996 have been prepared by management of Papetti's Hygrade and the Acquired Entities consistent with the accounting principles utilized in the preparation of the most recent audited financial statements, and present fairly the financial condition and results of operations of Papetti's Hygrade and such Acquired Entities as of such date and for such periods, except for the lack of complete explanatory footnote disclosures required by GAAP. All transactions between Papetti's Hygrade and each Acquired Entity, on the one hand, and their Shareholders or Partners or Affiliates, on the other hand, related to the business or operation of Papetti's Hygrade and the Acquired Entities (other than as related to compensation of any of the

Shareholders or Partners, as applicable, who were employed by Papetti's Hygrade and any Acquired Entity during such period) have been identified in such unaudited financial statements. For purposes of this Agreement, the "Balance Sheet" shall mean the combined balance sheet of Papetti's Hygrade and the Acquired Entities at March 31, 1996, excluding the Papetti's Hygrade balance sheet at January 31, 1996 but adding the balance sheet of Papetti's Hygrade at April 30, 1996, and the respective dates thereof are referred to as the "Balance Sheet Dates."

         4.5 Business Since the Balance Sheet Dates. Except as set forth on Schedule 4.5, since the Balance Sheet Dates, there has not been:

                 4.5.1 Any Material Adverse Effect with respect to Papetti's Hygrade and the Acquired Entities, taken as a whole, including, but not limited to, any state or federal regulatory proceedings which could culminate in an order or other action, which could have such a material adverse change other than generally known industry trends and competitive conditions affecting the egg and egg products industry generally;

                 4.5.2 Any labor dispute or threat thereof or any attempt to organize or reorganize the employees of Papetti's Hygrade and the Acquired Entities for the purpose of collective bargaining;

                 4.5.3 Any direct or indirect redemption, purchase or other acquisition by Papetti's Hygrade or the Acquired Companies of any of the Papetti's Hygrade capital stock, the Acquired Companies capital stock or by any Acquired Partnership of an Acquired Partnership interest, as applicable, or declaration of or payment or distribution of any kind of dividend in cash or other assets to any

         Shareholders or Partners of Papetti's Hygrade or the Acquired Entities, as applicable;

                 4.5.4 Any employment, severance, consulting or other compensation contract entered into by Papetti's Hygrade or the Acquired Entities with any director, officer or employee, or any bonus or increase of compensation payable or to become payable to any of their respective directors, officers, and employees, except for customary bonuses or increases in compensation in the ordinary course of business, it being understood that the compensation payable to the Shareholders and Partners will, in the aggregate, be consistent with compensation for the preceding year;

                 4.5.5 Any oral or written communication to Papetti's Hygrade or the Acquired Entities from any customer or supplier thereof that Papetti's Hygrade or the Acquired Entities reasonably anticipate could have a Material Adverse Effect on Papetti's Hygrade and the Acquired Entities, taken as a whole;

                 4.5.6 Any satisfaction or discharge of any material lien by Papetti's Hygrade or any Acquired Entity or payment by Papetti's Hygrade or any Acquired Entity of any material liability, other than in the ordinary course of business;

                 4.5.7 Any guaranty, endorsement or indemnification by Papetti's Hygrade or any of the Acquired Entities of the obligations of any third person, firm or corporation;

                 4.5.8 Any purchase, sale or transfer of any assets or cancellation by Papetti's Hygrade or any Acquired Entity of debts or claims having a value, in the aggregate, of more than $50,000, except, in each case, in the ordinary course of business;

                 4.5.9 Any knowing waiver by Papetti's Hygrade or any Acquired Entity of any rights having a value in excess of $50,000;

                 4.5.10 Any material transaction or obligation entered into other than in the ordinary course of business or as otherwise disclosed in the Schedules to this Agreement;

                 4.5.11 Any mortgage, pledge, lien or other encumbrance of any of the assets, tangible or intangible, of Papetti's Hygrade or any Acquired Entity other than in the ordinary course of business and any purchase money mortgage or capital lease other than as permitted hereunder or in the ordinary course of business; or

                 4.5.12  Any assignment, sale or transfer of any patent,
         trademark, trade name, trade secret, copyright or other intangible
         asset.  4.6     Litigation, Claims.  Except as set forth on Schedule

         4.6 hereof, to Papetti's Hygrade and the Acquired Entities' knowledge after reasonable inquiry, there are no actions, suits, proceedings or investigations (whether or not purportedly on behalf of Papetti's Hygrade or the Acquired Entities) pending or threatened against or affecting the ability of Papetti's Hygrade or the Acquired Entities to comply with their respective obligations under this Agreement at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign, which to Papetti's Hygrade and the Acquired Entities' knowledge after reasonable inquiry, could have a Material Adverse Effect on Papetti's Hygrade and the Acquired Entities, taken as a whole, nor has any such action, suit, proceeding or investigation been pending during the twelve-month period preceding the date of this Agreement. Papetti's Hygrade and the Acquired Entities are not operating under or subject to, or in default with respect to, any material order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign.
     Other than as set forth on Schedule 4.6, during the past five years, to Papetti's Hygrade's or any Acquired Entities' knowledge after reasonable inquiry, there have not been nor is there now pending, any claim(s) against any person in his or her capacity as either a Shareholder, director, officer or Partner of Papetti's Hygrade or an Acquired Entity. Papetti's Hygrade and the Acquired Entities have no actual knowledge of any facts or circumstances involving the following which would give rise to such a claim:
           (i) Copyright, trade name, trademark or patent claims or litigation;
           (ii) Charges in any civil or criminal action or administrative proceeding involving a violation of any federal or state securities law, environmental law or regulation, employment law or any food or sanitation law or regulation;
           (iii) Charges in any civil or criminal action or administrative proceeding involving a violation of any federal or state antitrust or fair trade law; or
           (iv) Actions involving representative actions, class actions or derivative suits.

     4.7 Compliance with Laws. Except as set forth in Schedule 4.7 hereof, neither Papetti's Hygrade nor any Acquired Entity has received written notice and neither Papetti's Hygrade nor any Acquired Entity has any knowledge, having made reasonable inquiry, of any violation by Papetti's Hygrade or the Acquired Entities of laws, regulations and orders from any governmental entity having authority to enforce such laws, regulations and orders that would have a Material Adverse Effect on Papetti's Hygrade and the Acquired Entities, taken as a whole, and neither Papetti's Hygrade nor any Acquired Entity has any actual knowledge, having made reasonable inquiry, that any requirements of insurance carriers, applicable to Papetti's Hygrade or the Acquired Entities' business, are not being adhered to in any material respect. To Papetti's Hygrade and the Acquired Entities' knowledge after reasonable inquiry, no consent or approval by any governmental or quasi-governmental authority, other than compliance with HSR and applicable state corporation laws, is required on the part of Papetti's Hygrade and the Acquired Entities in connection with the execution, delivery and performance of this Agreement or the Acquisition Agreements or the consummation of the transactions contemplated hereby or thereby by Papetti's Hygrade and the Acquired Entities.

     4.8 Patents, Trademarks, Miscellaneous Intellectual Property.  Schedule
4.8 sets forth a correct and complete list of all registered copyrights, patents and trademarks, applied for, issued to or owned by Papetti's Hygrade or the Acquired Entities or under which Papetti's Hygrade or the Acquired Entities are licensed or franchised, all of which, to the best of Papetti's Hygrade's and the Acquired Entities' knowledge after reasonable inquiry, are valid, in good standing and uncontested. Except as set forth on Schedule 4.8, Papetti's Hygrade and each Acquired Entity possesses adequate rights, licenses or other authority to use all copyrights, patents, inventions, formula, processes (secret or otherwise), trademarks and trade names necessary to conduct their respective businesses as presently conducted. Except as set forth on Schedule 4.8, Papetti's Hygrade and the Acquired Entities have not received any notice or other information with respect to any alleged infringement or unlawful use of any software license, copyright, patent, trademark, trade name, process, invention or formula or other intangible property right owned by any of them or of any claimed infringement by Papetti's Hygrade and the Acquired Entities of intangible property rights owned by others. Except as set forth on Schedule 4.8, no director, officer or Partner, as applicable, of Papetti's Hygrade or the Acquired Entities has any interest in any such copyright, patent, trademark, trade name, process, invention or formula. Except as set forth on Schedule 4.8, Papetti's Hygrade and the Acquired Entities have not granted any outstanding licenses or other rights and have no obligation to grant licenses or other rights with respect to any copyright, patent, invention, formula, process, trademark or trade name listed in Schedule 4.8, except as specifically stated in Schedule 4.8.

     4.9 Insurance. Schedule 4.9 hereof is a correct and complete list of all insurance held by Papetti's Hygrade and the Acquired Entities including the policy number, name of carrier, coverage, term, expiration date and premium. Papetti's Hygrade and the Acquired Entities have their respective buildings, plants and properties insured for replacement value, but not exceeding the amount it would cost to repair or replace such properties against loss or damage by fire and all other hazards and risks of the character usually insured against by persons operating similar properties in the localities where such properties are located, issued by insurers of recognized responsibility which to the knowledge of Papetti's Hygrade and the Acquired Entities, after reasonable inquiry, are valid and enforceable. Papetti's Hygrade and the Acquired Entities maintain general liability, including product liability, insurance that is customarily carried by persons operating similar properties in the localities where such properties are located. Papetti's Hygrade and the Acquired Entities shall use their best efforts to assure that such insurance coverage will continue in full force and effect through the Closing. Papetti's Hygrade and the Acquired Entities have not been refused any insurance by any insurance carrier to which it has applied for insurance during the past three years.

     4.10 Indebtedness. Schedule 4.10 hereof, is a correct and complete list of all instruments, agreements or arrangements pursuant to which Papetti's Hygrade or any Acquired Entity has borrowed any money, guaranteed or incurred any indebtedness or established any line of credit which represents any liability, contingent or otherwise, of Papetti's Hygrade or any Acquired Entity on the date hereof in excess of $50,000 individually and Papetti's Hygrade and the Acquired Entities, to their knowledge after reasonable inquiry, are not in default under any such instrument, agreement or arrangement. True and complete copies of all such written instruments, agreements or arrangements have been delivered to Michael prior to or on the date of this Agreement.

     4.11 Correct Records. The financial records, ledgers, account books, minute books, stock certificate books, stock registers, and other corporate records, as applicable, of Papetti's Hygrade and the Acquired Entities are current, correct and complete in all material respects and all signatures therein are the true signatures of the persons who are purported to have signed. The books, records and accounts of Papetti's Hygrade and the Acquired Entities, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of Papetti's Hygrade and the Acquired Entities and Papetti's Hygrade and the Acquired Entities maintain a system of internal controls sufficient to provide reasonable assurance that transactions are executed in accordance with management directives and permit preparation of financial statements in accordance with GAAP.

     4.12 Contracts. Schedule 4.12 hereof lists all of the following written contracts, plans, agreements, arrangements and leases, true and complete copies of which have been furnished to Michael as of the date of this Agreement, and
Schedule 4.12 describes any of the following oral contracts, plans, agreements, arrangements and leases to which Papetti's Hygrade or an Acquired Entity is a party: (i) each contract for the future purchase of materials, services, supplies or equipment which (a) has a term in excess of one year or (b) obligates Papetti's Hygrade or an Acquired Entity to pay, in one installment or in the aggregate over its term or one year, whichever is shorter, an amount in excess of $50,000; (ii) each contract with a customer made in the ordinary course of business which (a) has a term in excess of one year or (b) generates revenues for Papetti's Hygrade or an Acquired Entity over its term or in any one 12-month period, whichever is shorter, in excess of $50,000; (iii) each contract not made in the ordinary and usual course of business; (iv) each employment, severance and consulting contract; (v) each contract with any labor union or other labor organization; (vi) each guarantee or accommodation for which the underlying obligation is in excess of $50,000; (vii) each license and franchise relating to the business of Papetti's Hygrade or an Acquired Entity;
(viii) each lease of real or personal property which (a) has a term in excess of one year or (b) obligates Papetti's Hygrade or an Acquired Entity to pay, in one installment or in the aggregate over its term or one year, whichever is shorter, an amount in excess of $50,000; and (ix) each contract and agreement with Affiliates of Papetti's Hygrade or an Acquired Entity. Except as set forth on Schedule 4.12 hereto, Papetti's Hygrade and the Acquired Entities have performed all material obligations required to be performed by it to date and have not breached and are not in default under any material term of any agreement listed in Schedule 4.12 and, to the knowledge of Papetti's Hygrade and the Acquired Entities, all of the same are enforceable in accordance with their terms.

     4.13 Employee Benefit Plans.

           4.13.1 Schedule 4.13 hereof is a true and complete list of all pension, retirement, bonus, profit-sharing, deferred compensation, workers' compensation insurance, group insurance and other employee pension or welfare benefit plans of any type whatsoever entered into or maintained by Papetti's Hygrade and the Acquired Entities. All pension benefit plans entered into or maintained by Papetti's Hygrade and the Acquired Entities are qualified with the IRS, true and correct copies of which, together with copies of the most recent IRS determination letter for each plan have been provided to Michael on or before the date of this Agreement. Papetti's Hygrade and the Acquired Entities do not contribute to any employee benefit plan including any multi-employer benefit plan, except as listed on Schedule 4.13.

           4.13.2 Papetti's Hygrade and the Acquired Entities are in material compliance with and have filed, published and disseminated all reports, documents, statements and communications required to be filed, published or disseminated under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the rules and regulations promulgated under ERISA, and there is no additional funding requirement for any reason, including but not limited to, amendments or terminations of any employee benefit plan of Papetti's Hygrade or the Acquired Entities.

           4.13.3 To the knowledge of Papetti's Hygrade and the Acquired Entities after reasonable inquiry, none of the plans listed on Schedule 4.13 nor any fiduciary thereof has engaged in transactions which might subject any of the plans or any fiduciary thereof, or any party dealing with them, to the tax or penalty on prohibited transactions imposed by Section 4975 of the Code or to a civil penalty imposed by Section 502 of ERISA.

           4.13.4 Except as set forth on Schedule 4.13, no plan whose termination could result in a plan termination liability has been completely or partially terminated since September 2, 1974.

           4.13.5 None of the plans or trusts has incurred any accumulated funding deficiency, as such term is defined in Section 412 of the Code, whether or not such deficiency has been waived.

     4.14 Property. Schedule 4.14 hereof contains descriptions of the locations of Papetti's Hygrade and the Acquired Entities' plants and structures. Papetti's Hygrade and the Acquired Entities own or lease all the furniture, equipment and leasehold improvements located in the structures referred to in Schedule 4.14. All leases of property required to be capitalized for GAAP have been so capitalized and are reflected on the Balance Sheet. All other assets and property used in the business of Papetti's Hygrade and the Acquired Entities, and all assets and property reflected in the Balance Sheet, or acquired after the Balance Sheet Date (other than assets or property sold or otherwise disposed of in the ordinary course of business subsequent to such date) are or will be as of Closing in each case free and clear of all security interests, mortgages, pledges, liens, conditional sales agreements, leases, encumbrances or charges of any nature whatsoever except as expressly stated in Schedule 4.14. To Papetti's Hygrade's and the Acquired Entities' knowledge after reasonable inquiry, all real estate leased by Papetti's Hygrade and the Acquired Entities, their uses, appurtenances and improvements substantially comply with all applicable ordinances and regulations, building, and zoning laws. Except as set forth on
Schedule 4.14, the buildings, machinery and equipment currently used in the business of Papetti's Hygrade and the Acquired Entities are in good and serviceable condition, reasonable wear and tear excepted.

     4.15 No Defaults. The execution, delivery and performance by Papetti's Hygrade and the Acquired Entities of this Agreement and the Acquisition Agreements to which an Acquired Entity is a party will not, in any material respect (with respect to clauses (ii) through (iv), inclusive of this Section 4.15), (i) conflict with the Articles or Certificates of Incorporation, By-laws, or Limited Partnership Agreements, as applicable, of Papetti's Hygrade or the Acquired Entities, each as amended to date; (ii) conflict with, result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third-party right of termination, cancellation, modification or acceleration) under, any of the terms, conditions, or provisions of any trust agreement, voting agreement, shareholders agreement, voting trust, note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind affecting Papetti's Hygrade and the Acquired Entities or to which Papetti's Hygrade or any Acquired Entity is a party or by which any of the properties or assets of Papetti's Hygrade or the Acquired Entities are or may be bound; (iii) to Papetti's Hygrade and the Acquired Entities' knowledge after reasonable inquiry, violate any requirement of law applicable to Papetti's Hygrade and the Acquired Entities; or (iv) violate any order, injunction, judgment or decree of any court or other governmental authority or any determination of an arbitrator applicable to Papetti's Hygrade and the Acquired Entities or any of Papetti's Hygrade or the Acquired Entities' properties or business.

     4.16 Qualification/Subsidiaries and Other Interests. Papetti's Hygrade and the Acquired Entities are each duly qualified, certified or licensed in each state where it conducts business as identified in Schedule 4.16 hereof and where the failure to so qualify, license or certify would have a Material Adverse Effect with respect to Papetti's Hygrade and the Acquired Entities, taken as a whole. Papetti's Hygrade and the Acquired Entities have no subsidiary corporations or any other interest in any corporation, partnership, association or joint venture, other than as described on Schedule 4.16.

     4.17 Brokers. Except for Coopers and Lybrand, LLP, whose fee for investment banking advice and estate or tax planning for the Shareholders or Partners will be paid by the Shareholders and Partners, there is no broker or finder or other person who would have any valid claim against Papetti's Hygrade or the Acquired Entities for a commission or brokerage in connection with this Agreement or the transactions contemplated hereby and none of Papetti's Hygrade or the Acquired Entities have retained or employed any other broker, finder or person as such, nor taken any action which would give any other person any valid claim against any party hereto for such a commission or brokerage.

     4.18 Employees. Papetti's Hygrade and the Acquired Entities have delivered to Michael prior to or on the date of this Agreement, the names and present annual salaries, wages, commissions and bonuses ("Compensation") of all persons employed by Papetti's Hygrade and the Acquired Entities, which information also sets forth the names of all directors and officers of Papetti's Hygrade and the Acquired Entities, as applicable, and a description of any agreement with respect to the election or tenure of any of them as such. Except as disclosed on Schedule 4.18, Papetti's Hygrade and the Acquired Entities have no knowledge after reasonable inquiry, of any pending or threatened claims of employment discrimination, harassment or wrongful termination or of violation of any federal or state employment laws.

     4.19 Corporate Action. This Agreement and the Acquisition Agreements have been duly authorized, executed and delivered by Papetti's Hygrade and the Acquired Entities, as applicable, and upon the approval of the respective Shareholders or Partners, as applicable, of Papetti's Hygrade and each Acquired Entity, constitutes a legal, valid and binding agreement of Papetti's Hygrade and each Acquired Entity, enforceable against them in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

     4.20 Liabilities. As of the Balance Sheet Date, Papetti's Hygrade and the Acquired Entities had no material liabilities, absolute or contingent, which are not shown on the Balance Sheet or footnotes thereto. All liabilities, absolute or contingent, of Papetti's Hygrade and the Acquired Entities incurred subsequent to the Balance Sheet Date will have been incurred only in the ordinary course of business and Papetti's Hygrade and the Acquired Entities will, prior to the Closing, have obtained the consent of Michael to incur any single such liability incurred subsequent to the date of this Agreement other than in the ordinary course of business in excess of $50,000 individually.

     4.21 Tax Returns. Except as set forth in Schedule 4.21, all federal income tax returns, and other federal tax returns of every nature, and all foreign, state, county and local tax returns and declarations of estimated tax or estimated tax deposit forms required to be filed by Papetti's Hygrade and the Acquired Entities have been duly filed, and Papetti's Hygrade and the Acquired Entities have paid or reserved all Taxes which have become due and owing or pursuant to any assessment received by them and have paid all installments of estimated tax due. Other than Papetti's Hygrade which has requested an extension to file its federal and state income tax returns for the year ended October 31, 1995, the Acquired Entities have filed federal and state income tax returns for the 1995 tax year. Papetti's Hygrade will file its 1995 federal and state income tax returns on or prior to July 15, 1996. Where such returns and reports have not been audited and approved or settled, there has not been any waiver or extension of any applicable statute of limitations, and Papetti's Hygrade and the Acquired Entities have not received any notice of deficiency or adjustment. The amounts shown as provided for taxes on the Balance Sheet are sufficient for the payment of all respective federal, foreign, state, county and local taxes and the amounts shown as provided for taxes on each balance sheet of Papetti's Hygrade and the Acquired Entities provided prior to Closing will be sufficient for the payment of all respective federal, state, county and local taxes owed for periods prior to Closing.

     All Taxes and other assessments and levies which Papetti's Hygrade and the Acquired Entities are required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper governmental authorities or are held by Papetti's Hygrade and the Acquired Entities in separate bank accounts for such payment. All statements and reports required to be filed by Papetti's Hygrade and the Acquired Entities under the Code have been duly filed.

     Except as described on Schedule 4.21, there is not now pending or, to the knowledge of Papetti's Hygrade and the Acquired Entities, contemplated any audit of any payment, return or report made or filed by Papetti's Hygrade and the Acquired Entities or, to the knowledge of Papetti's Hygrade and the Acquired Entities any claimed failure to pay or report any kind of Tax which may be assessed by any taxing authority against Papetti's Hygrade or the Acquired Entities.

     An election under Code Section 1362(a) has been continuously in effect with respect to each Acquired Company throughout all of their respective taxable years except for Papetti's of Iowa as to which such election has been in effect for all taxable years since the taxable year for which the election was made and no event has occurred with respect to any Acquired Company that would cause such election to be revoked or invalid. Each such election will remain in effect with regard to the portion of the 1996 taxable year deemed to end on the Closing. The election under Code Section 1362(a) with respect to Papetti's of Iowa did not create any built in gain for federal income tax purposes. The Acquired Companies have made similar elections required under any state law in which each Acquired Company is required to file a state income tax return and such elections have continuously remained in effect throughout the periods referred to above.

     4.22 Banks. Schedule 4.22 hereof is a correct and complete list setting forth the name of each bank in which Papetti's Hygrade and the Acquired Entities have an account or safe deposit box, the names of all persons authorized to draw thereon or to have access thereto, and the name of each person holding a power of attorney from Papetti's Hygrade or an Acquired Entity.

     4.23 Disclosure by Papetti's Hygrade and the Acquired Entities. No representation or warranty made by Papetti's Hygrade and the Acquired Entities in this Agreement, and no statement made in any certificate to be delivered at the Closing, Exhibit or Schedule furnished or to be furnished in connection with the transactions herein contemplated, when taken as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation or warranty or any such statement not misleading at the time it was made by Papetti's Hygrade and the Acquired Entities. No disclosure of information with respect to any representation or warranty contained in this Agreement, or other matters contemplated by this Agreement, shall be deemed to have been made or given unless it expressly appears in this Agreement, or in a document submitted pursuant to a specific requirement of this Agreement.

     4.24 Conflict of Interest. Except as set forth on Schedule 4.24 hereof, no Shareholder, director, officer, employee or Partner of Papetti's Hygrade or any Acquired Entity or any relative of any of them, has: (i) loaned to or guaranteed the loan of a third party to Papetti's Hygrade or any

Acquired Entity or borrowed any money from Papetti's Hygrade or any Acquired Entity which remains outstanding; (ii) to Papetti's Hygrade and the Acquired Entities' knowledge after reasonable inquiry, any interest in any property, real or personal whether owned or leased, tangible or intangible, including but not limited to, software, inventions, patents, trade names or trademarks used in connection with or pertaining to the business of Papetti's Hygrade and the Acquired Entities or any lender, supplier, customer, sales representative or distributor of Papetti's Hygrade and the Acquired Entities; or (iii) any financial interest in any entity other than Papetti's Hygrade and the Acquired Entities that is engaged in the business of producing, processing or distributing eggs or egg products; provided, however that such Shareholder, director, officer, employee or Partner or relative thereof shall not be deemed to have such interest solely by virtue of the ownership of less than five percent (5%) of any stock or indebtedness of any publicly-held company, the stock or indebtedness of which is traded on a recognized stock exchange or over-the-counter if trades are reported on NASDAQ-NMS or an equivalent quotation system. Except as set forth on Schedule 4.24, all leases between Shareholders or Partners or their Affiliates and Papetti's Hygrade or any of the Acquired Entities are on terms no less favorable to Papetti's Hygrade or the Acquired Entities as could be obtained from unrelated parties.

     4.25 Securities Law Reporting. Neither Papetti's Hygrade nor any of the Acquired Entities are now and never have been subject to the reporting requirements of the SEC.

     4.26 Environmental and Health and Safety Matters.  Except as described on
Schedule 4.26, Papetti's Hygrade and the Acquired Companies are in substantial compliance with all applicable material laws and regulations related to the environmental, health and safety (including the United States Food and Drug Administration ("FDA") and state and local health laws), all required governmental permits have been obtained and are in effect, and no on-site storage, treatment or disposal of hazardous waste or material has been made (except in compliance with applicable laws and regulations). To Papetti's Hygrade and the Acquired Entities' knowledge after reasonable inquiry, there are no pending actions, proceedings or notices of potential action, and Papetti's Hygrade and the Acquired Entities have no knowledge of any facts that may lead to actions, proceedings or notices of potential action from any governmental agency regarding the condition of the properties leased by or personal property owned by Papetti's Hygrade and the Acquired Entities under environmental, health or safety laws (including FDA and state and local health laws), which Papetti's Hygrade and the Acquired Entities reasonably anticipate could have a Material Adverse Effect with respect to Papetti's Hygrade and the Acquired Entities, taken as a whole. To the knowledge of Papetti's Hygrade and the Acquired Entities after reasonable inquiry, Papetti's Hygrade and the Acquired Entities have lawfully disposed of their waste, including all hazardous substances and petroleum, and have no knowledge of any pending or threatened proceedings concerning waste disposal by Papetti's Hygrade and the Acquired Entities. Except as described on Schedule 4.26, there are no underground storage tanks, PCBs, asbestos, radon gas, harmful nuclear radiation, or hazardous wastes present on the properties leased by or personal property owned by Papetti's Hygrade and the Acquired Entities. All of Papetti's Hygrade and the Acquired Entities' products are labelled in accordance with FDA requirements.

     4.27 Americans with Disabilities Act and Occupational Safety and Health Act. Papetti's Hygrade and the Acquired Entities have no actual knowledge of any violations by Papetti's Hygrade or any Acquired Entity of the Federal Americans With Disabilities Act or

Occupational Safety and Health Act mandates and obligations, including but not limited to, facilities accessibility, equipment and plant safety, and employment practices.

                                   ARTICLE 5

                       REPRESENTATIONS AND WARRANTIES OF
                            MICHAEL AND ACQUISITION

     As an inducement for Papetti's Hygrade and the Acquired Entities to enter into this Agreement at the date hereof, Michael and Acquisition, jointly and severally, represent and warrant with and to Papetti's Hygrade and the Acquired Entities for the benefit of Papetti's Hygrade and the Acquired Entities and their respective Shareholders and Partners that:

     5.1 Incorporation. Michael and Acquisition are each corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and Nebraska, respectively. Each of Michael and Acquisition has full corporate power and corporate authority to carry on its business as it is now being conducted, to own and operate its assets, business and properties, to conduct its business as now conducted by it, to enter into this Agreement and the Acquisition Agreements and to perform their respective obligations hereunder and thereunder. A complete and correct copy of the Certificate of Incorporation and Bylaws (together with all amendments thereto and restatements thereof) of each of Michael and Acquisition have been delivered to the Representative prior to or on the date hereof.

     5.2 Corporate Action of Michael and Acquisition. This Agreement and the Acquisition Agreements have been duly authorized, executed and delivered by Michael and Acquisition and constitute a legal, valid and binding agreement of Michael and Acquisition, enforceable against each of them in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

     5.3 Capitalization. Michael has an authorized capital stock consisting of 25,000,000 shares of common stock, par value $.01 per share (the "Michael Common Stock") of which 19,379,274 are issued and outstanding and 3,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are outstanding. Acquisition has authorized capital stock consisting of 13,000 shares of common stock, par value $.10 per share and 1,676,660 shares of preferred stock, par value $.10 per share of which 12,000 shares of common stock and 1,469,742 shares of preferred stock are issued and outstanding. All of the outstanding shares of common stock and preferred stock of Acquisition are owned by Michael. No shares of any class or series are held in the treasury of Michael or Acquisition. Except as set forth in public filings made by Michael under the Exchange Act and the Securities Act, there are no other classes of equity, options, warrants, calls, rights or commitments or any other agreements of any character relating to the sale, issuance or voting of any shares of the Michael Common Stock or Acquisition Common Stock, or any securities convertible into or evidencing the right to purchase any shares of the Michael Common Stock or Acquisition Common Stock.

     5.4 Shareholders. All of the outstanding Michael Common Stock and the Acquisition Common Stock is validly issued, fully paid and non-assessable with no personal liability attaching to the ownership thereof and has not been issued in violation of the preemptive rights of any other shareholders. The shares of Michael Common Stock to be issued pursuant to the

Papetti's Hygrade Reorganization will, upon issuance after the Effective Time, be validly issued and outstanding, fully paid and non-assessable, not subject to any preemptive rights.

     5.5 Financial Statements. (i) The audited consolidated balance sheet of Michael as of December 31, 1995 and the unaudited condensed consolidated balance sheets of Michael as of March 31, 1996, and (ii) the related consolidated statements of income and retained earnings and the consolidated statements of cash flows for the fiscal years and periods then ended of Michael, together with the notes thereon, in the case of audited financial statements certified by the independent certified public accountants of Michael, have been delivered by Michael to Papetti's Hygrade and the Acquired Entities. Such audited financial statements and notes were prepared in accordance with GAAP consistently applied during the periods involved, are in accordance with the books and records of Michael and present fairly the financial condition and results of operation of Michael as of such dates and for such periods. The unaudited condensed consolidated financial statements as of and for the periods ended March 31, 1996 have been similarly prepared and present fairly the financial condition and results of operation of Michael as of such date and for such period, except for the lack of complete explanatory footnote disclosures required by GAAP. For purposes of this Agreement, the condensed consolidated Michael Balance Sheet at MarchE31, 1996 is sometimes referred to as the "Michael Balance Sheet" and the date thereof is referred to as the "Michael Balance Sheet Date."

     5.6 Business Since the Michael Balance Sheet Date.  Except as set forth on
Schedule 5.6 hereof, since the Michael Balance Sheet Date, there has not been any Material Adverse Effect with respect to Michael and Acquisition, including, but not limited to, any state or federal regulatory proceedings which could culminate in an order or other action, which could have such a material adverse change other than generally known industry trends and competitive conditions affecting the business of Michael and Acquisition.

     5.7 No Defaults. The execution, delivery and performance by Michael and Acquisition of this Agreement and the Acquisition Agreements to which either is a party will not, in any material respect (with respect to clauses (ii) through (iv), inclusive of this Section 5.7), (i) conflict with the Articles or Certificate of Incorporation or By-laws of Michael or Acquisition, both as amended to date; (ii) except as may be cured on or prior to Closing and as identified on Schedule 5.7 hereto, conflict with, result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third-party right of termination, cancellation, modification or acceleration) under, any of the terms, conditions or provisions of any trust agreement, voting agreement, shareholders agreement, voting trust, note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind affecting Michael and Acquisition or to which Michael or Acquisition is a party or by which any of the properties or assets of Michael or Acquisition are or may be bound; (iii) to Michael's and Acquisition's knowledge after reasonable inquiry, violate any requirement of law applicable to Michael and Acquisition; or (iv) violate any order, injunction, judgment or decree of any court or other governmental authority or any determination of an arbitrator applicable to Michael or Acquisition or any of Michael's or Acquisition's properties or business.

     5.8 Disclosure by Michael or Acquisition. No representation or warranty made by Michael and Acquisition in this Agreement, and no statement made in any certificate to be delivered at the Closing, Exhibit or Schedule furnished or to be furnished in connection with the transactions herein contemplated, when taken as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make such representation or warranty or any such statement not misleading at the time it was made by Michael and Acquisition.
No disclosure of information with respect to any representation or warranty contained in this Agreement, or other matter contemplated by this Agreement shall be deemed to have been given unless it expressly appears in this Agreement or in a document submitted pursuant to a specific requirement of this Agreement.

     5.9 Brokers. Except for Piper Jaffray, Inc., there is no broker or finder or other person who would have any valid claim against Michael or Acquisition for a commission or brokerage in connection with this Agreement or the transactions contemplated hereby and neither Michael nor Acquisition or any of their respective shareholders have retained or employed any such broker, finder or person as such, nor taken any action which would give any person any valid claim against any party hereto for such a commission or brokerage.

     5.10 Litigation, Claims. Except as set forth on Schedule 5.10 hereof, to Michael's and Acquisition's knowledge after reasonable inquiry, there are no actions, suits, proceedings or investigations (whether or not purportedly on behalf of Michael or Acquisition) pending or threatened against or affecting the ability of Michael or Acquisition to comply with their obligations under this Agreement at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign, which to Michael's and Acquisition's knowledge after reasonably inquiry, could have a Material Adverse Effect on Michael and Acquisition nor has any such action, suit, proceeding or investigation been pending during the twelve-month period preceding the date of this Agreement. Neither Michael nor Acquisition is operating under or subject to, or in default with respect to, any material order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign.

     5.11 Compliance with Laws. Except as set forth in Schedule 5.11 hereof, neither Michael nor Acquisition has received written notice and neither has any knowledge, having made reasonable inquiry, of any violation by Michael or Acquisition of laws, regulations and orders from any governmental entity having authority to enforce such laws, regulations and orders that would have a Material Adverse Effect on Michael and Acquisition, and Michael and Acquisition do not have any actual knowledge, having made reasonable inquiry, that any requirements of insurance carriers, applicable to Michael's or Acquisition's businesses, are not being adhered to in any material respect. To Michael's and Acquisition's knowledge after reasonable inquiry, no consent or approval by any governmental or quasi-governmental authority, other than compliance with HSR and applicable state corporation laws, is required on the part of Michael and Acquisition in connection with the execution, delivery and performance of this Agreement or the Acquisition Agreements or the consummation of the transactions contemplated hereby or thereby by Michael or Acquisition.

     5.12 Employee Benefit Plans.

           5.12.1 Schedule 5.12 hereof is a true and complete list of all pension, retirement, bonus, profit-sharing, deferred compensation, workers' compensation insurance, group insurance and other employee pension or welfare benefit plans of any type whatsoever entered into or maintained by Michael and

      Acquisition. All pension benefit plans entered into or maintained by Michael and Acquisition are qualified with the IRS, true and correct copies of which have been provided to Papetti's Hygrade and the Acquired Entities on or before the date of this Agreement. Neither Michael nor Acquisition contribute to any employee benefit plan including any multi-employer benefit plan, except as listed on Schedule 5.12.

           5.12.2 Michael and Acquisition are in material compliance with and have filed, published and disseminated all reports, documents, statements and communications required to be filed, published or disseminated under ERISA, and the rules and regulations promulgated under ERISA, and there is no additional funding requirement for any reason, including but not limited to, amendments or terminations of any employee benefit plan of Michael or Acquisition.

           5.12.3 To the knowledge of Michael and Acquisition after reasonable inquiry, none of the plans listed on Schedule 5.12 nor any fiduciary thereof has engaged in transactions which might subject any of the plans or any fiduciary thereof, or any party dealing with them, to the tax or penalty on prohibited transactions imposed by Section 4975 of the Code or to a civil penalty imposed by Section 502 of ERISA.

           5.12.4 No plan whose termination could result in a plan termination liability has been completely or partially terminated since September 2, 1974.

           5.12.5 None of the plans or trusts has incurred any accumulated funding deficiency, as such term is defined in Section 412 of the Code, whether or not such deficiency has been waived.

     5.13 Liabilities. As of the Michael Balance Sheet Date, neither Michael nor Acquisition had any material liabilities, absolute or contingent, which are not shown on the Michael Balance Sheet or footnotes thereto.

     5.14 Tax Returns. Except as set forth in Schedule 5.14, all federal income tax returns, and other federal tax returns of every nature, and all foreign, state, county and local tax returns and declarations of estimated tax or estimated tax deposit forms required to be filed by Michael or Acquisition have been duly filed, and Michael and Acquisition have paid or reserved all Taxes which have become due and owing or pursuant to any assessment received by it and have paid all installments of estimated tax due. Where such returns and reports have not been audited and approved or settled, there has not been any waiver or extension of any applicable statute of limitations, and neither Michael nor Acquisition have received any notice of a material deficiency or adjustment. The amounts shown as provided for taxes on the Balance Sheet are sufficient for the payment of all respective federal, foreign, state, county and local taxes for the reported periods.

     All Taxes and other assessments and levies which Michael and Acquisition are required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper governmental authorities or are held by Michael and Acquisition in separate bank accounts for such payment. All statements and reports required to be filed by Michael and Acquisition under the Code have been duly filed.

     Except as described on Schedule 5.14, there is not now pending or, to the knowledge of Michael and Acquisition, contemplated any audit of any payment, return or report made or filed by Michael or Acquisition or, to the knowledge of Michael and Acquisition, any claimed failure to pay or report any kind of Tax which may be assessed by any taxing authority against Michael or Acquisition.

     5.15 Environmental and Health and Safety Matters.  Except as described on
Schedule 5.15, Michael and Acquisition are in substantial compliance with all applicable material laws and regulations related to environmental, health and safety laws (including the FDA and state and local health laws), all required governmental permits have been obtained and are in effect, and no on-site storage, treatment or disposal of hazardous waste or material has been made (except in compliance with applicable laws and regulations). To Michael's and Acquisition's knowledge after reasonable inquiry, there are no pending actions, proceedings or notices of potential action, and Michael and Acquisition have no knowledge of any facts that may lead to actions, proceedings or notices of potential action from any governmental agency regarding the condition of the properties leased by or personal property owned by Michael and Acquisition under environmental, health or safety laws (including FDA and state and local health laws), which Michael and Acquisition reasonably anticipate could have a Material Adverse Effect with respect to Michael. To the knowledge of Michael and Acquisition after reasonable inquiry, Michael and Acquisition have lawfully disposed of their waste, including all hazardous substances and petroleum, and have no knowledge of any pending or threatened proceedings concerning waste disposal by Michael or Acquisition.

                                   ARTICLE 6

                     COVENANTS OF PAPETTI'S HYGRADE AND THE
                       ACQUIRED ENTITIES PENDING CLOSING

     Papetti's Hygrade and the Acquired Entities covenant and agree that from the date hereof to and including the Closing:

     6.1 Maintenance of Business. Papetti's Hygrade and the Acquired Entities shall continue to carry on their respective businesses, maintain their respective plants and equipment and keep their respective books of accounts, records and files in substantially the same manner as heretofore, except that Papetti's Hygrade and the Acquired Entities shall seek Michael's consent prior to incurring any material expense other than in the ordinary course of business. Papetti's Hygrade and the Acquired Entities will maintain in full force and effect insurance policies now in effect or substitute comparable policies therefor.

     6.2 Negative Covenants. Without the prior written consent of Michael or as set forth on Schedule 6.2 or as otherwise permitted herein, Papetti's Hygrade and the Acquired Entities shall not:

           6.2.1 Issue, sell, purchase or redeem, or grant options to purchase or otherwise agree to sell, purchase or redeem any shares of their capital stock or partnership interests or any other securities of Papetti's Hygrade and the Acquired Entities, as applicable;

           6.2.2 Amend their Articles of Incorporation, Bylaws or
      Limited Partnership Agreements;

           6.2.3 Incur or prepay any material liability for borrowed money, short-term debt or long-term debt (as those terms are defined in GAAP), other than in the ordinary course of business, consistent with past practices or in connection with this transaction;

           6.2.4 Pay or guarantee any obligation or liability other than obligations or liabilities reflected in the Balance Sheet, when due, liabilities incurred since the Balance Sheet Date in the ordinary course of business and obligations under contracts and agreements referred to in Schedules annexed hereto or entered into in the ordinary course of business;

           6.2.5 Adopt or modify any severance, consulting, bonus, pension, profit sharing or other compensation plan or enter into any contract of employment other than employment at will relationships in the ordinary course of business;

           6.2.6 Enter into or modify any material contract or commitment, incur any material liability, absolute or contingent, waive or fail to enforce any material right or enter into any other material transaction, other than in the ordinary course of business or in connection with this transaction;

           6.2.7 Take any action that would or might reasonably be expected to result in any representation or warranty set forth in this Agreement being or becoming untrue in any material respect or in any of the conditions to the consummation of the transactions contemplated by this Agreement set forth in Article 9 hereof not being satisfied;

           6.2.8 Have made or become obligated to make any dividend payment or other distribution to the Shareholders or Partners of Papetti's Hygrade or any Acquired Entity except for distributions with respect to net income of Papetti's Hygrade and the Acquired Entities accrued after the Balance Sheet Date;

           6.2.9 Enter into any supplier or distributor contract that cannot be terminated without penalty on sixty (60) days notice.

     6.3 Organization, Good Will. Papetti's Hygrade and the Acquired Entities shall preserve their business organizations intact, and use their best efforts to retain substantially as at present their respective employees and officers, and preserve the good will of their respective suppliers, customers and others having business relations with them.

     6.4 Loss of Key Employees, Customers, Suppliers, etc. Papetti's Hygrade and the Acquired Entities will advise Michael of the termination or threatened termination of employment of any key employee or officer of Papetti's Hygrade or an Acquired Entity or the loss of any material significant customer, supplier or distributor.

     6.5 Access to Plants, Files and Records. Papetti's Hygrade and the Acquired Entities acknowledge that as of the date this Agreement is executed, Michael has not completed Due Diligence (defined as those actions and investigations described in subsections (i) through (iv) below). Therefore, at the reasonable request of Michael and during normal business hours, Papetti's Hygrade and the Acquired Entities shall, from time to time, give or cause to be given to Michael, its officers, employees, accountants, counsel and authorized representatives full access to: (i) all of the property, accounts, books and other financial records, minute books, deeds, title papers, insurance policies, licenses, agreements, contracts, commitments, tax returns, records and files of every character, employees, equipment, machinery, fixtures, furniture, vehicles, notes and accounts payable and receivable and inventories of Papetti's Hygrade and the Acquired Entities; (ii) all such other information concerning the affairs of Papetti's Hygrade and the Acquired Entities as Michael may reasonably request; (iii) consult with the independent auditors of and counsel to Papetti's Hygrade and the Acquired Entities (including requesting access to the auditor's work papers) with respect to all matters, including, but not limited to, the financial condition of Papetti's Hygrade and the Acquired Entities and any legal and regulatory matters affecting Papetti's Hygrade and the Acquired Entities; (iv) at Michael's and Acquisition's cost and expense, inspect the plant, properties and operations of Papetti's Hygrade and the Acquired Entities, including performing a Phase I environmental audit (the "Environmental Audit"). A copy of the report of the Environmental Audit will be delivered promptly to Papetti's Hygrade and the Acquired Entities and Papetti's Hygrade and the Acquired Entities shall be afforded an opportunity to undertake a Phase II audit, if necessary with respect to any property, to prove to Michael's satisfaction that no material hazards exist with respect to such property. Papetti's Hygrade and the Acquired Entities shall be afforded a 60-day period after receipt from Michael of the Environmental Audit disclosing the same to cure or make satisfactory arrangements to cure any material environmental hazards which the Environmental Audit discloses exist and Michael and Acquisition shall keep confidential all information regarding any such hazards unless legally required to disclose it.

     6.6 Options, Warrants, Rights. Papetti's Hygrade and the Acquired Companies will retire, terminate or cancel all existing options, warrants, conversion rights or other rights to acquire Papetti's Hygrade Common Stock and the Acquired Company Common Stock, including but not limited to, any such options, warrants or rights listed in
Schedule 4.2 hereof.

     6.7 Third Party Consents. Papetti's Hygrade and the Acquired Entities will obtain or cause to be obtained, the consent of any third party whose consent is required by Papetti's Hygrade and the Acquired Entities in order that the transactions contemplated by this Agreement may be consummated without violation of any representation, warranty or covenant made by any of them in this Agreement; provided, however, that Papetti's Hygrade and the Acquired Entities shall not be required to make any material payment to such third party or otherwise incur any obligation in order to obtain any such consent.

     6.8 Notice of Proceeding. Papetti's Hygrade and the Acquired Entities will, upon becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereunder, or upon receiving any notice from any governmental department, court, agency or commission of its intention to institute an investigation into, or institute a suit or proceeding to restrain or enjoin the consummation of this Agreement or the transactions contemplated hereunder, or to nullify or render ineffective this Agreement or the transactions contemplated hereunder if consummated, promptly notify Michael in writing of such order, decree, complaint or notice.

     6.9 Confidential Information. From the date hereof until the Closing or, if, for any reason, the transactions contemplated by this Agreement are not consummated, Papetti's Hygrade and the Acquired Entities shall not disclose to third parties or otherwise use any confidential information received from Michael or Acquisition in the course of investigating, negotiating and performing the transactions contemplated by this Agreement; provided, however, that nothing shall be deemed to be confidential information which:

           6.9.1 is known to Papetti's Hygrade or any Acquired Entity at the time of disclosure by Michael or Acquisition;

           6.9.2 becomes publicly known or available without the disclosure thereof by Papetti's Hygrade or any Acquired Entity in violation of this Agreement; or

           6.9.3 is rightfully received by Papetti's Hygrade or any Acquired Entity from a third party.

     6.10 Financial Statements Subsequent to Balance Sheet Date. Papetti's Hygrade and the Acquired Entities shall deliver to Michael interim unaudited combined financial statements (including elimination of intercompany transactions) of Papetti's Hygrade and the Acquired Entities for each month after the month ending March 31, 1996 no later than thirty (30) days after the end of each such month until the Closing shall have occurred or until this Agreement is terminated pursuant to Section 13.1. Such financial statements will be prepared in accordance with GAAP applied on a consistent basis during the period involved (except such financial statements shall not include the footnotes required under GAAP), will present fairly the financial condition and results of operations of Papetti's Hygrade and the Acquired Entities as of such dates and for such periods, and will be in accordance with the books and records of Papetti's Hygrade and the Acquired Entities. As soon as practicable after execution and delivery of this Agreement, Papetti's Hygrade and the Acquired Entities shall deliver to Michael audited financial statements for each of the acquired entities for each of the last two fiscal years, in each case in compliance with Regulation S-X of the SEC. Michael will cooperate with Papetti's

Hygrade and the Acquired Entities in the preparation and review of these audited financial statements.

     6.11  Employees.  Prior to the Closing, and except as set forth in
Schedule 6.11 hereof, without the written consent of Michael thereto, Papetti's Hygrade and the Acquired Entities will not increase the rate of compensation of or grant any severance, bonus or other employee benefit to any employee, or commit itself to or announce the granting of any such increase in compensation, bonus or other employee benefit to become effective on or after the Closing.
At or before the Closing, Papetti's Hygrade and the Acquired Entities shall deliver to Michael a list of Papetti's Hygrade and the Acquired Entities' employees as of the end of the fiscal quarter immediately preceding the Closing, indicating the following information for each employee:

           6.11.1 his or her compensation and any applicable severance arrangement;

           6.11.2 whether remunerated on an hourly, weekly or monthly basis;

           6.11.3 date of most recent commencement of service with Papetti's Hygrade and the Acquired Entities; and

           6.11.4 accrued holiday, vacation, sick leave, long service entitlement (if any) and permitted time-off due as compensation for additional time worked.

     6.12 Corporate Action. Subject to the provisions of this Agreement, Papetti's Hygrade and the Acquired Entities will take all necessary corporate and other action, including approval of the Papetti's Hygrade Reorganization, the Mergers and the Asset Acquisitions by the

Shareholders and Partners, as applicable, required to carry out the transactions contemplated by this Agreement; provided, however, that nothing in this Article 6 or anywhere else in this Agreement shall require Papetti's Hygrade and the Acquired Entities to carry out such transactions if the conditions to Closing have not been satisfied.

     6.13 Closing Best Efforts. Papetti's Hygrade and the Acquired Entities shall (i) act in good faith and use their respective best efforts to consummate the transactions contemplated by this Agreement in accordance with the terms of this Agreement as soon as is reasonably practicable including, without limitation, (A) the execution and/or delivery of the Acquisition Agreements, the Shareholder Agreement, the Employment and Non-Compete Agreements, the Settlement Agreement, and the Related Party Leases, as applicable, and (B) obtain, make and file all governmental reviews, applications, consents, notices and other documents required to have been obtained, made and filed in connection with this Agreement and the transactions contemplated herein by Papetti's Hygrade and the Acquired Entities and cooperate with Michael with regard to its required governmental reviews, applications, consents, notices and other such documents in connection with this Agreement and the transactions contemplated herein and (ii) not take any action (except as required by law) that would materially impede or delay the transactions contemplated hereunder or the ability of Michael or Acquisition to perform their covenants and agreements provided herein.

     6.14 Exclusivity. Unless this Agreement has been terminated as provided in Section 13.1, Papetti's Hygrade and the Acquired Entities shall not solicit any bid or offer from a prospective purchaser of Papetti's Hygrade and the Acquired Entities, or entertain any proposal to sell all or substantially all of the assets of Papetti's Hygrade and the Acquired Entities or merge or consolidate with another party. Prior to Closing, Papetti's Hygrade and the Acquired Entities will not provide any information with respect to Papetti's Hygrade and the Acquired Entities or their respective businesses to any third party, other than Michael and other than in the ordinary course of business, without the prior consent of Michael.

     6.15 Supplements to Schedules. Papetti's Hygrade and the Acquired Entities shall, not later than five (5) business days prior to the Closing, deliver to Michael a written notice setting forth any and all facts, conditions, occurrences, changes and other matters in each case occurring after the date hereof that will cause the representations and warranties of Papetti's Hygrade and the Acquired Entities contained herein (including the Schedules) not to be true and correct in all material respects on and as of the Effective Time with the same effect as though made on and as of the Effective Time. Such notice shall specifically refer to this Section 6.15, shall be true, complete and correct and in reasonable detail, and shall specifically identify each representation or warranty so affected and the specific manner in which it is so affected. In the event that Papetti's Hygrade and the Acquired Entities shall deliver such notice and Michael shall nevertheless proceed to consummate the Closing, the facts, conditions, occurrences, changes and other matters in each case, occurring after the date hereof so disclosed as to each representation and warranty contained herein (including the Schedules) shall be deemed to constitute an exception to such representation or warranty reflecting the facts, conditions, occurrences, changes and other matters so disclosed with the same effect as if such exception had been made in this Agreement (including the Schedules).

                                   ARTICLE 7

                      COVENANTS OF MICHAEL AND ACQUISITION
                                PENDING CLOSING

     Michael and Acquisition covenant and agree that from the date hereof to and including the Closing:

     7.1 Corporate Action. Subject to the provisions of this Agreement, Michael and Acquisition will take all necessary corporate and other action, including, if required, approval of the Papetti's Hygrade Reorganization, the Mergers and the Asset Acquisitions by Michael's or Acquisition's shareholders, required to carry out the transactions contemplated by this Agreement; provided, however, that nothing in this Article 7 or anywhere else in this Agreement shall require Michael or Acquisition to carry out such transactions if the conditions to Closing have not been satisfied.

     7.2 Confidential Information. From the date hereof until the Closing, or if, for any reason, the transactions contemplated by this Agreement are not consummated, Michael and Acquisition shall not disclose to third parties or otherwise use any confidential information received from Papetti's Hygrade or the Acquired Entities in the course of investigating, negotiating and performing the transactions contemplated by this Agreement; provided, however, that nothing shall be deemed to be confidential information which:

           7.2.1 is known to Michael and Acquisition at the time of its disclosure by Papetti's Hygrade or the Acquired Entities;

           7.2.2 becomes publicly known or available without the disclosure thereof by Michael or Acquisition in violation of this Agreement; or

           7.2.3 is rightfully received by Michael or Acquisition from a third party.

     7.3 Third Party Consents. Michael and Acquisition will obtain or cause to be obtained, the consent of any third party whose consent is required by Michael or Acquisition in order that the transactions contemplated by this Agreement may be consummated without violation of any representation, warranty or covenant made by either of them in this Agreement; provided, however, that Michael and Acquisition shall not be required to make any material payment to such third party or otherwise incur any obligation in order to obtain such consent.

     7.4 Notice of Proceedings. Michael and Acquisition will, upon becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereunder, or upon receiving any notice from any governmental department, court, agency or commission of its intention to institute an investigation into, or institute a suit or proceeding to restrain or enjoin the consummation of this Agreement or the transactions contemplated hereunder, or to nullify or render ineffective this Agreement or the transactions, if consummated, promptly notify Papetti's Hygrade and the Acquired Entities in writing of such order, decree, complaint or notice.

     7.5 Due Diligence Access. Michael and Acquisition acknowledge that as of the date this Agreement is executed, Papetti's Hygrade and the Acquired Entities have not completed Due Diligence (for purposes of this Section 7.5, "Due Diligence" shall include consultation with all executive officers of Michael and the independent auditors of and counsel to Michael to obtain information necessary to verify and confirm the representations and warranties of Michael and Acquisition set forth herein and examination of all public filings of Michael under the Exchange Act and the Securities Act). Therefore, at the reasonable request of Papetti's Hygrade and the

Acquired Entities during normal business hours, Michael shall, from time to time, give Papetti's Hygrade and the Acquired Entities, their officers, employees, accountants, counsel and authorized representatives access to Michael's executive officers, independent auditors and counsel to complete and conduct Due Diligence.

     7.6 Closing Best Efforts. Michael and Acquisition shall (i) act in good faith and use their respective best efforts to consummate the transactions contemplated by this Agreement in accordance with the terms of this Agreement as soon as is reasonably practicable including, without limitation, (A) the execution and/or delivery of the Acquisition Agreements, the Shareholder Agreement, the Employment and Non-Compete Agreements, the Settlement Agreement, and the Related Party Leases, and (B) obtain, make and file all governmental reviews, applications, consents, notices and other documents required to have been obtained, made and filed in connection with this Agreement and the transactions contemplated herein by Michael and Acquisition and cooperate with Papetti's Hygrade and the Acquired Entities with regard to their required governmental reviews, applications, consents, notices and other such documents in connection with this Agreement and the transactions contemplated herein, and
(ii) not take any action (except as required by law) that would materially impede or delay the transactions contemplated hereunder or the ability of the Acquired Entities to perform their covenants and agreements provided herein.

     7.7 Supplements to Schedules. Michael shall, not later than five (5) business days prior to the Closing, deliver to the Representative a written notice setting forth any and all facts, conditions, occurrences, changes and other matters in each case occurring after the date hereof that will cause the representations and warranties of Michael and Acquisition contained herein

(including the Schedules) not to be true and correct in all material respects on and as of the Effective Time with the same effect as though made on and as of the Effective Time. Such notice shall specifically refer to this Section 7.7, shall be true, complete and correct and in reasonable detail, and shall specifically identify each representation or warranty so affected and the specific manner in which it is so affected. In the event that Michael shall deliver such notice and Papetti's Hygrade and the Acquired Entities shall nevertheless proceed to consummate the Closing, the facts, conditions, occurrences, changes and other matters in each case, occurring after the date hereof so disclosed as to each representation and warranty contained herein (including the Schedules) shall be deemed to constitute an exception to such representation or warranty reflecting the facts, conditions, occurrences, changes and other matters so disclosed with the same effect as if such exception had been made in this Agreement (including the Schedules).

     7.8 Actions to Allow the Appointment of Representatives to the Board of Directors of Michael. Michael shall obtain all of the necessary director and/or stockholder approvals required to elect or appoint Stephen Papetti and Arthur J. Papetti to Michael's Board of Directors to serve for an initial period beginning on the Closing and ending on the date of Michael's next annual meeting of stockholders or until their respective successors are duly elected and qualified. In addition, in connection with any annual meeting of stockholders of Michael that occurs prior to the third anniversary of the Closing, the Shareholders of Papetti's Hygrade shall be entitled to nominate:
(i) two directors to the slate of directors to be proposed by the Board of Directors of Michael provided that such Shareholders then beneficially own in the aggregate 10% or more of the outstanding shares of Michael Common Stock, or
(ii) one
director to the slate of directors to be proposed by the Board of Directors of Michael if such Shareholders beneficially own in the aggregate less than 10% of the outstanding shares of Michael Common Stock. The Shareholders of Papetti's Hygrade designated nominees shall be given to Michael within 30 days following the end of each calendar year through notice given by the Representative to Michael.
                                   ARTICLE 8

                        CONDITIONS TO THE OBLIGATIONS OF
                  PAPETTI'S HYGRADE AND THE ACQUIRED ENTITIES

     The obligations of Papetti's Hygrade and the Acquired Entities under this Agreement are, at the option of Papetti's Hygrade and the Acquired Entities, subject to the fulfillment of the following conditions prior to or at the
Closing:

     8.1   Representations, Warranties, Covenants.

           8.1.1 All representations and warranties of Michael and Acquisition contained in this Agreement and in any certificate, Exhibit or Schedule to be delivered by Michael or Acquisition pursuant hereto or in connection with the transactions contemplated hereby shall be true and accurate in all material respects as of the date when made and shall be deemed to be made again at and as of the Closing and shall then be true and accurate in all material respects;

           8.1.2 Michael and Acquisition shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by them prior to or at the Closing;

           8.1.3 Acquisition's sole shareholder shall have approved the Mergers, the Asset Acquisitions, this Agreement and the transactions contemplated thereby in accordance with applicable law; and

           8.1.4 Michael and Acquisition each shall have delivered to Papetti's Hygrade and the Acquired Entities a certificate of an officer of Michael and Acquisition, dated as of the Closing, certifying to the fulfillment of the conditions set forth in this Section 8.1.

     8.2 Proceedings. No order, judgment or decree of any court or other governmental agency shall have been issued which enjoins, prohibits or modifies the consummation of the transactions contemplated by this Agreement and no proceedings seeking any such relief before any court or governmental agency shall have been initiated.

     8.3 Proceedings and Instruments Satisfactory. All proceedings, corporate or otherwise, to be taken in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be reasonably satisfactory in form and substance to Papetti's Hygrade and the Acquired Entities and Michael and Acquisition shall have furnished to Papetti's Hygrade and the Acquired Entities certified copies of such proceedings and such other instruments and documents as Papetti's Hygrade and the Acquired Entities shall have reasonably requested.

     8.4 Acquisition Agreements. All of the transactions contemplated in the Acquisition Agreements shall stand ready to be simultaneously consummated with the Papetti's Hygrade Reorganization and the Mergers.

     8.5 HSR Notification and Consents. An HSR pre-merger notification shall have been made and the notification period shall have expired and all other consents required for the consummation of the transaction contemplated herein shall have been obtained or waived.

     8.6 Federal Tax Opinion. An opinion of Coopers & Lybrand, LLP, dated as of the date of Closing shall have been obtained with respect to the Papetti's Hygrade Reorganization, based on customary reliance and subject to customary qualifications, including the fact that the Restructuring has been or will be completed in accordance with its terms, to the effect that for federal income tax purposes:

           8.6.1 The Papetti's Hygrade Reorganization will qualify as a "reorganization" under Section 368(a) of the Code;

           8.6.2 No gain or loss will be recognized by any Papetti's Hygrade Shareholder (except in connection with the receipt of cash) upon the exchange of the Papetti's Hygrade Preferred Stock and the Papetti's Hygrade Common Stock for Michael Common Stock in the Papetti's Hygrade Reorganization;

           8.6.3 The basis of the Michael Common Stock received by a Shareholder of Papetti's Hygrade who exchanges Papetti's Hygrade Preferred Stock and the Papetti's Hygrade Common Stock for Michael Common Stock will be the same as the basis of the Papetti's Hygrade Preferred Stock and the Papetti's Hygrade Common Stock surrendered in exchange therefor (subject to any adjustments required as the result of receipt of cash in lieu of a fractional share of Michael Common Stock); and

           8.6.4 The holding period of the Michael Common Stock received by a Shareholder of Papetti's Hygrade receiving Michael Common Stock will include the period during which the Papetti's Hygrade Preferred Stock and the Papetti's Hygrade Common Stock surrendered in exchange therefor was held (provided that the Papetti's Hygrade Preferred Stock and the Papetti's Hygrade Common Stock of such Papetti's Hygrade Shareholder was held as a capital asset at the Effective Time).

     8.7 Opinion of Counsel to Michael. Papetti's Hygrade and the Acquired Entities shall have received an opinion letter dated as of the Closing addressed to Papetti's Hygrade and the Acquired Entities from Maun & Simon, PLC, counsel to Michael and Acquisition, in the form of Exhibit D hereto.

     8.8 Certificate of Incumbency. Michael shall have furnished to Papetti's Hygrade and the Acquired Entities a Certificate of the Secretary of Michael and Acquisition, certified as of the Closing, as to the incumbency and signatures of the officers of Michael and Acquisition executing this Agreement and any document contemplated or delivered under this Agreement.

     8.9 Resolutions. Michael shall have delivered to Papetti's Hygrade and the Acquired Entities at the Closing, certified copies of resolutions adopted by the Board of Directors of Michael and the Board of Directors and shareholders of Acquisition adopting and approving this Agreement and the transactions contemplated hereby.

     8.10 Employment and Non-Compete Agreement. At the Closing, Michael shall have executed and delivered to the Representative employment and non-compete agreements with Arthur Papetti, Anthony Papetti, Stephen Papetti, Alfred Papetti, Arthur J. Papetti and Tina Marie Noll in substantially the form attached hereto and made a part hereof as Exhibit E, (with such changes in amount of compensation as agreed upon in each case) (the "Employment and Non-Compete Agreements").


     8.11 Certificates of Good Standing. Michael and Acquisition shall have delivered to Papetti's Hygrade and the Acquired Entities Certificates of Good Standing (or its equivalent) issued by the Secretary of State of Delaware and Nebraska, respectively, to the effect that Michael and Acquisition are duly organized and in good standing under the laws of Delaware and Nebraska, respectively, as of a date not more than ten (10) days prior to the Closing.

     8.12 Shareholder Agreement. Michael shall have executed and delivered to the Representative at the Closing, the Shareholder Agreement.

     8.13 Settlement Agreement. At the Closing, Michael and North Carolina State University shall have executed and delivered to the Representative a settlement agreement in substantially the form attached hereto as Exhibit F (the "Settlement Agreement").

     8.14 Related Party Leases. At the Closing, Michael or Acquisition shall have executed and delivered leases reasonably acceptable to the owners of the real property set forth on Schedule 8.14 (the "Leased Property") with basic terms and rental payments, as set forth in Schedule 8.14 (the "Lease Terms") for the real property or facilities identified therein leased to the Acquired Entities (the "Related Party Leases"), it being understood that the rental payments set forth in Schedule 8.14 are not in excess of rental rates for the Leased Property in effect prior to this Agreement, except as otherwise noted therein.

     8.15 No Material Adverse Effect. There shall have been no Material Adverse Effect with respect to Michael.

     8.16 Appointment of Representatives to the Board of Directors of Michael. Michael shall have taken all necessary actions to assure the immediate appointment of Stephen Papetti and Arthur J. Papetti to the Board of Directors of Michael, effective immediately upon Closing of the transactions contemplated by this Agreement.

                                   ARTICLE 9

                        CONDITIONS TO THE OBLIGATIONS OF
                            MICHAEL AND ACQUISITION

     The obligations of Michael and Acquisition under this Agreement are, at the option of Michael and Acquisition, subject to the fulfillment of the following conditions prior to or at the Closing:

     9.1   Representations, Warranties, Covenants.

           9.1.1 All representations and warranties of Papetti's Hygrade and the Acquired Entities contained in this Agreement and in any certificate, Exhibit or Schedule to be delivered by Papetti's Hygrade and the Acquired Entities pursuant hereto or in connection with the transactions contemplated hereby shall be true and accurate in all material respects as of the date when made and shall be deemed to be made again at and as of the Closing and shall then be true and accurate in all material respects;

           9.1.2 Papetti's Hygrade and the Acquired Entities shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by them prior to or at the Closing;

           9.1.3 The Papetti's Hygrade Reorganization, the Mergers, the Asset Acquisitions and this Agreement shall have been duly approved by the Shareholders and Partners, as applicable, of Papetti's Hygrade and the Acquired Entities;

           9.1.4 The Representative shall have delivered to Michael at the Closing, a certificate certifying to the fulfillment of the conditions set forth in this Section 9.1.

     9.2 Proceedings. No order, judgment or decree of any court or other governmental agency shall have been issued which enjoins, prohibits or modifies the consummation of the transactions contemplated by this Agreement and no proceeding seeking any such relief before any court or governmental agency shall have been initiated.

     9.3 Proceedings and Instruments Satisfactory. All proceedings, corporate or otherwise, required to be taken by Papetti's Hygrade and the Acquired Entities in connection with the transactions contemplated by this Agreement shall have been taken and all documents incident hereto shall be reasonably satisfactory in form and substance to Michael and Papetti's Hygrade and the Acquired Entities shall have furnished Michael with certified copies of such proceedings and such other instruments and documents as Michael shall have reasonably requested.

     9.4 Consents of Papetti's Hygrade and the Acquired Entities' Creditors and Others. If required by Michael in writing, each instrument or other agreement or document under which Papetti's Hygrade or an Acquired Entity has incurred or may incur material debt or other material performance obligations shall have been amended where necessary or appropriate, without the assumption by Michael, Papetti's Hygrade or the Acquired Entities of any additional obligation or cost and in a manner reasonably satisfactory in form and substance to Michael, Papetti's Hygrade and the Acquired Entities, so as to permit the transactions contemplated by this Agreement without a default or acceleration of any obligation thereunder and to provide that none of Michael, Papetti's Hygrade or the Acquired Entities shall become liable, contingently or otherwise, by reason of consummation of such transactions, for acceleration of payment or other acceleration of performance of such material debt or obligations.

     9.5 HSR Notification. An HSR pre-merger notification shall have been made and the notification period shall have expired.

     9.6   Resolutions.      Papetti's Hygrade and the Acquired Entities shall
have delivered to Michael at the Closing certified copies of resolutions adopted by the Board of Directors and Shareholders of Papetti's Hygrade and the Acquired Companies and the Partners of the Acquired Partnerships adopting and approving this Agreement and the transactions contemplated hereby.

     9.7 Certificates of Good Standing. Papetti's Hygrade and the Acquired Entities shall have delivered to Michael a Certificate of Good Standing (or its equivalent) issued by the Secretary of State of the applicable state of incorporation or organization to the effect that Papetti's Hygrade and such Acquired Entity is duly organized and in good standing under the laws of such state, as of a date not more than ten (10) days prior to the Closing and certificates of good standing from each state in which Papetti's Hygrade and each Acquired Entity is qualified to do business, each as of a date not more than twenty (20) days prior to the Closing.

     9.8 Certificate of Incumbency. Papetti's Hygrade and the Acquired Entities shall have furnished to Michael a Certificate of the Secretary of Papetti's Hygrade and each such Acquired Entity, certified as of the Closing, as to the incumbency and signatures of the officers of Papetti's Hygrade and the Acquired Entities executing this Agreement and any document contemplated or delivered under this Agreement.

     9.9 Employment and Non-Compete Agreement. At the Closing, Arthur N. Papetti, Anthony Papetti, Stephen Papetti, Alfred Papetti, Arthur J. Papetti and Tina Marie Noll shall have executed and delivered the Employment and Non-Compete Agreements to Michael.


     9.10 Indebtedness. At the Effective Time, the aggregate indebtedness of Papetti's Hygrade, the Acquired Companies and the Acquired Partnerships assumed by Michael shall not exceed $28,300,000. "Indebtedness" means obligations of Papetti's Hygrade and the Acquired Entities owed to third parties other than Papetti's Hygrade and the Acquired Entities for money borrowed and capitalized lease obligations.

     9.11 Acquisition Agreements. All of the transactions contemplated in the Acquisition Agreements shall stand ready to be simultaneously consummated with the Papetti's Hygrade Reorganization and the Mergers.


     9.12 Related Party Indebtedness. All amounts owing to Papetti's Hygrade, Papetti's of Iowa and Quaker from Affiliates other than Acquired Entities shall be discharged or eliminated in an amount not to exceed $3,700,000 and any amount in excess of the amount so eliminated or discharged shall be paid prior to Closing.

     9.13 Shareholder Agreement. At the Closing, the Shareholders and Sellers named in the Shareholder Agreement and the Representative shall have executed and delivered the Shareholder Agreement to Michael.

     9.14 Opinion of Counsel to Papetti's Hygrade and Acquired Entities. Michael shall have received opinion letters dated as of the Closing addressed to Michael from Thompson Coburn and O'Connor, Morss & O'Connor, counsel to Papetti's Hygrade and the Acquired Entities in the form of Exhibit G hereto.

     9.15 Settlement Agreement. At Closing, Papetti's Hygrade shall have executed and delivered the Settlement Agreement to Michael and North Carolina State University.

     9.16 Related Party Leases. At the Closing, the owners of the Leased Property shall have executed and delivered leases reasonably acceptable to Michael for the Leased Property in accordance with the Lease Terms.

     9.17 No Material Adverse Effect. There shall have been no Material Adverse Effect with respect to Papetti's Hygrade and the Acquired Entities, taken as a whole.

     9.18 Tax Opinion. Coopers & Lybrand, LLP shall have delivered to the Shareholders of Papetti's Hygrade the opinion required by Section 8.6 of this Agreement.

                                   ARTICLE 10

                                OTHER AGREEMENTS

     10.1 Employee Benefits to be Granted to Employees of Papetti's Hygrade and Acquired Entities. After the Closing, Michael will provide to the employees of Papetti's Hygrade and the Acquired Entities benefits no less favorable than those provided by Michael to its employees from time to time. Michael will recognize the past services of the employees of Papetti's

Hygrade and the Acquired Entities for the purposes of eligibility to participate, vesting and eligibility for benefits under its plans and for purposes of benefit accrual. Nothing contained herein shall be construed as an obligation to continue the employment of any employee of Papetti's Hygrade and the Acquired Entities not subject to an Employment and Non-Compete Agreement or to in any way limit the ability of Michael or Acquisition to alter the terms or conditions of employment of any employee of Papetti's Hygrade or the Acquired Entities not subject to an Employment and Non-Compete Agreement other than as contemplated by the first two sentences of this Section 10.1.

     10.2 Post-Closing Conduct. Except for the Restructuring which will be consummated as provided in the Restructuring agreement and disclosed in Michael's public filings, Michael and Acquisition agree that they will not take or cause to be taken any action or actions which will disqualify the Papetti's Hygrade Reorganization as a reorganization within the meaning of Section 368(a) of the Code.


     10.3 Quaker Tax Refund. Michael and Acquisition agree that they will endorse, as necessary, and promptly forward to the Representative for pro rata distribution to the Shareholders of Quaker, all Quaker tax refunds received with respect to periods prior to the Closing, including, without limitation, a refund from the State of Pennysylvania in the approximate amount of $500,000. If the State of Pennysylvania thereafter determines that the refund was erroneous and demands repayment from Michael or Acquisition, the Shareholders of Quaker shall assume the defense of such claim and promptly pay any liability finally determined to be payable to the State of Pennsylvania or reimburse Michael or Acquisition if either of them is required to repay the refund.


     10.4 Agreement with Respect to Sunbest-Papetti Farms Assets. Papetti's Hydgrade and the Acquired Entities, on the one hand, and Michael, on the other hand, shall use their respective reasonable best efforts to cause Sunbest-Papetti Farms ("Sunbest-Papetti") to agree to (i) sell certain assets and to transfer certain liabilities of Sunbest-Papetti (such assets and liabilities to be sold and transferred being identified in Schedule 10.4 to this Agreement) to Acquisition on terms mutually agreeable to Michael and Sunbest-Papetti and (ii) lease to Acquisition the Sunbest-Papetti laying facilities at Closing on terms that are mutually agreeable to Michael and Sunbest-Papetti. The Sunbest-Papetti purchase agreement shall require Papetti Farms, Inc. to deliver to Michael upon closing of that transaction its interest in the assets and liabilities listed on
Schedule 10.4 without additional consideration and Michael shall purchase at such closing the remaining partnership interest in the assets and liabilities set forth on Schedule 10.4. If the parties are unable to cause Sunbest-Papetti to agree to the foregoing, Papetti's Hygrade and the Acquired Entities, on the one hand, and Michael and Acquisition, on the other hand, shall prior to Closing, agree in good faith to a mutually acceptable resolution of the Papetti Farms, Inc. interest in Sunbest-Papetti.


     10.5 Allocation of Consideration Paid to the Acquired Companies and the Acquired Partnerships to Assets Purchased. The Acquired Companies and Acquired Partnerships, on the one hand, and Michael or Acquisition, on the other hand, shall have allocated the consideration with respect to the Acquired Companies and Acquired Partnerships pursuant to Sections 2.2 and 2.3 of this Agreement between the assets of the Acquired Companies and Acquired Partnerships prior to Closing. None of the Acquired Companies or Acquired Partnerships nor Michael or Acquisition shall take a position in any tax return, examination or other administrative or judicial proceeding relating to any such return that is inconsistent with the allocation as is agreed to by the parties pursuant to this Section 10.4. Acquisition shall prepare and the Acquired Entities shall agree in advance of its filing with the IRS, an allocation of assets as set forth in IRS Form 8594.

     10.6 Release of Individual Guarantors from Guarantees Relating to Indebtedness Assumed. On or prior to the Closing Date, Michael and Acquisition shall take any and all actions that are reasonably necessary or required to effect the release of the personal guarantees set forth in Schedule 4.24 of this Agreement to the extent that such guarantees have not otherwise been released prior to or at the Closing.

           10.7 Draft of Tax Opinion. Upon receipt of a draft of the tax opinion referenced in Section 8.6 hereof, Papetti's Hygrade shall promptly deliver to Michael a copy thereof.

                                   ARTICLE 11

                          GENERAL INDEMNITY AGREEMENTS

     11.1 Individual Indemnitor's Agreements. All representations and warranties made in this Agreement by Papetti's Hygrade and the Acquired Entities are made to and for the benefit of both Michael and Acquisition. With respect to all such representations and warranties in this Agreement (and/or in the Schedules attached hereto and the certificates to be delivered by Papetti's Hygrade and the Acquired Entities at the Closing), Stephen Papetti, Alfred Papetti and Arthur J. Papetti (the "Individual Indemnitors") shall, for the period specified below, jointly and severally indemnify Michael and Acquisition against and hold Michael and Acquisition harmless from any and all claims, actions, suits, liabilities, losses, damages and expenses of every nature and character (including, but not limited to, all reasonable attorneys' fees and all amounts paid in settlement of any claims, actions or suits), ("Losses") which arise or result directly or indirectly from any breach of any such representation or warranty; provided, however, that, except as provided in the last sentence of this Section 11.1 the indemnification obligation contained in this Section 11.1 shall not apply to any Losses which arise or result directly or indirectly from any such matters unless a Notice of Claim (as defined below) has been delivered to the Representative prior to the first anniversary of the Closing. Subject to Sections 11.4 and 11.5, if a Notice of Claim has been delivered prior to such anniversary date, any and all such

Losses, whether incurred prior to or after such anniversary date, shall be subject to indemnification under this Section 11.1. Notwithstanding the foregoing, but subject to Sections 11.4 and 11.5, if the Notice of Claim arises out of or relates to a breach of the representation in Sections 4.21 or 4.26 as to taxes and environmental claims, the Notice of Claim may be given prior to the third anniversary of the Closing.

     11.2 Obligation to Dissenters. The Individual Indemnitors shall also indemnify and hold harmless Michael from all expenses, claims, damages and losses arising out of the assertion of statutory Dissenters' Rights by any of the Shareholders of Papetti's Hygrade and the Acquired Entities in excess of the consideration that would otherwise have been payable or deliverable by Michael to such Shareholders had such Shareholders not exercised such Dissenter's Rights. The Individual Indemnitors promptly after Closing shall undertake to compromise, settle or pay the claims of dissenting Shareholders in excess of the consideration provided in Schedule 2.2 and shall otherwise assume the defense or prosecution of any appraisal process. The obligation under this
Section 11.2 shall not be subject to the limitations of Sections 11.4 and 11.5.


     11.3 Michael's Indemnity Agreements. With respect to all representations and warranties made in this Agreement by Michael and Acquisition (and/or in the Schedules attached hereto and the certificates to be delivered by Michael or Acquisition at the Closing), Michael and Acquisition shall for a period of one year from the Closing indemnify the Shareholders and the Partners against and hold the Shareholders and the Partners harmless from any and all Losses which arise or result directly or indirectly from any breach of any such representation or warranty, provided, however, that the indemnification obligation contained in this Section 11.3 shall not apply to any Losses which arise or result directly or indirectly from any such matters unless a Notice of Claim has been delivered to Michael prior to the first anniversary of the Closing Date and provided further that the aggregate liability of Michael and Acquisition hereunder shall not exceed $7,000,000. If a Notice of Claim has been delivered prior to such anniversary date, any and all such Losses, whether incurred prior to or after such anniversary date, shall be subject to indemnification under this
Section 11.3. Other than Losses arising from intentional and willful misrepresentations and fraud, any claimed Loss relating to a decline in the value of Michael Common Stock shall be further limited to the difference between $11.00 per share and the market price of Michael Common Stock on the date of the Notice of Claim with respect thereto provided that the market value of Michael Common Stock at the earlier of the date of sale of the Michael Common Stock for which a Loss is claimed or the second anniversary of this Agreement is less than $11.00 per share and the claimant can establish such Loss was caused by the breach of representation or warranty. For purposes of the preceding sentence, "market value" shall mean the last transaction price of Michael Common Stock as reported on NASDAQ-NMS as of the date of the Notice of Claim.


     11.4 De Minimus Claims. No party indemnified under Sections 11.1 or 11.3 above shall make a claim for indemnification unless and until such party has incurred cumulative Losses for which such party is entitled to indemnification in excess of the sum of $200,000 and then only for cumulative Losses in excess of $200,000.


     11.5 Limit of Indemnification. The obligation of the Individual Indemnitors to indemnify Michael and Acquisition under Section 11.1 and Michael and Acquisition to indemnify the Shareholders and Partners under Section 11.3 shall be limited to $7,000,000 in the aggregate with respect to Losses subject to Notices of Claim delivered prior to the first anniversary date of the Closing which in the case of the Individual Indemnitors shall be reduced to $4,000,000 in the aggregate for Losses subject to Notices of Claim delivered on or after the first anniversary of the Closing but prior to the third anniversary date of the Closing, but in no event shall the aggregate liability of the Individual Indemnitors, exceed $7,000,000. Except as provided in
Section 13.1.2 and 13.1.3 the indemnification provided in this Article 11 shall be the sole and exclusive remedy of Michael and Acquisition, on the one hand, and the Shareholders and Partners, on the other hand, for a breach of the representations and warranties in this Agreement (and/or in the Schedules attached hereto and the certificates to be delivered at Closing).


     11.6 Procedure for General Claims. Michael shall give prompt written notice to the Representative of any claim or event with respect to which Michael or Acquisition believes it is or may be entitled to indemnification pursuant to this Article 11 and the Representative shall give prompt notice to Michael of any claim or event with respect to which the Representative believes the Shareholders or the Partners may be entitled to indemnification pursuant to this Article 11 (in each case, a "Notice of Claim"); provided, however, that the failure to give notice as provided in this
Section 11.6 shall not relieve the other party of its indemnification obligations hereunder, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. The Notice of Claim shall state the nature and basis of said claim or event, the amount thereof to the extent known and the basis of such party's belief that it may be entitled to indemnification with respect thereto, including, without limitation, identifying the representation or warranty which such party believes has been breached.

     If within twenty (20) days from the date of delivery of a Notice of Claim by Michael to the Representative, the Representative shall not have given notice to Michael that there is or may be a dispute relating in any way to such Notice of Claim or the matters set forth therein, or both, then the Individual Indemnitors shall pay the amount set forth in the Notice of Claim to Michael or to the Indemnified Party identified in the Notice of Claim to receive such payment promptly after the expiration of such 20-day period and shall give notice of such payment or disbursement to the Representative. If within twenty
(20) days from the date of delivery of a Notice of Claim by the Representative on behalf of the Shareholders or Partners to Michael, Michael shall not have given notice to the Representative that there is or may be a dispute relating in any way to such Notice of Claim or the matters set forth therein, or both, then Michael shall pay the amount set forth in the Notice of Claim to the Representative for disbursement to the Shareholders and Partners or to another Indemnified Party set forth in the Notice of Claim promptly after the expiration of such 20-day period.

     If within twenty (20) days from the date of delivery of a Notice of Claim by Michael to the Representative or by the Representative on behalf of the Shareholders or Partners to Michael, the Representative or Michael, as the case may be, shall have given a Notice of Disputed Claim, then payment of the disputed claim shall not be made by the Individual Indemnitors or Michael, as the case may be, until the parties resolve such dispute or a final order or determination from a court of competent jurisdiction has been obtained resolving the dispute and directing payment in accordance with the terms thereof.

     11.7 Procedure for Article 11 Third Party Claims. (a) Michael, on the one hand, and the Representative, on the other, (the "Indemnified Party"), shall give prompt written notice to the other (the "Indemnifying Party") of any claim or event with respect to which the Indemnified Party believes it or its Affiliates, in the case of a notice by Michael, or any Shareholders or Partners in the case of a notice by the Representative, is or may be entitled to indemnification pursuant to this Article 11 resulting from any claim, action, suit or proceeding brought by any third party in connection with any litigation, administrative proceedings or similar actions (including, without limitation, claims by any assignee or successor of a party hereto or any governmental agency) (collectively, "Article 11 Third Party Claims"), together with an estimate of the amount in dispute thereunder and a copy of any claim, process, legal pleadings or correspondence with respect thereto received by the Indemnified Party, provided, however, that the failure of the Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that the Indemnifying Party is prejudiced by such failure to give notice. Within fifteen (15) days of receipt of such notice, the Indemnifying Party may, by written notice to the Indemnified Party, assume the defense of such Article 11

Third Party Claim through counsel of its own choosing (which counsel shall be reasonably acceptable to the Indemnified Party) with all fees and expenses thereof to be paid by the Indemnifying Party, in which event the Indemnified Party may participate in the defense thereof at its sole expense, provided that such Indemnified Party shall have the right to employ separate counsel to represent such Indemnified Party if, in such Indemnified Party's reasonable judgment, a conflict of interest between the Indemnifying Party and such Indemnified Party exists with respect to such Article 11 Third Party Claim, with all fees and expenses of such separate counsel to be paid by the Indemnifying Party. If the Indemnifying Party fails to assume the defense of such Article 11 Third Party Claim by failing to deliver a written notice of the Indemnifying Party's intention to assume such defense within fifteen (15) days after receipt of the initial notice thereof, or thereafter abandons or fails to diligently pursue such defense (and only in such circumstances), the Indemnified Party may assume such defense and the fees and expenses of its counsel will be paid by the Indemnifying Party. If the Indemnifying Party exercises its right to undertake the defense against any such Article 11 Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party all pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnifying Party, with all reasonable expenses incurred in connection therewith to be paid by the Indemnifying Party. Similarly, if the Indemnified Party is, directly or indirectly, conducting the defense against any such Article 11 Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party all such records, materials and information in the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party, with all reasonable expenses incurred in connection therewith to be paid by the Indemnifying Party. Notwithstanding anything in this Section 11.7 to the contrary, however, if a claim shall be made with respect to which the Indemnifying Party has agreed to assume the defense thereof, the Indemnifying Party shall not thereafter be entitled to dispute, and hereby agrees not to dispute, the Indemnified Party's right to indemnification therefore pursuant to Article 11 hereof or any subsequent claims of the Indemnified Party with respect to such Article 11 Third Party Claim.

     (b) The Indemnifying Party shall not, without the written consent of the Indemnified Party which consent shall not be unreasonably withheld: (i) settle or compromise any Article 11 Third Party Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a written release from all liability in respect of such Article 11 Third Party Claim; (ii) settle or compromise any Article 11 Third Party Claim in any manner that may adversely affect the Indemnified Party; or (iii) upon the issuance of an order of a court of competent jurisdiction or an arbitrator with respect to such Article 11 Third Party Claim, appeal or otherwise challenge such order.

     (c) The party assuming the defense of an Article 11 Third Party Claim shall give prompt notice to the other party and to the Escrow Agent of a claim for reimbursement or payment of an Article 11 Third Party Claim or costs and expenses incurred in the defense thereof, specifying in reasonable detail, the basis for such payment.

                                   ARTICLE 12

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     12.1 Survival. The representations and warranties of the parties contained in or made pursuant to this Agreement shall be deemed to have been made on and as of the Closing and shall remain operative and in full force and effect until the first anniversary of the Closing, except in the case of Papetti's Hygrade and the Acquired Entities under Section 4.21 and 4.26 for tax and environmental matters which shall remain in full force and effect until the third anniversary of the date of Closing, regardless in all cases of any investigation or statement as to the results thereof, made by or on behalf of any such party.

                                   ARTICLE 13

                                 MISCELLANEOUS

     13.1 Abandonment of Transaction. The transaction may be abandoned, and this Agreement terminated, at any time after the date of this Agreement, but not later than the Closing, by:

           13.1.1 The mutual consent of the Board of Directors or Partners, as applicable, of Papetti's Hygrade, the Acquired Entities and Michael; or

           13.1.2 Michael, if Papetti's Hygrade and the Acquired Entities are in breach of any of their representations, warranties, covenants, or agreements under this Agreement in any material respect and such breach shall not have been: (i) cured or eliminated by Papetti's Hygrade or such Acquired Entity within thirty

     (30) business days following receipt by the Representative of written notice from Michael of such breach; or (ii) waived by Michael on or before the Closing; or

           13.1.3 Papetti's Hygrade and the Acquired Entities, if Michael or Acquisition is in breach of any of their representations, warranties, covenants or agreements under this Agreement in any material respect and such breach shall not have been: (i) cured or eliminated by Michael or Acquisition within thirty (30) business days following receipt by Michael of written notice from the Representative of such breach; or (ii) waived by the Representative on or before the Closing; or

           13.1.4 Any party hereto if the consummation of the transactions contemplated by this Agreement have been enjoined by a court or governmental department, agency or commission and such injunction is not subject to appeal; or

           13.1.5 Papetti's Hygrade and the Acquired Entities or Michael if the transactions contemplated herein shall not have become effective on or before October 31, 1996.

           13.1.6 By Michael if a Material Adverse Effect with respect to Papetti's Hygrade and the Acquired Entities, taken as a whole, has occurred and by Papetti's Hygrade and the Acquired Entities if a Material Adverse Effect with respect to Michael has occurred; provided, however, that the parties agree for a period of thirty (30) business days to negotiate in good faith to restructure this Agreement.

     13.2 Effect of Termination or Abandonment. If for any reason the transactions contemplated hereby shall not become effective, all written Schedules and other information and all copies of material from the books and records of any party heretofore furnished to any other party shall be returned promptly to the party furnishing the same and, in such event, the provisions of this Agreement relating to confidential information as set forth in Sections
6.9 and 7.2 shall survive the termination of this Agreement and the abandonment of this Agreement and the transactions contemplated hereby.

     13.3 Liabilities. In the event this Agreement is terminated and the contemplated transactions are abandoned pursuant to Section 13.1 hereof, no party hereto shall have any duty or liability to the other either for costs, expenses, loss of anticipated profits or otherwise, except with respect to any liability or damages incurred or suffered by a party as a result of the breach by the other party of any of its representations, warranties, covenants or agreements set forth in this Agreement, as applicable.

     13.4 Assignment. This Agreement shall not be assigned by Papetti's Hygrade, the Acquired Entities or Michael.

     13.5 Further Assurances. From time to time prior to, at and after the Closing, Papetti's Hygrade, the Acquired Entities, Michael and Acquisition will and will cause their respective directors, officers and Partners, as applicable, to execute all such instruments and take all such actions as Michael, Papetti's Hygrade and the Acquired Entities, being advised by counsel, shall reasonably request in connection with the carrying out and effectuating of the intent and purpose hereof and all transactions and things contemplated by this Agreement including, without limitation, the execution and delivery of any and all confirmatory and other instruments in addition to those to be delivered at the Closing, and any and all actions which may reasonably be necessary or desirable to complete the transactions contemplated hereby.

     13.6 Appointment of Representative. By separate power of attorney, Papetti's Hygrade, each of the Acquired Entities, the Shareholders and the Partners have designated Arthur N. Papetti to act as his or her or its representative with respect to all matters relating to or arising out of this Agreement, the Acquisition Agreements and the Shareholder Agreement. If Arthur
N. Papetti shall be unable to act as the Representative, a successor shall promptly be selected by vote of a majority of the Shareholders and Partners and the newly-appointed Representative shall notify Michael of his or her succession.

     13.7 Notices. All notices, demands and other communications which may or are required to be given hereunder or with respect hereto shall be given by the Representative on behalf of Papetti's Hygrade and the Acquired Entities and by Michael on behalf of itself and Acquisition. All such notices, demands and other communications shall be in writing, shall be given either by personal delivery or by nationally recognized overnight courier or by facsimile, and shall be deemed to have been given or made when personally delivered, one business day after delivered to a nationally recognized overnight courier, postage prepaid, and receipt requested, or one business day after transmission by facsimile, receipt confirmed, addressed as follows:

     (i)               IF TO MICHAEL OR ACQUISITION:

                       Jeffrey M. Shapiro
                       Executive Vice President
                       Michael Foods, Inc.
                       5353 Wayzata Boulevard
                       324 Park National Bank Building
                       Minneapolis, Minnesota  55416
                       Telephone:  612-546-1500
                       Facsimile No.: 612-546-3711

                       with a copy to:

                       Albert A. Woodward
                       Maun & Simon, PLC
                       2000 Midwest Plaza Building West
                       801 Nicollet Mall
                       Minneapolis, Minnesota  55402
                       Telephone:  612-338-1113
                       Facsimile No.: 612-338-2271

     (ii)              IF TO THE REPRESENTATIVE:

                       Arthur N. Papetti
                       c/o Papetti's Hygrade Egg Products, Inc.
                       100 Trumbull Street
                       Elizabeth, New Jersey  07206
                       Telephone:  908-351-0477
                       Facsimile No.:  908-354-0136

                       with a copy to:

                       Martin B. O'Connor, II       Robert M. LaRose
                       O'Connor, Morss & O'Connor   Thompson Coburn
                       Liberty Hall Center          One Mercantile Center
                       1085 Morris Avenue           Suite 3400
                       Union, New Jersey   07083    St. Louis, Missouri  63101
                       Telephone:  908-354-5660     Telephone:  314-552-6000
                       Facsimile No.: 908-354-5786  Facsimile No.:  314-552-7000

or to such other address as any such person or entity may from time to time designate by notice to the others.

     13.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any and all prior agreements between the parties relating to the subject matter hereof.

     13.9 Rules of Construction. This Agreement shall be construed as follows:

     (a) except as otherwise defined in this Agreement, words shall be given their commonly understood meaning in agreements of this nature, except that accounting terms shall be given the meaning ascribed thereto in accordance with GAAP and interpretations thereunder;

     (b) this Agreement has been negotiated on behalf of the parties hereto with the advice of counsel and no general rule of contract construction requiring an agreement to be more stringently construed against the drafter or proponent of any particular provision shall be applied in construction of this Agreement;

     (c) the captions of Articles and Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

     13.10 Law Governing and Forum. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, but not including the choice of law rules thereof. The parties agree that all claims arising out of or relating to this Agreement and the transaction contemplated hereunder, whether for damages, specific performance or other equitable relief, shall be initially submitted to the Chancery Court for the State of Delaware and the parties agree to submit to the jurisdiction of that court and any appellate court hearing appeals from the Chancery Court for the State of Delaware for such purpose and the judgment of the courts of the State of Delaware with respect thereto shall be binding on the parties and their successors and assigns.

     13.11 Waiver of Provisions. The terms, covenants, representations, warranties or conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. Such waiver shall be authorized solely by the individual or his or her personal representative, or the majority vote of the Board of Directors or the Executive Committee of the corporate party waiving compliance or by officers authorized by such Board or Committee or by the unanimous consent of the Partners. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or the breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement. The representations and warranties of the parties hereto contained in this Agreement or in any certificate or other document delivered pursuant hereto or in connection herewith prior to or at the Closing shall not be deemed waived or otherwise amended or modified by any investigation made by any party hereto.

     13.12 Successors. All of the terms and conditions of this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

     13.13 Counterparts. This Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all parties are not signatory to the original or the same counterpart.

     13.14 Public Statements or Releases. The parties hereto each agree not to make, issue or release any public announcement, statement or acknowledgment of the existence of, or reveal the terms, conditions and status of, the transactions provided for in this Agreement, without first attempting to the extent reasonably possible (and in all cases with regard to written matters) to clear such announcement, statement, acknowledgment or revelation with the other parties hereto. Each party agrees that it will not unreasonably withhold any such consent or clearance from another party.

     13.15 Severability. In the event that any provision in this Agreement be held invalid or unenforceable, by a court of competent jurisdiction, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement, unless such provision goes to the essence of this Agreement in which case this entire Agreement may be declared invalid and not binding upon any of the parties.

     13.16 No Third Party Beneficiaries. This Agreement and the obligations of Michael hereunder shall operate exclusively for the benefit of the parties executing this Agreement and their permitted successors and assigns and not for the benefit of any other person or entity, including, without limitation, any creditor, employee or former employee of Papetti's Hygrade and the Acquired Entities and no such person or entity shall have any rights or remedies hereunder.

     13.17 Schedules. The Schedules attached hereto are incorporated herein and made a part hereof for all purposes. As used herein, the expression "this Agreement" means the body of this Agreement and such Schedules, and the expressions "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement and such Schedules as a whole and not to any particular part or subdivision thereof.

     13.18 Amendments. No amendment or modification of this Agreement shall be valid or of any force or effect, unless made by written instrument signed by the parties hereto, specifying the exact nature of such amendment or modification.
                    [THE REMAINDER INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, each of the parties have caused this Agreement to be executed and delivered as of the day and year first above written.

                             PAPETTI'S HYGRADE EGG PRODUCTS, INC.


                             By:  /s/  Arthur N. Papetti
                                 --------------------------------------
                                 Its:  President
                                      ----------------------------


                             QUAKER STATE FARMS, INC.


                             By:  /s/  Arthur N. Papetti
                                 --------------------------------------
                                 Its:  Vice President
                                      ----------------------------


                             PAPETTI'S OF IOWA FOOD PRODUCTS, INC.


                             By:  /s/  Arthur N. Papetti
                                 --------------------------------------
                                 Its:  Vice President
                                      ----------------------------

                             MONARK EGG CORPORATION


                             By:  /s/  Arthur N. Papetti
                                 --------------------------------------
                                 Its:  Vice President
                                      ----------------------------

                             EGG SPECIALTIES, INC.



                             By:  /s/  Arthur J. Papetti
                                 --------------------------------------
                                 Its:  President
                                      ----------------------------


                             PAPETTI FOODS, INC.



                             By:  /s/  Stephen Papetti
                                 --------------------------------------
                                 Its:  President
                                      ----------------------------


                             CASA TRUCKING LIMITED PARTNERSHIP



                             By:  /s/  Alfred Papetti
                                 --------------------------------------
                                 Its:  President
                                      ----------------------------



                             PAPETTI TRANSPORT LEASING LIMITED PARTNERSHIP



                             By:  /s/  Arthur J. Papetti
                                 --------------------------------------
                                 Its:  President
                                      ----------------------------



                             PAPETTI EQUIPMENT LEASING LIMITED PARTNERSHIP



                             By:  /s/  Arthur J. Papetti
                                 --------------------------------------
                                 Its:  President
                                      ----------------------------

                             MICHAEL FOODS, INC.


                             By:  /s/ Jeffrey M. Shapiro
                                 ------------------------------------
                                 Jeffrey M. Shapiro
                                 Executive Vice President

                             M.G. WALDBAUM COMPANY


                             By:  /s/ Jeffrey M. Shapiro
                                 ------------------------------------
                                 Jeffrey M. Shapiro
                                 Secretary

Stephen Papetti, Alfred Papetti, Arthur J. Papetti, as Individual Indemnitors, hereby jointly and severally agree to be bound by the provisions of Article XI of the Reorganization Agreement as Individual Indemnitors.

     Dated: _____________________, 1996

                             /s/ Stephen Papetti
                             ----------------------------
                             STEPHEN PAPETTI

                             /s/ Alfred Papetti
                             ----------------------------
                             ALFRED PAPETTI

                             Arthur Papetti
                             ----------------------------
                             ARTHUR J. PAPETTI

Exhibit A - Form of Acquisition Agreement
Exhibit B - Shareholder Agreement
Exhibit C - Papetti's Hygrade Plan and Agreement of Merger
Exhibit D - Opinion Letter of Counsel to Michael
Exhibit E - Employment and Non-Compete Agreement
Exhibit F - Settlement Agreement
Exhibit G - Opinion of Thompson Coburn and O'Connor, Morss & O'Connor

Schedule 2.1 - Consideration for Acquired Companies

Schedule 2.2 - Consideration for Acquired Partnerships

Schedule 4.2 - Capitalization of Acquired Companies

Schedule 4.3 - Partners of Acquired Companies

Schedule 4.4 - Balance Sheet

Schedule 4.5 - Business Since Balance Sheet Dates

Schedule 4.6  - Litigation

Schedule 4.7 - Compliance with Laws

Schedule 4.8 - Patents, Trademarks, Copyrights

Schedule 4.9 - Insurance

Schedule 4.10  - Indebtedness

Schedule 4.12 - Contracts and Agreements

Schedule 4.13 - Employee Benefits

Schedule 4.14  - Real Estate

Schedule 4.16 - Qualifications/Subsidiaries and Other Interests

Schedule 4.18 - Employees

Schedule 4.21 - Tax Returns

Schedule 4.22 - Banks

Schedule 4.24 - Conflicts of Interest

Schedule 4.26 - Environmental and Health and Safety Matters

Schedule 5.6 - Business Since the Michael Balance Sheet Date

Schedule 5.7 - No Defaults

Schedule 5.10 - Litigation, Claims

Schedule 5.11 - Compliance with Laws

Schedule 5.12 - Employee Benefit Plans

Schedule 5.14 - Tax Returns

Schedule 5.15 - Environmental and Health and Safety Matters

Schedule 6.2 - Exceptions to Negative Covenants

Schedule 6.11 - Employees

Schedule 8.14 - Related Party Leases

Schedule 10.4 - Certain Assets and Liabilities of Sunbest-Papetti



The Company will furnish supplementally a copy of any omitted schedule to the Commission upon request.

                               AMENDMENT NO. 1 TO
                      AGREEMENT AND PLAN OF REORGANIZATION
                                  BY AND AMONG
                              MICHAEL FOODS, INC.,
                             M.G. WALDBAUM COMPANY
                                      AND
                     PAPETTI'S HYGRADE EGG PRODUCTS, INC.,
                                      AND
                           QUAKER STATE FARMS, INC.,
                     PAPETTI'S OF IOWA FOOD PRODUCTS, INC.,
                            MONARK EGG CORPORATION,
                             EGG SPECIALTIES, INC.,
                              PAPETTI FOODS, INC.,
                       CASA TRUCKING LIMITED PARTNERSHIP,
               PAPETTI TRANSPORT LEASING LIMITED PARTNERSHIP, AND
                 PAPETTI EQUIPMENT LEASING LIMITED PARTNERSHIP

  THIS AMENDMENT to the above-referenced Agreement and Plan of Reorganization (the "Agreement") is entered into as of October 18, 1996 by and among MICHAEL FOODS, INC., a Delaware corporation ("Michael"), M.G. WALDBAUM COMPANY, a Nebraska corporation ("Acquisition") and PAPETTI'S HYGRADE EGG PRODUCTS, INC., a New Jersey corporation ("Papetti's Hygrade") and QUAKER STATE FARMS, INC., a Pennsylvania corporation ("Quaker"), PAPETTI'S OF IOWA FOOD PRODUCTS, INC., an Iowa corporation ("Papetti's of Iowa"), MONARK EGG CORPORATION, a Missouri corporation ("Monark"), EGG SPECIALTIES, INC., a Pennsylvania corporation ("Egg Specialties"), PAPETTI FOODS, INC., a New Jersey corporation ("Papetti Foods"), and collectively with Quaker, Papetti's of Iowa, Monark, and Egg Specialties, the "Acquired Companies"), CASA TRUCKING LIMITED PARTNERSHIP, a New Jersey limited partnership ("Casa Trucking"), PAPETTI TRANSPORT LEASING LIMITED PARTNERSHIP, a New Jersey limited partnership ("Papetti Transport"), and PAPETTI EQUIPMENT LEASING LIMITED PARTNERSHIP, a New Jersey limited partnership ("Papetti Equipment)" and together with

Casa Trucking and Papetti Transport, (the "Acquired Partnerships") (the Acquired Companies and the Acquired Partnerships are collectively referred to herein as the "Acquired Entities").

                                   RECITALS:

  a. Under the date of June 28, 1996, the Parties entered into the Agreement which, under Section 13.1.5 thereof, permits Papetti's Hygrade and the Acquired Entities, or Michael, to terminate the Agreement if the transactions contemplated therein have not become effective on or before October 31, 1996.

  b. The Parties mutually desire to extend the period of time for completion of the Agreement to December 31, 1996.

  NOW, THEREFORE, the parties hereto covenant and agree as follows:

  1. Section 13.1.5 of the Agreement is amended in its entirety to read as follows:
   "13.1.5 Papetti's Hygrade and the Acquired Entities or Michael if the transactions contemplated herein shall not have become effective on or before December 31, 1996."

  2. Except as modified by paragraph 1 hereof, the Agreement shall remain in full force and effect.

  IN WITNESS WHEREOF, each of the parties have caused this Amendment to the Agreement to be executed and delivered as of the day and year first above written.

                                MICHAEL FOODS, INC.


                                BY:  /s/ Jeffrey M. Shapiro
                                     ---------------------------------------
                                     ITS: EVP
                                          ----------------------------------

                                        M. G. WALDBAUM COMPANY


                                        BY:  /s/ Jeffrey M. Shapiro
                                             -------------------------------
                                          ITS: Secretary
                                               -----------------------------


                                        PAPETTI'S HYGRADE EGG PRODUCTS, INC.


                                        BY:  /s/ Arthur Papetti
                                             -------------------------------
                                          ITS: President
                                               -----------------------------




                                        QUAKER STATE FARMS, INC.


                                        BY:  /s/ Arthur Papetti
                                             -------------------------------
                                          ITS: Vice President
                                               -----------------------------


                                        PAPETTI'S OF IOWA FOOD PRODUCTS, INC.


                                        BY:  /s/ Arthur Papetti
                                             -------------------------------
                                          ITS: Vice President
                                               -----------------------------


                                        MONARK EGG CORPORATION


                                        BY:  /s/ Arthur Papetti
                                             -------------------------------
                                          ITS: Vice President
                                               -----------------------------

                                       EGG SPECIALTIES, INC.


                                       BY:  /s/ Arthur J. Papetti
                                            ---------------------------
                                         ITS: President
                                              -------------------------

                                       PAPETTI FOODS, INC.

                                       BY:  /s/ Stephen Papetti
                                            ---------------------------
                                         ITS: President
                                              -------------------------




                                       CASA TRUCKING LIMITED PARTNERSHIP

                                       BY: Casa Trucking Corporation, General
                                            Partner

                                       BY:  /s/ Alfred Papetti
                                            ---------------------------
                                         ITS: President
                                              -------------------------



                                       PAPETTI TRANSPORT LEASING LIMITED
                                       PARTNERSHIP

                                       BY: Papetti Transport Leasing
                                             Corporation, General Partner

                                       BY:   /s/ Arthur J. Papetti
                                            ---------------------------
                                         ITS: President
                                              -------------------------


                                       PAPETTI EQUIPMENT LEASING LIMITED
                                       PARTNERSHIP

                                       Papetti Equipment Leasing Corporation,
                                         General Partner

                                       BY:  /s/ Arthur J. Papetti
                                            ---------------------------
                                         ITS: President
                                              -------------------------

                             SCHEDULE 2.1 AND 2.2


         PURCHASE PRICE AND CONSIDERATION CALCULATION AND ADJUSTMENTS

PURCHASE PRICE CALCULATION

  Subject to the adjustments set forth in this Schedule 2.1 and 2.2, the aggregate purchase price shall be Eighty-Four Million Nine Hundred Fifty Thousand and no/100ths Dollars ($84,950,000).

CONSIDERATION PAYABLE TO THE SHAREHOLDERS/PARTNERS OF THE ACQUIRED ENTITIES

  Subject to the adjustments set forth in this Schedule 2.1 and 2.2 or in the Reorganization Agreement, the consideration to be paid at Closing shall be payable as follows:

   Three Million Four Hundred Thousand (3,400,000) Shares of Michael Common Stock shall be issued by Michael ratably to the Common Shareholders of Papetti's Hygrade, pursuant to the Papetti's Hygrade Reorganization in accordance with this Schedule 2.1 and 2.2 and in the manner set forth in
  Section 2.3 of the Agreement;

   Forty-Seven Million Five Hundred Fifty Thousand Dollars ($47,550,000) shall be paid in cash by Michael to the Shareholders and Partners of the Acquired Entities in the amounts determined in accordance with this Schedule 2.1 and
  2.2 and in the manner set forth in Section 2.4 of the Agreement.

CLOSING BALANCE SHEET

  Within 90 days following the Closing, Michael, on the one hand, and Papetti's Hygrade and the Acquired Entities, on the other hand, shall cause an audit of the combined balance sheet of Papetti's Hygrade and the Acquired Entities as of the Closing Date (Closing Balance Sheet). The Closing Balance Sheet shall be prepared in accordance with GAAP consistently applied utilizing the accounting principles described in the most recently completed audited financial statements of Papetti's Hygrade and the Acquired Entities except that, (i) depreciation during the period from the Balance Sheet Dates to the Closing Date shall be computed using the straight-line method, applied to each fixed asset's existing net book value at the Balance Sheet Dates, divided by the remaining useful life of each asset, whereby the remaining useful life is computed by applying the useful life used by Michael for each class of asset, less the useful life consumed through the Balance Sheet Dates, and (ii), the capitalization and amortization of tote inventory shall be applied in the Closing Balance Sheet in a consistent fashion with the method used in preparation of the Balance Sheet, and (iii), the Closing Balance Sheet shall contain no accounting effects related to the Settlement Agreement. To the extent the combined equity shown on the Closing Balance Sheet exceeds $37,582,000, which is the combined equity shown on the combined financial statements as of the Balance Sheet Dates, adjusted as shown on Schedule 2.1.1, Michael shall pay such excess as additional cash consideration to the Shareholders and Partners of the Acquired Entities in the same proportion as the cash distributed at the Closing. To the extent the combined equity shown on the Closing Balance Sheet is less than $37,582,000, the Shareholders and Partners of the Acquired entities shall be jointly and severally liable to pay Michael such deficit.


  The Closing Balance Sheet audit shall be conducted by Grant Thornton LLP in accordance with generally accepted auditing standards (GAAS). With respect to the conduct of the audit the parties agree that an audit conducted in accordance with GAAS will require the audit be planned and performed to obtain reasonable assurance about whether the Closing Balance Sheet is free from material misstatement. The Closing Balance Sheet audit will include examining, on a test basis, evidence supporting the amounts shown on such statement. The audit will include assessing the significant estimates made by management of Papetti's Hygrade and the Acquired Entities. The parties agree that Closing Balance Sheet need not contain all disclosures normally included in audited financial statements which are prepared in accordance with GAAP.

  Upon delivery of the audit of the Closing Balance Sheet, Papetti's Hygrade and the Acquired Entities, together with their independent auditors, shall have the right to review the Closing Balance Sheet and adjustments made therein, for a period of 30 days following receipt thereof. If Papetti's Hygrade and the Acquired Entities disagree with the Closing Balance Sheet, they shall give notice to Michael within such 30-day period of their proposed revisions to the Closing Balance Sheet combined equity. The parties agree to negotiate any differences for a period of 15 days following receipt by Michael of such proposed revisions. If the parties are unable to resolve any such differences, the dispute shall be submitted to a mutually agreeable Big 6 accounting firm other than Coopers & Lybrand LLP or Grant Thornton LLP who shall finally determine the Closing Balance Sheet. Within ten (10) days following resolution of the disputed items, payment shall be made, if required, as provided above.

CLOSING MARKET PRICE AND OTHER ADJUSTMENTS

  To the extent that the average of the last transaction prices of Michael Common Stock as reported by NASDAQ-NMS for the period of ten consecutive trading days ending three days prior to the date of Closing (the "Closing Date Average Price") is greater than or less than $11.00 per share, the difference between $11.00 and the Closing Date Average Price shall be multiplied by 3,400,000 (or such other number as shall equal the aggregate number of shares of Michael Common Stock that are to be issued to the Shareholders and Partners of the Acquired

Entities) to determine the difference in value of the consideration payable in shares of Michael Common Stock between the date of the Agreement and the date of Closing (the "Stock Value Differential"). To the extent that the Closing Date Average Price is greater than $11.00, the cash portion of the consideration payable to the Shareholders of Papetti's Hygrade shall be decreased by one-half of the Stock Value Differential. To the extent that the Closing Date Average Price is less than $11.00, the cash portion of the consideration payable to the Shareholders of Papetti's Hygrade shall be increased by one-half of the Stock Value Differential. Except as set forth in the next paragraph of this Schedule 2.1 and 2.2, there shall be no adjustment to 3,400,000 shares of Michael Common Stock to be issued to the Shareholders of Papetti's Hygrade at Closing based upon the Stock Value Differential, if any.

  In no event shall Michael be required to issue a number of shares of Michael Common Stock at the Closing that will equal or exceed 20% of its Common Stock then outstanding. To the extent that it is determined that the number of shares of Michael Common Stock that Michael would be required to issue at Closing will be 20% or more of the then-outstanding Common Stock without considering the Michael Common Stock to be issued hereunder, the number of shares required to be issued shall be reduced to the highest number of whole shares that Michael can issue without exceeding such limitation. In such event, the Shareholders of Papetti's Hygrade who would have been entitled to receive such shares of Michael Common Stock shall become entitled to receive the dollar amount of the shares of Michael Common Stock not issued on the basis of the Closing Date Average Price plus or minus the Stock Value Differential formula set forth in the immediately preceding paragraph. In no event shall Michael be required to issue more than 3,400,000 shares of its Common Stock in the transactions contemplated under the Agreement.


ALLOCATION OF CONSIDERATION AMONG PAPETTI'S HYGRADE REORGANIZATION, THE MERGERS OF THE ACQUIRED ENTITIES AND THE ASSET ACQUISITIONS OF THE ACQUIRED PARTNERSHIPS.


        Subject to the adjustments set forth in this Schedule 2.1 and 2.2, the consideration to be paid at Closing shall be allocated among Papetti's Hygrade Reorganization, the Mergers of the Acquired companies and the Asset Acquisitions of the Acquired Partnerships as follows:

                                                Michael Foods
        Transaction                             Common Stock            Cash
        -----------                             -------------           ----
Papetti's Hygrade Reorganization            3,400,000 shares     $20,600,000

Quaker Merger                                      -0-             9,150,000

Papetti's of Iowa Merger                           -0-             4,800,000

Monark Merger                                      -0-             3,600,000

Egg Specialties Merger                             -0-             1,100,000

Papetti Foods Merger                               -0-             6,650,000

Casa Trucking Asset Acquisition                    -0-             1,650,000

Papetti Equipment Asset Acquisition                -0-                     0

Papetti Transport Asset Acquisition                -0-                     0

        The shares or cash to be distributed to each Shareholder or Partner of an Acquired Entity share be based on each Shareholder's or Partner's pro rata interest in Papetti's Hygrade, the respective Acquired Company or the respective Acquired Partnership as set forth on a schedule to be provided by the Representative at or prior to Closing.

        The description of the assets purchased and liabilities assumed in each Acquired Partnership acquisition shall be as set forth in each Acquisition Agreement.

   *


---------------
*The confidential portion has been so omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24(b)-2 of the Securities Act of 1934.

                                  EXHIBIT A

                           ASSET PURCHASE AGREEMENT


  THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of this _____ day of ___________________, 1996, by and between
_____________________________________, a New Jersey limited partnership
("Seller"), and M.G. WALDBAUM COMPANY, a Nebraska corporation ("Buyer").

                                 WITNESSETH:

  WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, certain assets of Seller on the terms and conditions set forth herein; and

  WHEREAS, Buyer has agreed in connection with such purchase of certain assets of Seller to assume certain liabilities of Seller on the terms and conditions set forth herein;

  NOW, THEREFORE, in consideration of these premises, the covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE 1

                                SALE OF ASSETS

  1.1 Assets Purchased. Subject to the terms and conditions set forth in this Agreement, Seller hereby sells, conveys, assigns, transfers and delivers to Buyer, and Buyer hereby purchases from Seller, the assets of Seller set forth on Schedule 1.1 hereof (the "Purchased Assets").

  1.2 Liens. The Purchased Assets will be conveyed to the Buyer on the Closing Date and received by Buyer free and clear of all liens, encumbrances, claims, charges, taxes or levies except for liens, encumbrances, claims, charges, taxes and levies created in connection with the Assumed Liabilities (as such term is defined in Article 2 of this Agreement) or as set forth in
Schedule 4.14 to that Certain Agreement and Plan of Reorganization by and among Michael Foods, Inc., Buyer, Papetti's Hygrade Egg Products, Inc., Seller and the other Acquired Entities named therein (the "Reorganization Agreement").

  1.3 Purchase Price. The parties hereby agree that the aggregate purchase price (the "Purchase Price") to be paid by Buyer to Seller for the purchase of the Purchased Assets and the assumption of the Assumed Liabilities is ___________________________________________ Dollars ($______________), payable on the Closing Date by wire transfer in immediately available funds to an account designated by Seller within three (3) days prior to the Closing Date.

  1.4 Allocation. The Purchase Price shall be allocated among the Purchased Assets as mutually agreed upon by the parties hereto pursuant to a certificate signed by all such parties on or prior to the Closing Date. Buyer and Seller agree that such allocation will be arrived at by arms length negotiation, and Buyer and Seller hereby further agree not to take a position in any tax return, examination or other administrative or judicial proceeding relating to any such return that is inconsistent with the allocation as is agreed to by Buyer and Seller pursuant to this Section 1.4.

                                  ARTICLE 2

                            LIABILITIES OF SELLER

  Assumed Liabilities. Subject to the terms and conditions of this Agreement, Seller shall transfer and assign, and Buyer shall assume, pay and perform the liabilities and obligations of Seller as more fully described on Schedule 2 (collectively, the "Assumed Liabilities"). Buyer and Seller jointly shall prepare a Balance Sheet as of a date within five (5) days preceding the Closing Date (the "Closing Balance Sheet") which shall reflect all of the assets and liabilities of Seller as of such date.

                                  ARTICLE 3

                           CLOSING AND CLOSING DATE

  Subject to the satisfaction or waiver of all of the conditions described herein, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Maun & Simon, PLC, 801 Nicollet Mall, Suite 2000, Minneapolis, Minnesota 55402 at 10:00 a.m. local time on the date hereof (the "Closing Date").

                                  ARTICLE 4

                       CONDITIONS PRECEDENT TO CLOSING
                          AND DELIVERIES AT CLOSING

  4.1 Conditions Precedent to Buyer's Obligation to Close. The obligation of Buyer to consummate the transactions contemplated herein is subject to the satisfaction at or before Closing of (or the waiver by Buyer of) the following conditions:

       (a) All licenses, franchises, permits and other governmental authorizations from any governmental body, whether federal, state, local or foreign, required by the parties hereto shall have been obtained and evidence of those required of Seller shall have been provided to Buyer;

       (b) All consents, approvals by, notices to or registrations with any third party required by Seller to execute, deliver and perform its obligations under this Agreement shall have been obtained and evidence thereof shall have been provided to Buyer;

       (c)   Seller shall have performed and complied in all material respects
  with   each and every covenant, agreement and condition required by this
  Agreement to be performed or complied with or satisfied by the Seller at or prior to the Closing;

       (d) On the Closing Date, there shall be no injunction, restraining order or decree of any nature of any court or governmental agency or body in effect relating to Seller or Buyer that restrains or prohibits the consummation of the transactions contemplated by this Agreement; and

       (e) The other transactions contemplated by the Reorganization Agreement shall stand ready to be consummated simultaneously with the transactions contemplated by this Agreement.

  4.2 Conditions Precedent to Seller's Obligation to Close. The obligation of Seller to consummate the transactions contemplated herein is subject to the satisfaction at or before Closing of (or the waiver by Seller of) the following conditions;

       (a) All licenses, franchises, permits and other governmental authorizations from any governmental body, whether federal, state, local or foreign, required of the parties hereto shall have been obtained and evidence of those required of Buyer shall have been provided to Seller;

       (b) All consents, approvals by, notices to or registrations with any third party required by Buyer to execute, deliver and perform its obligations under this Agreement shall have been obtained and evidence thereof shall have been provided to Seller;

       (c)   Buyer shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with or satisfied by Buyer at or prior to the Closing;

       (d) On the Closing Date, there shall be no injunction, restraining order or decree of any nature of any court or governmental agency or body in effect relating to Buyer or Seller that restrains or prohibits the consummation of the transactions contemplated by this Agreement; and

       (e) The other transactions contemplated by the Reorganization Agreement shall stand ready to be consummated simultaneously with the transactions contemplated by this Agreement.

  4.3 Closing Deliveries of Seller. On the Closing Date, Seller shall execute and/or deliver, or shall cause the execution and/or delivery of the same, to
Buyer:

       (a) A Bill of Sale and Assignment in the form attached hereto as Exhibit A;

       (b)   Possession of the Purchased Assets;

       (c) Resolutions of the Partners, certified by the General Partner of Seller, duly authorizing the execution, delivery and performance of this Agreement and the transactions contemplated herein; and

       (d) A Good Standing Certificate for Seller dated not more than ten (10) days prior to the Closing Date from the New Jersey Secretary of State, together with verbal verification of Seller's good standing as of the Closing Date.

  4.4 Closing Deliveries of Buyer. On the Closing Date, Buyer shall execute and/or deliver, or shall cause the execution and/or delivery of the same, to
Seller:

       (a)   the Purchase Price;

       (b)   an Assumption Agreement in the form attached hereto as Exhibit B;

       (c) Resolutions of the Board of Directors of Buyer, certified by the Secretary or an Assistant Secretary of Buyer, duly authorizing the execution, delivery and performance of this Agreement and the transactions contemplated herein; and

       (d) A Good Standing Certificate for Buyer dated not more than ten (10) days prior to the Closing Date from the Delaware Secretary of State, together with verbal confirmation of Buyer's good standing as of the Closing Date.

                                  ARTICLE 5

                               CONFIDENTIALITY

  5.1 Confidential Information of Seller. If, for any reason, the transactions contemplated by this Agreement are not consummated, Buyer shall not disclose to third parties or otherwise use any confidential information received from Seller in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement; provided, however, that nothing shall be deemed to be confidential information which:

       (a) is known to Buyer at the time of disclosure by Seller;

       (b) becomes publicly known or available without the disclosure thereof by Buyer in violation of this Agreement; or

       (c) is rightfully received by Buyer from a third party.

  5.2 Confidential Information of Buyer. If, for any reason, the transactions contemplated by this Agreement are not consummated, Seller shall not disclose to third parties or otherwise use any confidential information received from Buyer in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement; provided, however, that nothing shall be deemed to be confidential information which:

       (a) is known to Seller at the time of disclosure by Buyer;

       (b) becomes publicly known or available without the disclosure thereof by Seller in violation of this Agreement; or

       (c) is rightfully received by Seller from a third party.

                                  ARTICLE 6

                                MISCELLANEOUS

  6.1 Notices. Any notice or other communication required or permitted hereunder to any party hereto shall be sufficiently given to the other party if given in accordance with Section 13.7 of the Reorganization Agreement.

  6.2 Binding on Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the parties hereto and their respective successors and assigns in accordance with the terms hereof. Neither the Seller nor the Buyer may assign any of its interest under this Agreement without the prior written consent of the other.

  6.3 Other Provisions. All prior negotiations and agreements between the parties hereto with regard to the subject matter hereof are superseded by this Agreement, and there are no representations, warranties, understandings or agreements other than those expressly set forth herein or in any Schedule or Exhibit or other document delivered pursuant hereto, except as modified in writing concurrently herewith or subsequent hereto in accordance with the terms of this Agreement. This Agreement may be amended or modified in whole or in part only by an agreement in writing executed by all parties hereto and making specific reference to this Agreement. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument. The headings in the sections and subsections of this Agreement, and in the Schedules and Exhibits are inserted for convenience only and in no way alter, amend, modify, limit or restrict the contractual obligations of the parties. The Schedules attached hereto are incorporated herein and made a part hereof for all purposes. As used herein, the expression "this Agreement" means the body of this Agreement and all Schedules. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, but not including the choice of law rules thereof.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of and on the date first above written.


                                        SELLER
                                        [ACQUIRED PARTNERSHIP]

                                        By:[GENERAL PARTNER]

                                        By: _________________________________
                                        Title: ______________________________


                                        BUYER
                                        M.G. WALDBAUM COMPANY

                                        By: _________________________________
                                        Title: ______________________________

                                 Schedule 1.1

                             THE PURCHASED ASSETS


All of Seller's assets as of the Closing Date including, without limitation, the following:

       a. All intellectual property of Seller used by Seller in its business including, without limitation, all copyrights, patents, inventions, formula, processes, trademarks and trade names;

       b.  All cash and cash equivalents;

       c. All inventory of raw materials, work-in-process, finished goods, manufacturing supplies and packaging supplies;

       d.  All notes receivable and accounts receivable;

       e. All right, title and interest in and to all leases of real property used by Seller in its business;

       f. All plant, property, and equipment and other tangible personal property used by Seller in its business;

       g. All right, title and interest in and to all leases of machinery, equipment, vehicles and other tangible personal property used by Seller in its business;

       h. All right, title and interest in and to all contracts, agreements and other arrangements of Seller;

       i. All real property and improvements owned by Seller, if any, and all fixtures thereon;

       j. All actions, claims, rights and privileges pertaining to any of the foregoing; and

       k.  All books of account and records relating to the purchased assets.

                                  Exhibit A

                         BILL OF SALE AND ASSIGNMENT

  In connection with that certain Asset Purchase Agreement dated the date hereof (the "Acquisition Agreement") between _______________________, a New Jersey limited partnership ("Seller") and M.G. Waldbaum Company, a Nebraska corporation ("Buyer"), Seller hereby executes and delivers this Bill of Sale and Assignment as of the _________________ day of _____________________, 1996
in favor of Buyer.

                            W I T N E S S E T H :

  WHEREAS, in accordance with and subject to the terms and conditions of the Acquisition Agreement, Seller has agreed to sell to Buyer, and Buyer has agreed to purchase from Seller, all of Seller's right, title and interest in the assets of Seller described on Schedule 1.1 attached hereto and to the Acquisition Agreement and incorporated herein by reference (the "Assets").

  NOW, THEREFORE, in consideration of the mutual premises and the consideration provided for in the Acquisition Agreement and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Seller hereby agrees as follows:

  1. As of the date hereof, Seller does hereby bargain, sell, convey, assign, transfer and deliver the Assets to Buyer, its successors and assigns, forever.

  2. From and after the date hereof, Seller shall, upon the request of Buyer execute, deliver and perform, as applicable, all such further acts, assurances, assignments, transfers, conveyances, powers of attorney and other instruments and papers as may be reasonably requested by Buyer to sell, convey, assign, transfer and deliver to and vest in Buyer and protect its rights, title and interest in and to the Assets.

  3. To the extent of any conflict or inconsistency between this Bill of Sale and Assignment and the Agreement, the terms of the Acquisition Agreement shall prevail.

  IN WITNESS WHEREOF, Seller has caused this Bill of Sale and Assignment to be executed as of the day and year first above written.

                                        [ACQUIRED PARTNERSHIP]

                                        By:[GENERAL PARTNERSHIP]

                                        By:______________________________
                                        Title:___________________________

                                  Exhibit B

                             ASSUMPTION AGREEMENT

  In connection with that certain Asset Purchase Agreement dated the date hereof (the "Acquisition Agreement") between ________________________________, a New Jersey limited partnership ("Seller") and M.G. Waldbaum Company, a Nebraska corporation ("Buyer"), Buyer hereby executes and delivers this Assumption Agreement (this "Agreement") as of the ______ day of ________________________, 1996 in favor of Seller.

  WHEREAS, in accordance with and subject to the terms and conditions of the Acquisition Agreement, Buyer has agreed to assume, pay and perform all liabilities and obligations of Seller described on Schedule 2 attached hereto and to the Acquisition Agreement and incorporated herein by reference (the "Assumed Liabilities").

  NOW THEREFORE, in consideration of the mutual premises provided for in the Acquisition Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer hereby agrees as follows:

  1. Assumed Liabilities. From and after the date hereof, Buyer hereby assumes and agrees to pay, discharge or perform, as applicable, all of the Assumed Liabilities.

  2. Miscellaneous.

     a. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     b. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, but not including the choice of law rules thereof.

     c. All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Acquisition Agreement.

     d. From and after the date hereof, upon request of Seller, Buyer shall execute, deliver and perform, as applicable, all such further acts, assurances, instruments, notices, documents and papers as may be reasonably requested by Seller for the effective confirmation and consummation of the assumption by Buyer of the liabilities and obligations assumed hereunder.

     e. In the event of any conflict or inconsistency between this Agreement and the Acquisition Agreement, the terms of the Acquisition Agreement shall prevail.

  IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be executed by its duly authorized officer on the day and year first above written.

                                        BUYER
                                        M.G. WALDBAUM COMPANY

                                        By: _________________________________
                                        Title: ______________________________

                                  SCHEDULE 2

                             ASSUMED LIABILITIES


  All of Seller's liabilities and obligations as of the Closing Date, whether accrued, absolute, contingent or otherwise, including, without limitation, the following:

       a. All indebtedness for borrowed money including capitalized leases and purchase money financing and all guarantees;

       b.  All accounts payable and trade obligations and expenses of Seller;

       c. All payroll obligations of Seller and all obligations of Seller under employee benefit plans, profit sharing plans, retirement plans, health and welfare plans and other similar such plans;

       d. All obligations under any and all leases of real property used by Seller in its business;

       e. All obligations under any and all leases of machinery, equipment, vehicles and other tangible personal property used by Seller in its business; and

       f. All obligations under all contracts, agreements and other arrangements of Seller in its business.

                                  EXHIBIT B

                            SHAREHOLDER AGREEMENT


  This Agreement dated as of _______________, 1996 by and between Michael Foods, Inc., a Delaware corporation ("Michael"); the Shareholders of Michael listed on Schedule I (individually "Shareholder" and collectively "Shareholders"); the other former shareholders and partners of Papetti's Hygrade Egg Products, Inc. ("Papetti's Hygrade") and the Acquired Entities identified in the Reorganization Agreement described below and listed on
Schedule I (the "Sellers") and the Representative of the Shareholders and
Sellers;
  WHEREAS, Michael is a publicly-held corporation whose common stock is traded on the NASDAQ National Market System ("NASDAQ-NMS"); and
  WHEREAS, under date of __________________, 1996 Michael, M.G. Waldbaum Company, a Nebraska corporation ("Acquisition"), Papetti's Hygrade and the Acquired Entities defined therein entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement") whereby Michael was to acquire Papetti's Hygrade by merger (the "Papetti's Hygrade Reorganization") and Acquisition was to acquire each of the Acquired Entities by mergers (the "Mergers") or through asset purchases and liability assumption (the "Asset Acquisitions"), as the case may be (the "Reorganization"); and
  WHEREAS, as a condition to the completion of Papetti's Hygrade Reorganization, the Mergers and the Asset Acquisitions, Michael required that the Shareholders and Sellers enter into this Agreement.
  NOW, THEREFORE, in consideration of the foregoing and of the terms and conditions hereinafter set forth, the parties agree as follows:

SECTION 1.  CERTAIN DEFINITIONS.

  Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Reorganization Agreement. As used in this Agreement, the following terms shall have the following meanings:

  (a) "Affiliate" shall mean, as applied to a specified Person, any other Person that directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such specified Person.

  (b) "Associate" when used to indicate a relationship with any Person, shall mean: (i) any corporation or organization of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities; (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same primary residence as such Person or who is a director or officer of the Person or any of its parents or subsidiaries.

  (c) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "Beneficial Ownership" of such securities in accordance with the provisions of Rule 13d-3 under the Exchange Act, except that a Person shall be deemed to be the Beneficial Owner of a security if that Person has the right to acquire Beneficial Ownership of such security without giving effect to the 60-day provision provided under such rule. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a Group.

  (d) "Business Day" shall mean any day that is not a Saturday, a Sunday, a bank holiday or any other day on which commercial banking institutions in Minneapolis, Minnesota, are not generally open for business.

  (e) "Control" shall mean, with respect to a specified Person, the position or the possession, directly or indirectly, of the power to direct, cause the direction of, or substantially influence the management and policies of such Person, whether through the ownership of voting securities, partnership interests or other ownership interests, or by contract or otherwise; provided that, in any event, any Person who owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership interests or other ownership interests of any other Person shall be deemed to control such corporation or other Person.

  (f) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

  (g) "Equity Securities" shall mean: (i) any and all shares of capital stock of Michael; and (ii) any other securities, warrants, options or rights of any nature (whether or not issued by Michael) that are convertible into any, exchangeable for, or exercisable for the purchase of, or otherwise give the holder thereof any rights in respect of, shares of capital stock of Michael.

  (h) "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

  (i) "Group" shall mean two or more Persons acting together for the purpose of acquiring, holding, voting or disposing of Equity Securities, which Persons would be required to file a statement on Schedule 13D or 13G with the SEC as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such Persons Beneficially Owned sufficient securities to require such a filing under the Exchange Act.

  (j) "Holder" shall mean any Shareholder that owns of record Registrable Securities.

  (k) "Person" shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or other entity of whatever nature.

  (l) "Registrable Securities" means common stock of Michael acquired by a Shareholder in the Papetti's Hygrade Reorganization and any securities of Michael issued in respect thereof as a result of a stock dividend, stock split, recapitalization, merger or other similar transaction with respect to such common stock so acquired.

  (m) "Requirement of Law" shall mean, as to any specified Person, any law, treaty, rule or regulation of any Governmental Authority applicable to such Person or any of its property or to which such Person or any of its property is subject.

  (n) "Schedule 13G Person" shall mean any Person or Group eligible to file a statement on Schedule 13G with respect to Equity Securities pursuant to Rule 13d-1(b) under the Exchange Act.

  (o) "SEC" shall mean the Securities and Exchange Commission or its successor.

  (p) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any similar federal statute.

  (q) The "Total Voting Power" at any measurement date shall mean the total number of votes which could have been cast in an election of directors of Michael had a meeting of the shareholders of Michael been duly held based upon a record date as of the measurement date if all Equity Securities then outstanding and entitled to vote at such meeting were present and voted to the fullest extent possible at such meeting.

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF MICHAEL

  Michael represents and warrants to the Shareholders and Sellers that:

  (a) Michael has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware, with corporate power to transact in all material respects its business as now conducted by it, to enter into this Agreement, and to perform its obligations hereunder.

  (b) This Agreement has been duly authorized, executed and delivered by Michael and constitutes a legal, valid and binding agreement of Michael, enforceable against Michael in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

  (c) Except as otherwise contemplated in this Agreement, no consent, approval or authorization of, or filing, registration, qualification, declaration or designation with, any Governmental Authority is required on the part of Michael as a condition to the valid execution, delivery and performance of this Agreement by Michael, except where the absence of any such consent, approval or authorization of, or the failure to make any such filing, registration, qualification, declaration or designation with any Governmental Authority would not have a material adverse effect on Michael and its subsidiaries taken as a whole or materially impair Michael's ability to perform its obligations hereunder.

  (d) The execution, delivery and performance by Michael of this Agreement will not: (i) conflict with the Articles of Incorporation or Bylaws of Michael, as amended; (ii) conflict with, result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third-party right of termination, cancellation, material modification or acceleration) under, any of the terms, conditions or provisions of any trust agreement, voting agreement, stockholders agreement, voting trust, note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind affecting Michael or to which Michael is a party or by which any of its properties or assets are or may be bound; (iii) violate any Requirement of Law applicable to Michael; or (iv) violate any order, injunction, judgment or decree of any court or other Governmental Authority or any determination of an arbitrator applicable to Michael or any of Michael's properties or assets, except where such conflict, breach or other default under clause (ii) or any such violation under clauses (iii) or (iv) would not have a material adverse effect on Michael and its subsidiaries taken as a whole or materially impair Michael's ability to perform its obligations hereunder.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS AND SELLERS

  Each Shareholder and Seller jointly and severally represents and warrants to Michael that:

  (a) Each Shareholder and Seller has the legal capacity, power and authority to enter into and perform all of such Shareholder's and Seller's obligations under this Agreement. This Agreement has been duly executed and delivered by each Shareholder and Seller and constitutes a legal, valid and binding agreement of each Shareholder and Seller, enforceable against each Shareholder and Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing. If any Shareholder is married and such Shareholder's Equity Securities constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of such Shareholder's spouse, enforceable against such Person in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

  (b) No consent, approval or authorization of, or filing, registration, qualification, declaration or designation with, any Governmental Authority is required on the part of any Shareholder or Seller as a condition to the valid execution, delivery and performance of this Agreement by any Shareholder.

  (c) The execution, delivery and performance by each Shareholder and Seller of this Agreement will not: (i) conflict with, result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third-party right of termination, cancellation, material modification or acceleration) under, any of the terms, conditions or provisions of any trust agreement, voting agreement, stockholders agreement, voting trust, note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind affecting such Shareholder or Seller or to which such Shareholder or Seller is a party or by which any of such Shareholder's or Seller's properties or assets are or may be bound; (ii) violate any Requirement of Law applicable to such Shareholder or Seller; or (iii) violate any order, injunction, judgment or decree of any court or other Governmental Authority or any determination of an arbitrator applicable to such Shareholder or Seller or any of such Shareholder's or Seller's properties or assets.

SECTION 4.  COVENANTS OF THE SHAREHOLDERS AND SELLERS

  (a) Acquisition of Equity Securities. For a period of three years from the date of this Agreement or until the time that the Shareholders and Sellers as a Group Beneficially Own Equity Securities representing in the aggregate less than 5% of the Total Voting Power, whichever is earlier, no Shareholder or Seller shall, directly or indirectly, acquire, offer to acquire, agree to acquire, become the Beneficial Owner of, or obtain any rights in respect of, any Equity Securities, by purchase or otherwise, or take any action in furtherance thereof, if the effect of such acquisition, agreement or other action would be (either immediately or upon consummation of any such acquisition, agreement or other action, or expiration of any period of time provided in any such acquisition, agreement or other action) to increase the aggregate voting power in the election of directors of all Equity Securities then Beneficially Owned by all

Shareholders and Sellers (such aggregate voting power, (the "Aggregate Voting Power") to 20% or more of the Total Voting Power (such maximum percentage limitation, the "Maximum Percentage"). Notwithstanding anything to the contrary in this Section 4(a), the Maximum Percentage may be exceeded if, and solely to the extent that, the Aggregate Voting Power is or will be increased solely as a result of a repurchase of any Voting Securities by Michael or any of its subsidiaries or any other change in Michael's capitalization or by reason of the issuance of stock options by Michael to any of the Shareholders pursuant to any stock option plan maintained by Michael.

  (b) No Voting Trusts. For a period of three years from the date of this Agreement or unitl the time that the Shareholders and Sellers as a Group Beneficially Own Equity Securities representing in the aggregate less than 5% of the Total Voting Power, whichever is earlier, no Shareholder or Seller shall deposit any Equity Securities in a voting trust or subject any Equity Securities to any arrangement or agreement with respect to the voting of such Equity Securities except for a voting trust or other arrangement among the Shareholders or Sellers or any of their Affiliates.

  (c) No Proxy Solicitation Adverse to Board Recommendation. For a period of three years from the date of this Agreement or until the time that the Shareholders and Sellers as a Group Beneficially Own Equity Securities representing in the aggregate less than 5% of the Total Voting Power, whichever is earlier, no Shareholder or Seller shall solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to the recommendation of the Board of Directors of Michael with respect to any matter.

  (d) No Formation of Group. For a period of three years from the date of this Agreement or until the time that the Shareholders and Sellers as a Group Beneficially Own Equity Securities representing in the aggregate less than 5% of the Total Voting Power, whichever is earlier, no Shareholder or Seller shall join a partnership, limited partnership, syndicate or other Group, or otherwise act in concert with any other Person, for the purpose of acquiring, holding, voting or disposing of Equity Securities, or otherwise become a "Person" within the meaning of Section 13(d)(3) of the Exchange Act (in each case other than solely with other Shareholders or Sellers or their Affiliates or with such Shareholders', Sellers' or Affiliates' representatives for estate planning purposes).

  (e) Vote For Restructuring. Each Shareholder will vote all of his Equity Securities in favor of the Restructuring as described in the Reorganization Agreement at any meeting of the stockholders of Michael called for such purpose or at any adjournment thereof.

SECTION 5.  ADDITIONAL COVENANTS OF SHAREHOLDERS

  (a) Two Year Restrictions on Disposition. For a period of two years from the date of this Agreement, the Shareholders, individually or collectively, shall not:

       (i)   sell or offer to sell Equity Securities in excess of 25,000
  shares, as   adjusted for any share dividend, stock split or other
  recapitalization of   Equity Securities, during any period of three
  consecutive months;

       (ii) pledge, hypothecate or encumber any Equity Securities Beneficially Owned by such Shareholder, except to a financial institution pursuant to a bona fide pledge, hypothecation or encumbrance to secure a bona fide loan for money borrowed to one or more Shareholders, provided that, upon foreclosure on such Equity Securities, such financial institution has executed and delivered to Michael an agreement whereby such financial institution agrees to be legally bound by the terms of this Agreement as a "Shareholder" as if such financial institution were an original signatory hereto; or

       (iii) take or cause to be taken any action or actions which will disqualify the Papetti's Hygrade Reorganization as contemplated in the Reorganization Agreement, as a reorganization within the meaning of Section 368(a) of the Code.

  (b) Three Year Restrictions on Disposition. For a period of three years from the date of this Agreement or until the time that the
Shareholders and Sellers as a Group Beneficially Own Equity Securities representing in the aggregate less than 5% of the Total Voting Power, whichever is earlier, the Shareholders, individually or collectively, shall not:

       (i) sell or offer to sell Equity Securities having five percent (5%) or more of the Total Voting Power of Michael to any Person or Group in any single transaction or series of transactions without providing Michael the first right to buy such shares as provided in Section 5(c) below;

       (ii) sell or offer to sell Equity Securities to any Person or Group which the Shareholders have actual knowledge at time of the sale to Beneficially Own five percent (5%) or more of the total Voting Power of Michael or, to any Person or Group who, by virtue of the sale or offer, would Beneficially Own, five percent (5%) or more of the Total Voting Power of Michael, without in either case, providing to Michael a first right to buy such shares as provided in Section 5(c) below.

  (c) Michael's First Right to Purchase. Upon the occurrence of any event described in Section 5(b)(i) or (ii), the Shareholder or Shareholders proposing to sell or offer Equity Securities shall provide written notice thereof to Michael and shall offer to Michael the right to purchase such Equity Securities. The notice shall state the number of shares offered and the price per share and any other conditions of the proposed sale or offer and shall include a copy of any written document setting forth the terms of the proposed sale or offer between the Shareholder or Shareholders and the purchaser or offeree. Michael shall have 20 days from its receipt of such notice within which to purchase the Equity Securities so offered. In the event that Michael does not complete the purchase within such 20-day period, the Shareholder or Shareholders sending the notice shall be permitted for a period of 30 days thereafter to sell Equity Securities equal in number to the shares offered in such notice free of any restrictions under this Agreement at a price not less than the purchase price per share set forth in such notice and under terms and conditions no more favorable to the purchaser than the terms and conditions offered to Michael in such notice.


  (d) Tender Offers. The restrictions set forth in Section 5(b) and the first right to buy set forth in Section 5(c) shall not apply if a tender offer is made for all or substantially all of the outstanding shares of Michael Common Stock and the Board of Directors of Michael does not, within seven days of the commencement of such tender offer, announce its opposition to the tender offer. Notwithstanding the foregoing, the following additional terms and conditions shall apply in the event of the commencement of a tender offer:

       (i) In the event that one or more of the Shareholders has given notice to Michael pursuant to Section 5(c) of this Agreement and, prior to the exercise of Michael's right to buy, a tender offer is commenced for all or substantially all of the outstanding shares of Michael Common Stock, Michael shall, within 20 days of the date that such Shareholder or Shareholders have given such notice, have the right to acquire the Equity Securities subject to the notice at the higher of the price offered by the Shareholder or Shareholders in the notice or the tender offer price, regardless of whether Michael's Board of Directors has announced its opposition to such tender offer.

       (ii) In the event that one or more of the Shareholders has given notice to Michael pursuant to Section 5(c) of this Agreement and, subsequent to the exercise of Michael's right to buy, either a tender offer is commenced for all or substantially all of the outstanding shares of Michael Common Stock or the Board of Directors rescinds its earlier opposition to such tender offer, Michael shall have the option of (A) rescinding its agreement to purchase the shares from the Shareholder or Shareholders within two days after the commencement of such tender offer or the announcement by the Board of the rescission of opposition to the tender offer, or (B) acquiring such shares at the higher of the price offered by the Shareholder or Shareholders in the notice or the tender office price.

SECTION 6.  LEGEND.

  All certificates representing shares of common stock of Michael which are subject to this Agreement shall bear the following legend:

       "The shares represented by this certificate are subject to certain restrictions on the transfer, sale or other disposition of the shares pursuant to an agreement dated ________________, 1996 between the issuer and the registered owner hereof, a copy of which may be obtained from the secretary of the corporation."

Any shareholder receiving common stock of Michael which is subject to this Agreement shall promptly deliver the certificate for such shares to the secretary of Michael who shall place the foregoing legend on the certificate. The Secretary of Michael shall promptly return the legended certificates to the Shareholders.


SECTION 7. - DIRECTORS.

  For a period of three (3) years following the date of this Agreement, the Board of Directors of Michael shall include representatives of the Shareholders as provided below. If the Shareholders collectively own 10% or more of the outstanding common stock of Michael, they shall be entitled to nominate two (2) directors. If the Shareholders own less than 10% of the outstanding common stock of Michael, they shall be entitled to nominate one (1) director. Within thirty (30) days following the end of each calendar year the Representative (as defined in the Reorganization Agreement) shall give notice to Michael of the nominees of the Shareholders.


SECTION 8.  REGISTRATION RIGHTS.

  (a) Piggyback Rights. If at any time prior to the third anniversary date of this Agreement, Michael proposes to register Equity Securities under the Securities Act, in connection with a public offering of Equity Securities for its own account solely for cash (other than a registration on Form S-4 or S-8 or any successor form thereof) in a manner that would permit registration of all or a portion of the Registrable Securities owned by the Shareholders, Michael will give prompt notice thereof to the Shareholders. Upon written notice of any Shareholder to Michael received within fifteen (15) days after delivery of notice of the proposed offering by Michael, Michael will use its best efforts to effect the registration of the Registrable Securities covered by such notice under the Securities Act; provided, however, that Michael shall have the right to abandon the registration in its entirety at any time and shall not be required to register Registrable Securities if the underwriters in any underwritten offering reasonably object to the inclusion of such shares in the registration, and provided further, that in any underwritten offering, the Shareholders participating in the registration agree to sell their Registrable Securities to the underwriters on the same terms and conditions as apply to Michael, with such differences as customarily apply in combined primary and secondary offerings of Equity Securities.

        (b). Requested Registration. If, at any time prior to the third anniversary date of this Agreement, Michael shall receive a written request from one or more Shareholders that Michael effect the registration under the Securities Act of all or a part of such Shareholders' Registrable Securities, then Michael will, within ten (10) days after receipt thereof, give notice to all other Shareholders of the receipt of such request and each such holder may elect by written notice received by Michael within ten (10) days from the date of the notice by Michael to have all or part of his Registrable Securities included in such registration. Upon receipt of such notice, Michael will, as soon as practicable, use reasonable efforts to effect the registration on Form S-3 and pursuant to Rule 415 (the "Resale Registration Statement") under the Securities Act of all Registrable Securities which it has been so requested to register covering resales from time to time of such Registrable Securities and Michael shall use its reasonable best efforts to: (i) cause the Resale Registration Statement to be declared effective by the SEC as soon as practicable thereafter; and (ii) maintain the effectiveness of the Resale Registration Statement continuously until the earliest of: (A) the date on which the Shareholders no longer hold Registrable Securities registered under the Resale Registration Statement or (B) the third anniversary of this Agreement or such lesser time as may be permitted under Rule 144 under the Securities Act to enable the Shareholders to sell the Registrable Securities under the Securities Act without such registration. Michael: (i) shall not be obligated to cause any special audit to be undertaken in connection with any such registration; (ii) shall be entitled to postpone for a reasonable period of time, but not in excess of ninety (90) days, the filing of any registration statement otherwise required to be prepared pursuant to this section if Michael is, at such time, conducting or about to conduct an underwritten public offering of equity securities (or securities convertible into equity securities) and is advised in writing by its managing underwriter that such underwritten public offer would, in its opinion, be adversely effected by the registration so requested; and
(iii) shall be entitled to postpone such requested registration for up to 90 days if Michael determines, in view of the advisability of deferring public disclosure of material corporate developments or other information, that such registration and the disclosure required to be made pursuant thereto would not be in the best interest of Michael at such time.

         (c)     Effective Registration.  A registration pursuant to this
Section 9 will not be deemed to have been effected unless the Registration Statement has been declared effective by the SEC; provided, however, that if after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to such Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other Governmental Authority or court, such Registration Statement will be deemed not to have been effected during the period of such interference until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

         (d) Registration Expenses. Michael shall bear all expenses incurred in connection with the registration of the Registrable Securities
pursuant to this Section 9.   Such expenses shall include, without limitation,
all printing, legal and accounting expenses incurred by Michael and all registration and filing fees imposed by the SEC, any state securities commission or the NASDAQ-NMS. Each Shareholder shall be responsible for any brokerage fees or commissions and any taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of Registrable Securities and for any legal, accounting and other expenses incurred by such Shareholder.

         (e) Selection of Underwriter and Investment Manager. If a requested registration pursuant to this Section 9 involves an underwritten offering, Michael shall have the exclusive right to select an investment banker or bankers and managers to administer the offering.

         (f) Registration Procedures. If and whenever Michael is required to use its reasonable efforts to cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, Michael will, as expeditiously as reasonably possible: (i) prepare and file with the SEC such amendments and supplements to such Resale Registration Statement and the prospectus used in connection therewith and shall timely file with the SEC all required filings under the Exchange Act as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Resale Registration Statement and to keep the Resale Registration Statement effective, but only while it shall be required under the provisions of this Agreement to cause the Registration Statement to remain current; (ii) furnish to each Shareholder seeking registration hereunder such number of copies of the prospectus included in such Resale Registration Statement (including each preliminary prospectus and summary prospectus), and such other documents as each such Shareholder may reasonably request in order to facilitate the disposition of the Registrable Securities by such Shareholder but only while it shall be required under the provisions hereof to cause the Registration Statement to remain current; (iii) use its reasonable efforts to register or qualify such Registrable Securities covered by such Resale Registration Statement under such other securities or blue sky laws of such jurisdictions as the Shareholders shall reasonably request, except that Michael shall not, for any purpose, be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this clause, it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or consent to general service of process in any such jurisdiction; (iv) use its reasonable efforts to list the Registrable Securities on the NASDAQ-NMS, if such Registrable Securities are not already so listed.

         (g)     Post-Registration Notices.  Michael shall promptly notify the
Shareholders: (i) when a prospectus or any prospectus supplement or post-effective amendment (including any required filings under the Exchange
Act) has been filed and, with respect to the Resale Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any state securities authority for amendments or supplements to the Resale Registration Statement and prospectus or for additional information after the Resale Registration Statement has become effective; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Resale Registration Statement; (iv) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under such state's securities or "blue sky" laws; and
(v) of the happening of any event which makes any statement made in the Resale Registration Statement or related prospectus untrue or which requires the making of changes in such Resale Registration Statement or prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As soon as practicable, following the expiration of the Suspension Period (as defined below), Michael shall prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Upon receipt of any notice (a "Suspension Notice") by the Shareholders from Michael of the happening of any event of the kind described in this
Section 9(g), the Shareholders shall forthwith discontinue disposition of the Registrable Securities pursuant to the Resale Registration Statement until the Shareholders' receipt of the copies of the supplemental or amended prospectus contemplated by this Section 9(g) or until the Shareholders have been advised in writing (the "Advice") by Michael that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by Michael, will, or will request any broker or dealer acting as the Shareholders' agent(s) to deliver to Michael (at Michael's expense) all copies, other than permanent file copies then in the Shareholders' or their brokers' or dealers' possession of the prospectus covering such Registrable Securities current at the time of receipt of such notice; provided, however, that in no event shall the period from the date on which the Shareholders receive a Suspension Notice to the date which the Shareholders receive either the Advice or copies of the supplemental or amended prospectus contemplated in this
Section 9(g) (the "Suspension Period") exceed 60 calendar days.

         (h) Information. Michael may require each selling Shareholder to furnish it with such information regarding such selling Shareholder and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as Michael may from time to time reasonably request in writing.

         (i) Underwriting Agreement. The selling Shareholders shall execute and deliver an underwriting agreement in customary form in connection with any underwritten offering made pursuant to a registration hereunder.

SECTION 9  INDEMNIFICATION AND CONTRIBUTION

         (a) Indemnification by Michael. Michael agrees to indemnify and hold harmless to the full extent permitted by law, each Shareholder from and against all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable legal fees and expenses incurred by shareholders (collectively, the "Damages") to which the Shareholders may become subject under the Securities Act or otherwise, insofar as such Damages (or proceedings in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Resale Registration Statement (or any supplement or amendment thereto, including filings under the Exchange Act) pursuant to which Registrable Securities were registered under the Securities Act, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made, not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any prospectus (as amended or supplemented if Michael shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made, not misleading, except insofar as such Damages arise out of or are based upon any such untrue statement or omission based upon information relating to the Shareholders furnished in writing to Michael by the Shareholders specifically for use therein; provided, however, that Michael shall not be liable to the Shareholders under this Section 10(a) to the extent that any such Damages were caused by the fact that the Shareholders sold Registrable Securities to a Person as to who it shall be established that there was not sent or given, at or prior to written confirmation of such sale, a copy of the prospectus as then amended or supplemented if, but only if: (i) Michael has previously furnished copies of such amended or supplemented prospectus to the Shareholders; and (ii) such Damages were caused by any untrue statement or omission or alleged untrue statement or omission contained in the prospectus so delivered which was corrected in such amended or supplemented prospectus.

         (b) Indemnification by Shareholders. The Shareholders agree to indemnify, jointly and severally, and hold harmless Michael, its stockholders, directors, officers and each Person, if any, who controls Michael within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from Michael to the Shareholders in Section 10(a) of this Agreement but only with reference to information relating to the Shareholders furnished in writing to Michael by the Shareholders specifically for use in the Resale Registration Statement (or any amendment thereto) or any prospectus (or any amendment or supplement thereto); provided, however, that the Shareholders shall not be obligated to provide such indemnity to the extent that such Damages result from a failure of Michael to promptly amend or take action to correct or supplement any such Resale Registration Statement or prospectus on the basis of corrected or supplemental information provided in writing by the Shareholders to Michael expressly for such purpose. In no event shall the liability of the Shareholders hereunder be greater in amount than the amount of the proceeds received by the Shareholders upon the sale of the Registrable Securities giving rise to such indemnification obligation.

         (c) Contribution. To the extent that the indemnification provided for in Section 10(a) or (b) is unavailable to an indemnified party or insufficient in respect of any Damages, then each indemnifying party under such Section, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of Michael, on the one hand, and the Shareholders, on the other hand, in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations. The relative fault of Michael, on the one hand, and the Shareholders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Michael or by the Shareholders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         If indemnification is available under Section 10(a) or (b), the indemnifying parties shall indemnify each indemnified party to the full extent provided in such sections without regard to the relative fault of said indemnifying party or the indemnified party or any other equitable considerations provided for in this Section 10(c). Michael and the Shareholders agree that it would not be just or equitable if contribution pursuant to this Section 10(c) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in this section.

SECTION 10.  GENERAL PROVISIONS

         (a) Governing Law. This agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware without giving effect to any conflicts of law provisions.

         (b) Remedies. Michael, on the one hand, and the Shareholders and Sellers, on the other, acknowledge and agree that the other would not have an adequate remedy at law for money damages in the event that any of the covenants or agreements in this Agreement of such party were not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right such party may have, any party will have the right to an injunction or other equitable relief (including specific performance) in any court of competent jurisdiction, enjoining any such breach and enforcing specifically the terms and provisions hereof. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative.

         (c) Notices. All notices, demands and other communications which may or are required to be given hereunder or with respect hereto shall be given by the Representative on behalf of the Shareholders and Sellers and by Michael on behalf of itself. All such notices, demands and other communications shall be in writing, shall be given either by personal delivery or by nationally recognized overnight courier or by telecopier, and shall be deemed to have been given or made when personally delivered, one business day after delivered to a nationally recognized overnight courier, postage prepaid, and receipt requested, or one business day after transmission by facsimile, receipt confirmed, addressed as follows:

         (i)                      IF TO MICHAEL:

                                  Jeffrey M. Shapiro
                                  Executive Vice President
                                  Michael Foods, Inc.
                                  5353 Wayzata Boulevard
                                  324 Park National Bank Building
                                  Minneapolis, Minnesota  55416
                                  Telephone:  612-546-1500
                                  Facsimile No.: 612-546-3711

                                  with a copy to:

                                  Albert A. Woodward
                                  Maun & Simon, PLC
                                  2000 Midwest Plaza Building West
                                  801 Nicollet Mall
                                  Minneapolis, Minnesota  55402
                                  Telephone:  612-338-1113
                                  Facsimile No.: 612-338-2271

      (ii)      IF TO THE SHAREHOLDERS OR SELLERS:

                Arthur N. Papetti
                c/o Papetti's Hygrade Egg Products, Inc.
                100 Trumbull Street
                Elizabeth, New Jersey  07206
                Telephone:  908-351-0477
                Facsimile No.:  908-354-0136
                As Representative

                with a copy to:

                Martin B. O'Connor, II            Robert M. LaRose
                O'Connor, Morss & O'Connor        Thompson  Coburn
                Liberty Hall Center               One Mercantile Center
                1085 Morris Avenue                Suite 3400
                Union, New Jersey   07083         St. Louis, Missouri  63101
                Telephone:  908-354-5660          Telephone: 314-552-6000
                Facsimile No.: 908-354-5786       Facsimile No.:  314-552-7000


or to such other address as any such person or entity may from time to time designate by notice to the others.

         (d) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The parties agree that they will use their best efforts at all times to support and defend this Agreement.

         (e) Amendments. This Agreement may be amended only by an agreement in writing signed by all of the parties hereto.

         (f) Descriptive Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

         (g) Counterparts. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, bears the signatures of each of the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be an original as against the party whose signature appears thereon, or on whose behalf such counterpart is executed, but all of which when taken together shall be one and the same statement.

         (h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto, provided that a Shareholder may not assign any of his rights or obligations hereunder to any person without the prior written consent of Michael. Notwithstanding the foregoing, the consent of Michael shall not be required in connection with the assignment of this Agreement to the estate of a Shareholder.

         IN WITNESS WHEREOF, the parties hereto intending to be legally bound have duly executed this Agreement, all as of the day and year first above written.
                              MICHAEL FOODS, INC.


                                        By: ____________________________
                                        Its: _______________________


                                        __________________________________
                                        Arthur N. Papetti
                                        As Representative of and
                                        attorney-in-fact for the Shareholders
                                        and Sellers listed on Schedule I

                                        SHAREHOLDERS:


                                        ________________________________________
                                        Stephen Papetti

                                        ________________________________________
                                        Alfred Papetti

                                        ________________________________________

                                        Arthur J. Papetti


                                        SELLERS:


                                        ________________________________________
                                        Arthur N. Papetti


                                        ________________________________________
                                        Anthony Papetti


                                        THE ALFRED PAPETTI S CORPORATION STOCK
                                        TRUST

                                        By:_____________________________________
                                                                         Trustee


                                        THE STEPHEN PAPETTI S CORPORATION STOCK
                                        TRUST

                                        By:_____________________________________
                                                                         Trustee


                                        THE TINA MARIE NOLL S CORPORATION STOCK
                                        TRUST

                                      By:_______________________________________
                                                                         Trustee

                                        THE ARTHUR J. PAPETTI S CORPORATION
                                        STOCK TRUST

                                        By:_____________________________________
                                                                         Trustee


                                        THE MARY BARBARA PAPETTI S CORPORATION
                                        STOCK TRUST

                                        By:_____________________________________
                                                                         Trustee


                                        IRREVOCABLE LIVING TRUST BY ANTHONY
                                        PAPETTI FBO STEPHEN PAPETTI U/D 2/1/95

                                        By:_____________________________________

                                                                         Trustee


                                        IRREVOCABLE LIVING TRUST BY ANTHONY
                                        PAPETTI FBO ALFRED PAPETTI U/D 2/1/95

                                        By:_____________________________________

                                                                         Trustee

                                       IRREVOCABLE LIVING TRUST BY ARTHUR
                                       N. PAPETTI FBO ARTHUR J. PAPETTI U/D
                                       12/1/93

                                       By:_____________________________________

                                                                         Trustee


                                      IRREVOCABLE LIVING TRUST BY ARTHUR N.
                                      PAPETTI FBO TINA MARIE PAPETTI-NOLL U/D
                                      12/1/93
                                        By:_____________________________________
                                                                         Trustee

                   IRREVOCABLE LIVING TRUST BY ARTHUR N.
                   PAPETTI FBO MARY BARBARA PAPETTI U/D
                   12/1/93

                   By:_____________________________________
                                                    Trustee


                    ARTHUR J. PAPETTI FAMILY LIMITED
                    PARTNERSHIP

                   By:_____________________________________

                                            General Partner


                   STEPHEN PAPETTI FAMILY LIMITED
                   PARTNERSHIP

                   By:_____________________________________

                                            General Partner


                   TINA MARIE NOLL FAMILY LIMITED PARTNERSHIP


                   By:_____________________________________

                                            General Partner


                   ALFRED PAPETTI FAMILY TRUST

                   By:______________________________________
                                                    Trustee


                   STEPHEN PAPETTI FAMILY TRUST

                   By:_____________________________________

                                                    Trustee

                                        ARTHUR J. PAPETTI FAMILY TRUST

                                        By:_____________________________________
                                                                         Trustee


                                        TINA MARIE NOLL FAMILY TRUST

                                        By:_____________________________________
                                            Trustee


                                        1995 IRREVOCABLE LIVING GSTE TRUST BY
                                        BARBARA PAPETTI FBO ARTHUR J. PAPETTI
                                        U/D 8/10/95

                                        By:_____________________________________

                                                                        Trustee

                                        1995 IRREVOCABLE LIVING GSTE TRUST BY
                                        LILLIAN PAPETTI FBO ALFRED PAPETTI
                                        U/D 8/10/95

                                        By:_____________________________________
                                                                         Trustee

                                        1995 IRREVOCABLE LIVING GSTE TRUST BY
                                        LILLIAN PAPETTI FBO STEPHEN PAPETTI U/D
                                        8/10/95

                                        By:_____________________________________
                                                                         Trustee



                                        1995 IRREVOCABLE LIVING TRUST BY TINA
                                        MARIE NOLL FBO TINA MARIE NOLL U/D
                                        8/10/95

                                        By:_____________________________________
                                                                         Trustee

                                        ________________________________________
                                        Mary Barbara Papetti

                                   SCHEDULE I
                        LIST OF SHAREHOLDERS AND SELLERS


A.       SHAREHOLDERS
         Stephen Papetti
         Alfred Papetti
         Arthur J. Papetti

B.       SELLERS

         Arthur N. Papetti
         Anthony Papetti
         The Alfred Papetti S Corporation Stock Trust
         The Stephen Papetti S Corporation Stock Trust
         The Tina Marie Noll S Corporation Stock Trust
         The Arthur J. Papetti S Corporation Stock Trust
         The Mary Barbara Papetti S Corporation Stock Trust
         Declaration of Irrevocable Living Trust by Anthony Papetti FBO Stephen Papetti U/D 2/1/95
         Declaration of Irrevocable Living Trust by Anthony Papetti FBO Alfred Papetti U/D 2/1/95
         Declaration of Irrevocable Living Trust by Arthur N. Papetti FBO Arthur J. Papetti U/D 12/1/93
         Declaration of Irrevocable Living Trust by Arthur N. Papetti FBO Tina Marie Papetti-Noll U/D 12/1/93
         Declaration of Irrevocable Living Trust by Arthur N. Papetti FBO Mary Barbara Papetti U/D 12/1/93
         Arthur J. Papetti Family Limited Partnership
         Stephen Papetti Family Limited Partnership
         Tina Marie Noll Family Limited Partnership
         Alfred Papetti Family Trust
         Stephen Papetti Family Trust
         Arthur J. Papetti Family Trust
         Tina Marie Noll Family Trust
         1995 Irrevocable Living GSTE Trust by Barbara Papetti FBO Arthur J. Papetti U/D 8/10/95
         1995 Irrevocable Living GSTE Trust by Lillian Papetti FBO Alfred Papetti U/D 8/10/95
         1995 Irrevocable Living GSTE Trust by Lillian Papetti FBO Stephen Papetti U/D 8/10/95
         1995 Irrevocable Living Trust by Tina Marie Noll FBO Tina Marie Noll U/D 8/10/95 Mary Barbara Papetti

                                   EXHIBIT C

                          PLAN AND AGREEMENT OF MERGER

         THIS PLAN AND AGREEMENT OF MERGER made this ____ day of ____________, 1996 between MICHAEL FOODS, INC., a Delaware corporation (hereinafter called "Michael"), and PAPETTI'S HYGRADE EGG PRODUCTS, INC., a New Jersey corporation (hereinafter called "Papetti's Hygrade").

         WHEREAS, the Board of Directors of Michael and Papetti's Hygrade have approved the merger of Papetti's Hygrade into Michael (the "Merger") upon the terms and subject to the conditions set forth herein; and

         WHEREAS, for federal income tax purposes, it is intended the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, the Merger has also been approved by the Board of Directors of Michael pursuant to Section 251(f) of the Delaware General Corporation Law (the "Delaware Law"), incorporated by Section 252(e) of the Delaware Law and by the stockholders of Papetti's Hygrade pursuant to Section 14A:10-3 of the New Jersey Business Corporation Act (the "New Jersey Act"), which Delaware Law and New Jersey Act permit the merger contemplated herein;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained and of the mutual benefits hereby provided, it is agreed by and between the parties hereto as follows:

                                   ARTICLE I

         At the Effective Time and subject to the terms and conditions of this Agreement, Papetti's Hygrade shall be merged into Michael and the separate existence of Papetti's Hygrade shall thereupon cease in accordance with the applicable provisions of the New Jersey Law. Michael shall be and is herein sometimes referred to as "Surviving Corporation."

         The separate corporate existence of Michael and all of its rights, privileges, immunities and franchises, public or private, and all its duties and liabilities as a corporation organized under the Delaware Law will continue unaffected by the Merger.

                                   ARTICLE II

         The Merger shall become effective upon the filing of this Plan and Agreement of Merger with the Secretary of State of Delaware. The date on which the Merger becomes effective is hereinafter referred to as the "Effective Date." The time on such date at which the Merger becomes effective is hereinafter called the "Effective Time."

                                  ARTICLE III

         The Certificate of Incorporation and Bylaws of Michael in effect at the Effective Date of the Merger shall be the Certificate of Incorporation and Bylaws of Michael following the Effective Date of the Merger unless and until the same shall be amended or repealed, which power to amend or repeal is hereby expressly reserved, and all rights or powers of whatsoever nature conferred in such Certificate of Incorporation, or such Bylaws, or herein upon any shareholder or director or officer of Michael or upon any other persons whomsoever are subject to the reserved power. Such Certificate of Incorporation shall constitute the Certificate of Incorporation of Michael separate and apart from this Plan and Agreement of Merger and may be separately certified as the Certificate of Incorporation of Michael.

          The members of the Board of Directors and the officers of Michael immediately after the Effective Date of the Merger shall be those persons who were the members of the Board of Directors and the officers, respectively, of Michael immediately prior to the Effective Date of the Merger and such persons shall serve in such offices, respectively, for the term provided for by law or in the Bylaws, or until their respective successors are elected and qualified. Michael shall obtain all of the necessary director and/or stockholder approvals required to elect or appoint Stephen Papetti and Arthur J. Papetti to Michael's Board of Directors to serve for an initial period beginning at the Effective Date and ending on the date of Michael's next annual meeting of stockholders or until their respective successors are duly elected and qualified. In addition, in connection with any annual meeting of stockholders of Michael that occurs prior to the third anniversary of the Effective Date, the persons who were the holders of the common stock of Papetti's Hygrade on the Effective Date (the "Papetti's Hygrade Shareholders") shall be entitled to nominate: (i) two directors to the slate of directors to be proposed by the Board of Directors of Michael provided that the Papetti's Hygrade Shareholders then beneficially own in the aggregate 10% or more of the outstanding shares of the $.01 par value common stock of Michael ("Michael Common Stock"), or (ii) one director to the slate of directors to be proposed by the Board of Directors of Michael if the Papetti's Hygrade Shareholders beneficially own in the aggregate less than 10% of the outstanding shares of Michael Common Stock. The Papetti's Hygrade Shareholders designated nominees shall be given to Michael within 30 days following the end of each calendar year. As soon as practicable after the Effective Time, Michael shall cause the Board of Directors to be increased and shall cause the appointment of two (2) Papetti's Hygrade Shareholders to the Board of Directors.

          If at any time Michael shall consider or be advised that any acknowledgments or assurances in law or other similar actions are necessary or desirable in order to acknowledge or confirm in and to Michael any right, title, or interest of Papetti's Hygrade held immediately prior to the Effective Date of the Merger, Papetti's Hygrade and its proper officers and directors shall and will execute and deliver all such acknowledgments or assurances in law and do all things necessary or proper to acknowledge or confirm such right, title or interest in Michael as shall be necessary to carry out the purposes of this Plan and Agreement of Merger, and Michael and the proper officers and directors thereof are fully authorized to take any and all such action in the name of Michael or otherwise.

                                   ARTICLE IV

         Pursuant to this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Papetti's Hygrade, the holders of all of the common and preferred stock of Papetti's Hygrade shall receive an aggregate of 3,400,000 shares of validly issued, fully paid, non-assessable, Michael Common Stock plus cash in the amount of $_______________, to be distributed to such shareholders pro rata according to their respective interests in Papetti's Hygrade as of the Effective Date.

         As soon as practicable after the Effective Date, each holder of a certificate for shares of Papetti's Hygrade common and preferred stock outstanding immediately prior to the Effective Time, shall be entitled, upon surrender of such certificate for cancellation to the Surviving Corporation, to receive a new certificate for the number of whole shares of Michael Common Stock to which such holder shall be entitled in the manner provided for above and until so surrendered, each certificate which, immediately prior to the Effective Time, represented shares of Papetti's Hygrade common stock shall not be transferable on the books of the Surviving Corporation but shall be deemed to evidence ownership of the whole number of shares of Michael Common Stock into which such shares of Papetti's Hygrade common stock have been converted on the basis above set forth.

                                   ARTICLE V

         Except as herein specifically set forth, the identity, existence, purposes, powers, objects, franchises, privileges, rights and immunities of Michael shall continue unaffected and unimpaired by the Merger and the corporation franchises, existence and rights of Papetti's Hygrade shall be merged into Michael and Michael shall, as the Surviving Corporation, be fully vested therewith. At the Effective Time, the separate existence of Papetti's Hygrade shall cease and, in accordance with the terms of this Plan, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of Michael and Papetti's Hygrade; and all the rights, privileges, powers and franchises of Michael and Papetti's Hygrade, and all property, real, personal and mixed and all debts due to either Michael or Papetti's Hygrade on whatever account, including stock subscriptions, and all other things in action and all and every other interest of or belonging to or due to each of the corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of Michael and Papetti's Hygrade, and the title to any real estate or interest therein, vested by deed or otherwise in either of such corporations, shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of Michael and Papetti's Hygrade, and any claim existing or action or proceeding pending by or against either Michael or Papetti's Hygrade may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of Michael or Papetti's Hygrade shall be impaired by the Merger, and all debts, liabilities and duties of each of Michael or Papetti's Hygrade shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

         If, upon or after the Effective Date of the Merger, the Surviving Corporation shall determine that any returns or reports, or any filings of any kind, are required to be made by Papetti's Hygrade to the Internal Revenue Service or to any other state or federal administrative or regulatory agency, or if any assignments, deeds or assurances are necessary or desirable to vest in the Surviving Corporation any property of Papetti's Hygrade, the President of the Surviving Corporation, or such other officers thereof as may be designated by the Board of Directors thereof, shall be empowered to make and execute on behalf of Papetti's Hygrade all necessary returns or reports, or filings of any kind, and all proper assignments, deeds or assurances, and to do all other things necessary and proper to effectuate the Merger and to vest title to all of the property of Papetti's Hygrade in the Surviving Corporation.

         Immediately after the Effective Time, Michael shall distribute all of the assets and liabilities of Papetti's Hygrade to its wholly- owned subsidiary M.G. Waldbaum Company who shall thereupon succeed to the business of Papetti's Hygrade. Michael shall take and shall cause M.G. Waldbaum Company to take such action as may be necessary to preserve the "Papetti's Hygrade" name so that it may be continued to be used by Michael and M.G. Waldbaum Company without interruption.

                                   ARTICLE VI

         In the event of the termination and abandonment of this Plan and the Merger, this Plan shall be void and have no effect, and no liability shall be incurred hereunder on the part of Michael or Papetti's Hygrade or the stockholders, directors, or officers thereof.

                                  ARTICLE VII

         Any of the terms or conditions of this Plan may be waived at any time by any of the parties hereto, or the stockholders hereof which are, entitled to the benefit hereof, by action taken by the Board of Directors of any of the parties hereto, or may be amended or modified in whole or in part at any time by any agreement in writing authorized by the respective Boards of Directors of the parties hereto; provided, however, that no such amendment or modification or waiver after adoption by the shareholders of Papetti's Hygrade shall be made which changes the manner in which the Papetti's Hygrade common stock is to be converted or exchanged as provided in Article IV without the approval of such stockholders.
                                  ARTICLE VIII

          Michael hereby agrees that it may be served with process in New Jersey in any proceeding for enforcement of any obligation of Papetti's Hygrade as well as for enforcement of any obligation of Michael arising from the Merger, including any suit or other proceeding to enforce the rights of any stockholders as determined in appraisal proceeding pursuant to the New Jersey Act. Michael hereby irrevocably appoints the Secretary of State as its agent to accept service of process in any such suit or other proceeding. A copy of such process should be mailed to 324 Park National Bank Building, 5353 Wayzata Boulevard, Minneapolis, MN 55416.

         IN WITNESS WHEREOF, each of the corporate parties hereto, pursuant to authority duly granted by their respective Boards of Directors, has caused this Agreement of Merger to be executed as of the date hereof.

MICHAEL FOODS, INC.                    PAPETTI'S HYGRADE EGG PRODUCTS, INC.
a Delaware corporation                 a New Jersey corporation


By: _____________________              By:________________________
         President                            President

                                       (The Corporation has no
                                       Corporate Seal)

              CERTIFICATE OF THE SECRETARY OF MICHAEL FOODS, INC.

         The undersigned, secretary of Michael Foods, Inc. hereby certifies as follows:

         1. This Agreement was adopted by the Board of Directors of Michael without any vote of its stockholders pursuant to Delaware General Corporate Law
Section 251(f), incorporated by Delaware General Corporate Law Section 252(e), with all of the conditions of the first sentence of Section 251(f) being satisfied in full.

         2. The authorized unissued shares of common stock of Michael to be issued hereunder do not exceed 20% of the common stock of Michael outstanding immediately prior to the effective date of this Merger.



                                        __________________________________
                                        Jeffrey M. Shapiro, Secretary

                                   EXHIBIT D




  Minneapolis

                               ____________, 1996


Papetti's Hygrade Egg Products, Inc.
Quaker State Farms, Inc.
Papetti's of Iowa Food Products, Inc.
Monark Egg Corporation
Egg Specialties, Inc.
Papetti Foods, Inc.
Casa Trucking Limited Partnership
Papetti Transport Leasing Limited Partnership
Papetti Equipment Leasing Limited Partnership
c/o Papetti's Hygrade Egg Products, Inc.
100 Trumbell Street
Elizabeth, New Jersey 07206

Gentlemen:

         We have acted as counsel for Michael Foods, Inc., a Delaware corporation, ("Michael") and M.G. Waldbaum Company, a Nebraska corporation ("Acquisition") with respect to an Agreement and Plan of Reorganization (the "Reorganization Agreement") dated as of ____________, 1996, by and among Michael and Acquisition and Papetti's Hygrade Egg Products, Inc., Quaker State Farms, Inc., Papetti's of Iowa Food Products, Inc., Monark Egg Corporation, Egg Specialties, Inc., Papetti Foods, Inc., Casa Trucking Limited Partnership, Papetti Transport Leasing Limited Partnership, and Papetti Equipment Leasing Limited Partnership. Section 8.7 of the Reorganization Agreement requires as a condition to your obligation to consummate the transactions contemplated by the Reorganization Agreement that you receive an opinion as of this date as to certain matters. Capitalized terms used herein shall have the meaning ascribed to them in the Reorganization Agreement.

Papetti's Hygrade Egg Products, Inc.
_____________, 1996
Page 2




         As counsel for Michael and Acquisition, we have examined the Reorganization Agreement and the agreements required to be executed and delivered thereunder and have examined and relied upon such records of Michael and Acquisition, certificates, representations provided by officers of Michael and Acquisition, and certificates of public officials, and have examined such matters of law as we have deemed necessary or appropriate for purposes of this opinion.

         Based upon the foregoing, it is our opinion that:

         1. Michael and Acquisition are each corporations duly organized, validly existing and in good standing under the laws of Delaware and Nebraska, respectively. Each of Michael and Acquisition has full corporate power and corporate authority to carry on its businesses as now being conducted, to own and operate its assets, business and properties, to conduct its business as now conducted by it, to enter into the Reorganization Agreement and the other agreements required to be executed and delivered thereunder, and to perform their obligations thereunder.

         2. The execution, delivery and performance of the Reorganization Agreement by Michael and Acquisition, the Acquisition Agreements by Acquisition, and the Employment Agreements, Settlement Agreement, and Shareholder Agreement by Michael, have been duly authorized, executed and delivered by Michael and/or Acquisition, as the case may be, and constitute legal, valid and binding agreements enforceable against them in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

         3. The execution, delivery and performance by Michael and Acquisition of the Reorganization Agreement, the Acquisition Agreements by Acquisition and the Settlement Agreement, Employment Agreements and Shareholder Agreement by Michael, will not, in any material respect (with respect to clauses (ii) through (iv) below), (i) conflict with the Certificate or Articles of Incorporation or By-laws of Michael or Acquisition, both as amended to date;
(ii) to the best of our knowledge after reasonable inquiry, conflict with, result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third-party right of termination, cancellation, modification or acceleration) under, any of the terms, conditions or provisions of any trust agreement, voting agreement, shareholder agreement, voting trust, note, bond, mortgage, indenture, license, contract, commitment,

Papetti's Hygrade Egg Products, Inc.
_____________, 1996
Page 3



arrangement, understanding, agreement or other instrument or obligation of any kind affecting Michael or Acquisition or to which Michael or Acquisition is a party or by which any of the properties or assets of Michael or Acquisition are or may be bound; (iii) to the best of our knowledge after reasonable inquiry, violate any requirement of law applicable to Michael or Acquisition; or (iv) to the best of our knowledge after reasonable inquiry, violate any order, injunction, judgment or decree of any court or other governmental authority or any determination of an arbitrator applicable to Michael or Acquisition or any of Michael's or Acquisition's properties or business.

         4. The authorized and, to the best of our knowledge after reasonable inquiry, issued capital stock of each of Michael and Acquisition conforms to the description thereof contained in Section 5.3 of the Agreement. All of the outstanding Michael Common Stock and the Acquisition Common Stock is validly issued, fully paid and non-assessable and has not been issued in violation of preemptive rights with respect thereto. All of the issued and outstanding shares of Acquisition are owned by Michael. No shares of any class or series are held in the treasury of Michael or Acquisition. Except as set forth in public filings made by Michael under the Exchange Act and the Securities Act, there are no other claims of equity, options, warrants, calls, rights or commitments or any other agreements of any character relating to the sale, issuance or voting of any shares of the Michael Common Stock or Acquisition Common Stock, or any securities convertible into or evidencing the right to purchase any shares of the Michael Common Stock or Acquisition Common Stock. The shares of Michael Common Stock to be issued pursuant to the Papetti's Hygrade Reorganization are duly authorized, validly issued and outstanding, fully paid and non-assessable and none of such shares is subject to preemptive or other similar rights or claims, liens, encumbrances and security interests of which we have knowledge.

         5. To our knowledge after due investigation, there is no suit, action or proceeding pending or overtly threatened before any court or other governmental agency by the federal or state government in which it is or will be sought to restrain or prohibit the consummation of the transactions contemplated by the Reorganization Agreement.

         6. Except as received prior to the date hereof, no consent or approval by any governmental or quasi-governmental authority is required on the part of Michael and Acquisition in connection with the execution, delivery and performance of the Reorganization Agreement, the Acquisition Agreements or the consummation of the transactions contemplated thereby by Michael or Acquisition.

Papetti's Hygrade Egg Products, Inc.
_____________, 1996
Page 4




         The opinions expressed herein by the undersigned are expressly limited to the laws of the State of Minnesota, the Delaware General Corporation Law and the laws of the United States of America. We assume no responsibility as to the applicability or the effect of the laws of any other domestic or foreign jurisdiction on the subject transactions.

         We have rendered the foregoing opinion solely for your benefit in connection with the transactions described in the Reorganization Agreement. Our opinion may not be quoted or relied upon by, nor copies be delivered to, any other person or entity, or used for any other purpose, without our prior written consent.

                                        Very truly yours,



                                        Albert A. Woodward

AAW:mso

                                   EXHIBIT E

                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT made and entered into as of the ____________ day of _______________, 1996, by and between MICHAEL FOODS, INC., a Delaware corporation (hereinafter referred to as "Michael Foods") and ALFRED PAPETTI (hereinafter referred to as "Executive").


         WHEREAS, Executive is an employee of Papetti's Hygrade Egg Products, Inc. which will be merged as of the date hereof with and into Michael Foods (the "Reorganization"); and

         WHEREAS, Michael Foods desires to assure itself of the availability of the services of the Executive following the Reorganization, and it is a condition to the Reorganization that Executive and Michael Foods enter into this Agreement on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties agree as follows:

         1. EMPLOYMENT AND DUTIES. Michael Foods shall employ Executive to serve as Chairman of the Papetti's Hygrade Foods Division and in such capacity Executive shall perform such duties as were being performed prior to and as of the date of this Agreement subject at all times to the direction of the CEO of Michael Foods.

         2. TERM. This Agreement shall be effective as of __________________, 1996 and shall continue through _________________ 1999, unless earlier terminated as provided herein. This Agreement may be extended thereafter upon the written agreement of the parties hereto.


         3. BASE SALARY. For all services rendered by Executive, Michael Foods agrees to pay Executive an annual Base Salary for each year of this Agreement from ___________________, 1996 through ______________________, 1999 of at least $180,000 payable in substantially equal semi- monthly installments.


         4.      ADDITIONAL BENEFITS AND WORKING FACILITIES.

                 a. Michael Foods shall provide Executive with medical insurance and shall permit Executive to participate in other fringe benefit plans as Michael Foods may from time to time provide for its other executive officers. The terms of said benefits in all cases shall be no less favorable to Executive than those offered to other executive officers of Michael Foods.


                 b. Executive is entitled to take up to 4 weeks vacation per annum at reasonable times and for customary and reasonable lengths of time consistent with his overall responsibilities hereunder.


                 c. Michael Foods shall reimburse Executive for all reasonable expenses incurred by Executive in connection with Michael Foods' business, including but not limited to, expenses of travel and entertainment, upon presentation of itemized statements therefor.


         5. NON-COMPETE. During Executive's term of employment and for a period of three years following termination of employment, Executive shall not directly or indirectly, whether as an employee, agent, contractor, partner, shareholder or otherwise, engage in the business of egg production, processing or distribution in any geographic area where Michael Foods produces or processes eggs or distributes egg products, except as specified in Schedule I to this Agreement, nor shall Executive solicit the business of any customer of Michael Foods on behalf of any company or business entity (other than Michael Foods or its affiliates) which is engaged in the egg production, processing or distribution business, whether or not such company or business directly competes with Michael Foods.


         6. EVENTS OF TERMINATION. The employment of Executive hereunder shall terminate as follows:

                 a.       Upon the Incapacity or death of Executive;

                 b. Upon thirty (30) days' written notice by either party or by Executive if Executive's Duties Have Been Substantially Reduced or Negatively Altered without Executive's prior written consent; or

                 c.       Without notice by Michael Foods for Cause.

         "Cause" for purposes hereof shall mean a determination by Michael Foods that Executive has committed an illegal act that directly reflects upon his fitness to act as an Executive of Michael Foods.

         "Incapacity" for purposes hereof shall mean a determination by Michael Foods in its sole discretion that Executive is unable to perform his job responsibilities hereunder as a result of chronic illness, physical, mental or any other disability for a period of six (6) months or more.

         If Executive's employment is terminated under subsection (a) or by Michael under subsection (b) or by Executive under subsection (b) based upon the fact that Executive's Duties Have Been Substantially Reduced or Negatively Altered without Executive's prior written consent, Executive shall receive as a termination payment, an amount equal to the Base Salary for the remaining term of this Agreement. The termination payments provided above shall be made in substantially equal monthly installments beginning on the first day of the month following termination of employment for the balance of the term of this Agreement. If Executive's employment is terminated by Executive under subsection (b) for any reason other than that Executive's Duties Have Been Substantially Reduced or Negatively Altered without Executive's prior written consent or by Michael under subsection (c), Executive shall receive no termination payment.

         "Duties are Substantially Reduced or Negatively Altered" means, without Executive's express written consent:

                 (i) the assignment to Executive of any duties inconsistent with Executive's positions, duties, responsibilities and status with Michael Foods or a change in Executive's reporting responsibilities, titles or offices, or any removal of Executive from, or any failure to re-elect Executive to, any of such positions, except in connection with the termination of Executive's employment for Cause, upon the Incapacity or death of Executive, or upon the voluntary termination by Executive;

                 (ii) a reduction in Executive's Base Salary below the minimum Base Salary in Section 3 hereof;

                 (iii) Michael Foods requiring Executive to be based anywhere other than the geographic location at which Executive was based at the effective date of this Agreement except for required travel on business to an extent substantially consistent with the business travel obligations of Executive;

                 (iv) the failure by Michael Foods to continue in effect benefit and compensation plans substantially equivalent to the benefit or compensation plans or arrangements in effect at the effective date of this Agreement; the taking of any action by Michael Foods not required by law which would adversely affect Executive's participation in or materially reduce Executive's benefits under any of such plans or deprive Executive of any material fringe benefit enjoyed by Executive; or the failure by Michael Foods to provide Executive with the number of paid vacation days, holidays and personal days to which Executive was then entitled in accordance with Michael Foods' normal leave policy in effect at the effective date of this Agreement.

         7. ADDITIONAL DOCUMENTS. The parties shall each, without further consideration, execute such additional documents as may be reasonably required in order to carry out the purposes and intents of this agreement and to fulfill the obligations of the respective parties hereunder.

         8. WAIVER. Any waiver of any term or condition of this Agreement shall not operate as a waiver of any other breach of such term or condition, or of any other term or condition, nor shall any failure to enforce a provision hereof operate as a waiver of such provisions or of any other provision hereof.

         9. NOTICES. All communications with respect to this agreement shall be considered given if delivered or sent as follows:

         a. To Executive by first class, certified mail, postage prepaid, return receipt requested, addressed as follows:


                          Alfred Papetti
                          c/o Papetti Hygrade Foods Division
                          100 Trumbull Street
                          Elizabeth, New Jersey  07206


                          Copy to:

                          Martin B. O'Connor, II
                          O'Connor, Morss & O'Connor
                          Liberty Hall Center
                          1085 Morris Avenue
                          Union, New Jersey  07083

         b. To Michael Foods by first class, certified mail, postage prepaid, return receipt requested, addressed as follows:

                          Michael Foods, Inc.
                          5353 Wayzata Boulevard
                          324 Park National Bank Building
                          Minneapolis, Minnesota  55416

or mailed to such other addresses as the parties hereto may designate by notice given in like manner. Notice shall be effective three (3) days after mailing or upon personal delivery.

         10. ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement of the parties hereto with respect to the subject matter hereof and no party shall be liable or bound to another in any manner by any warranties, representations or guarantees, except as specifically set forth herein.

         11.     MODIFICATIONS, AMENDMENTS AND WAIVERS.  The parties hereto at
any time may by written agreement extend or modify this Agreement.   This
Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing executed by the parties hereto.

         12. SEVERABILITY. No finding or adjudication that any provision of this Agreement is invalid or enforceable shall affect the validity or enforceability of the remaining provisions herein, and this Agreement shall be construed as though such invalid or unenforceable provisions were omitted.

         13.     MISCELLANEOUS.

                 a. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective legal representatives, successors and assigns of the party thereto.

                 b. This Agreement is made pursuant to and shall be construed under the laws of the State of Minnesota.

                 c. This Agreement may be executed in one or more counterparts and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                              MICHAEL FOODS, INC.



                              By: ____________________________________
                                        Its: ______________________________


                              ________________________________________
                              Executive

                                  SCHEDULE I
                               (Alfred Papetti)

1. Together, Alfred Papetti (25%), Arthur J. Papetti (25%), Tina Marie Noll (25%) and Stephen Papetti (25%) own Shell Egg Technology, L.L.C., which entity owns 0.5% of Pasteurized Egg, L.P.

2.   Together, William T. Rechsteiner (25%), David Rechsteiner (8.33%), Arthur
     J. Papetti (22.23%), Alfred Papetti (22.22%) and Stephen Papetti (22.22%) own Papetti Farms, Inc., which entity owns 50% of Sunbest-Papetti Farms.

                                   EXHIBIT E

                              EMPLOYMENT AGREEMENT



         THIS AGREEMENT made and entered into as of the _____ day of _________________, 1996 (the "Agreement"), by and between MICHAEL FOODS, INC., a Delaware corporation (hereinafter referred to as "Michael Foods") and ANTHONY PAPETTI (hereinafter referred to as "Executive").


         WHEREAS, Executive is an employee of Papetti's Hygrade Egg Products, Inc. which will be merged as of the date hereof with and into Michael Foods (the "Reorganization"); and

         WHEREAS, Michael Foods desires to assure itself of the availability of the services of the Executive following the Reorganization, and it is a condition to the Reorganization that Executive and Michael Foods enter into this Agreement on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties agree as follows:

         1. EMPLOYMENT AND DUTIES. Michael Foods shall employ Executive to serve as Executive Vice President of the Papetti's Hygrade Foods Division and in such capacity Executive shall perform such duties as were being performed prior to and as of the date of this Agreement subject at all times to the direction of the President of Papetti's Hygrade Foods Division.

         2. TERM. This Agreement shall be effective as of __________________, 1996 and shall continue through _________________ 1999, unless earlier terminated as provided herein. This Agreement may be extended thereafter upon the written agreement of the parties hereto.


         3. BASE SALARY. For all services rendered by Executive, Michael Foods agrees to pay Executive an annual Base Salary for each year of this Agreement from ___________________, 1996 through ______________________, 1999 of at least $225,000 payable in substantially equal semi-monthly installments.


         4.      ADDITIONAL BENEFITS AND WORKING FACILITIES.

                 a. Michael Foods shall provide Executive with medical insurance and shall permit Executive to participate in other fringe benefit plans as Michael

         Foods may from time to time provide for its other executive officers. The terms of said benefits in all cases shall be no less favorable to Executive than those offered to other executive officers of Michael Foods.


                 b. Executive is entitled to take up to 4 weeks of vacation per annum at reasonable times and for customary and reasonable lengths of time consistent with his overall responsibilities hereunder.


                 c. Michael Foods shall reimburse Executive for all reasonable expenses incurred by Executive in connection with Michael Foods' business, including but not limited to, expenses of travel and entertainment, upon presentation of itemized statements therefor.


         5. NON-COMPETE. During Executive's term of employment and for a period of three years following termination of employment, Executive shall not directly or indirectly, whether as an employee, agent, contractor, partner, shareholder or otherwise, engage in the business of egg production, processing or distribution in any geographic area where Michael Foods produces or processes eggs or distributes egg products, except as specified in Schedule I to this Agreement, nor shall Executive solicit the business of any customer of Michael Foods on behalf of any company or business entity (other than Michael Foods or its affiliates) which is engaged in the egg production, processing or distribution business, whether or not such company or business directly competes with Michael Foods.


         6. EVENTS OF TERMINATION. The employment of Executive hereunder shall terminate as follows:

                 a.       Upon the Incapacity or death of Executive;

                 b. Upon thirty (30) days' written notice by either party or by Executive if Executive's Duties Have Been Substantially Reduced or Negatively Altered without Executive's prior written consent; or

                 c.       Without notice by Michael Foods for Cause.

         "Cause" for purposes hereof shall mean a determination by Michael Foods that Executive has committed an illegal act that directly reflects upon his fitness to act as an Executive of Michael Foods.

        "Incapacity" for purposes hereof shall mean a determination by Michael Foods in its sole discretion that Executive is unable to perform his job responsibilities hereunder as a result of chronic illness, physical, mental or any other disability for a period of six (6) months or more.

        If Executive's employment is terminated under subsection (a) or by Michael under subsection (b) or by Executive under subsection (b) based upon the fact that Executive's Duties Have Been Substantially Reduced or Negatively Altered without Executive's prior written consent, Executive shall receive as a termination payment, an amount equal to the Base Salary for the remaining term of this Agreement. The termination payments provided above shall be made in substantially equal monthly installments beginning on the first day of the month following termination of employment for the balance of the term of this Agreement. If Executive's employment is terminated by Executive under subsection (b) for any reason other than that Executive's Duties Have Been Substantially Reduced or Negatively Altered without Executive's prior written consent or by Michael under subsection (c), Executive shall receive no termination payment.

        "Duties are Substantially Reduced or Negatively Altered" means, without Executive's express written consent:

            (i) the assignment to Executive of any duties inconsistent with Executive's positions, duties, responsibilities and status with Michael Foods or a change in Executive's reporting responsibilities, titles or offices, or any removal of Executive from, or any failure to re-elect Executive to, any of such positions, except in connection with the termination of Executive's employment for Cause, upon the Incapacity or death of Executive, or upon the voluntary termination by Executive;

            (ii) a reduction in Executive's Base Salary below the minimum Base Salary in Section 3 hereof;

            (iii) Michael Foods requiring Executive to be based anywhere other than the geographic location at which Executive was based at the effective date of this Agreement except for required travel on business to an extent substantially consistent with the business travel obligations of Executive;

            (iv) the failure by Michael Foods to continue in effect benefit and compensation plans substantially equivalent to the benefit or compensation plans or arrangements in effect at the effective date of this Agreement; the taking of any action by Michael Foods not required by law which would adversely affect Executive's participation in or materially reduce Executive's benefits under any of such plans or deprive Executive of any material fringe benefit enjoyed by Executive; or the failure by Michael Foods to provide Executive with the number of paid vacation days, holidays and personal days to which Executive was then entitled in accordance with Michael Foods' normal leave policy in effect at the effective date of this Agreement.

        7. ADDITIONAL DOCUMENTS. The parties shall each, without further consideration, execute such additional documents as may be reasonably required in order to carry out the purposes and intents of this agreement and to fulfill the obligations of the respective parties hereunder.

        8. WAIVER. Any waiver of any term or condition of this Agreement shall not operate as a waiver of any other breach of such term or condition, or of any other term or condition, nor shall any failure to enforce a provision hereof operate as a waiver of such provisions or of any other provision hereof.

        9. NOTICES. All communications with respect to this agreement shall be considered given if delivered or sent as follows:

        a. To Executive by first class, certified mail, postage prepaid, return receipt requested, addressed as follows:


             Anthony Papetti
             c/o Papetti Hygrade Foods Division
             100 Trumbull Street
             Elizabeth, New Jersey 07206


             Copy to:

             Martin B. O'Connor, II
             O'Connor, Morss & O'Connor
             Liberty Hall Center
             1085 Morris Avenue
             Union, New Jersey  07083

        b. To Michael Foods by first class, certified mail, postage prepaid, return receipt requested, addressed as follows:

             Michael Foods, Inc.
             5353 Wayzata Boulevard
             324 Park National Bank Building
             Minneapolis, Minnesota  55416

or mailed to such other addresses as the parties hereto may designate by notice given in like manner. Notice shall be effective three (3) days after mailing or upon personal delivery.

        10. ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement of the parties hereto with respect to the subject matter hereof and no party shall be liable or bound to another in any manner by any warranties, representations or guarantees, except as specifically set forth herein.

        11.   MODIFICATIONS, AMENDMENTS AND WAIVERS.  The parties hereto at any
time may by written agreement extend or modify this Agreement.   This Agreement
shall not be altered or otherwise amended except pursuant to an instrument in writing executed by the parties hereto.

        12. SEVERABILITY. No finding or adjudication that any provision of this Agreement is invalid or enforceable shall affect the validity or enforceability of the remaining provisions herein, and this Agreement shall be construed as though such invalid or unenforceable provisions were omitted.

        13.   MISCELLANEOUS.

        a. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective legal representatives, successors and assigns of the party thereto.

        b. This Agreement is made pursuant to and shall be construed under the laws of the State of Minnesota.

        c. This Agreement may be executed in one or more counterparts and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

  IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.


                                  MICHAEL FOODS, INC.



                                  By: ____________________________________

                                      Its: ______________________________


                                  ________________________________________
                                  Executive

                                  Schedule I
                              (Anthony Papetti)


                                     NONE

                                   EXHIBIT E

                              EMPLOYMENT AGREEMENT



        THIS AGREEMENT made and entered into as of the _____ day of _________________, 1996 (the "Agreement"), by and between MICHAEL FOODS, INC., a Delaware corporation (hereinafter referred to as "Michael Foods") and ARTHUR N. PAPETTI (hereinafter referred to as "Executive").


        WHEREAS, Executive is an employee of Papetti's Hygrade Egg Products, Inc. which will be merged as of the date hereof with and into Michael Foods (the "Reorganization"); and

        WHEREAS, Michael Foods desires to assure itself of the availability of the services of the Executive following the Reorganization, and it is a condition to the Reorganization that Executive and Michael Foods enter into this Agreement on the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties agree as follows:

        1. EMPLOYMENT AND DUTIES. Michael Foods shall employ Executive to serve as Executive Vice President of the Papetti's Hygrade Foods Division and in such capacity Executive shall perform such duties as were being performed prior to and as of the date of this Agreement subject at all times to the direction of the President of Papetti's Hygrade Foods Division.

        2. TERM. This Agreement shall be effective as of __________________, 1996 and shall continue through _________________ 1999, unless earlier terminated as provided herein. This Agreement may be extended thereafter upon the written agreement of the parties hereto.


        3. BASE SALARY. For all services rendered by Executive, Michael Foods agrees to pay Executive an annual Base Salary for each year of this Agreement from ___________________, 1996 through ______________________, 1999 of at least $225,000 payable in substantially equal semi-monthly installments.


        4.    ADDITIONAL BENEFITS AND WORKING FACILITIES.

              a. Michael Foods shall provide Executive with medical insurance and shall permit Executive to participate in other fringe benefit plans as Michael

        Foods may from time to time provide for its other executive officers. The terms of said benefits in all cases shall be no less favorable to Executive than those offered to other executive officers of Michael Foods.


            b. Executive is entitled to take up to 4 weeks of vacation per annum at reasonable times and for customary and reasonable lengths of time consistent with his overall responsibilities hereunder.


            c. Michael Foods shall reimburse Executive for all reasonable expenses incurred by Executive in connection with Michael Foods' business, including but not limited to, expenses of travel and entertainment, upon presentation of itemized statements therefor.


        5. NON-COMPETE. During Executive's term of employment and for a period of three years following termination of employment, Executive shall not directly or indirectly, whether as an employee, agent, contractor, partner, shareholder or otherwise, engage in the business of egg production, processing or distribution in any geographic area where Michael Foods produces or processes eggs or distributes egg products, except as specified in Schedule I to this Agreement, nor shall Executive solicit the business of any customer of Michael Foods on behalf of any company or business entity (other than Michael Foods or its affiliates) which is engaged in the egg production, processing or distribution business, whether or not such company or business directly competes with Michael Foods.


        6. EVENTS OF TERMINATION. The employment of Executive hereunder shall terminate as follows:

              a.  Upon the Incapacity or death of Executive;

              b. Upon thirty (30) days' written notice by either party or by Executive if Executive's Duties Have Been Substantially Reduced or Negatively Altered without Executive's prior written consent; or

              c.  Without notice by Michael Foods for Cause.

        "Cause" for purposes hereof shall mean a determination by Michael Foods that Executive has committed an illegal act that directly reflects upon his fitness to act as an Executive of Michael Foods.

        "Incapacity" for purposes hereof shall mean a determination by Michael Foods in its sole discretion that Executive is unable to perform his job responsibilities hereunder as a result of chronic illness, physical, mental or any other disability for a period of six (6) months or more.

        If Executive's employment is terminated under subsection (a) or by Michael under subsection (b) or by Executive under subsection (b) based upon the fact that Executive's Duties Have Been Substantially Reduced or Negatively Altered without Executive's prior written consent, Executive shall receive as a termination payment an amount equal to the Base Salary for the remaining term of this Agreement. The termination payments provided above shall be made in substantially equal monthly installments beginning on the first day of the month following termination of employment for the balance of the term of this Agreement. If Executive's employment is terminated by Executive under subsection (b) for any reason other than that Executive's Duties Have Been Substantially Reduced or Negatively Altered without Executive's prior written consent or by Michael under subsection (c), Executive shall receive no termination payment.

        "Duties are Substantially Reduced or Negatively Altered" means, without Executive's express written consent:

              (i) the assignment to Executive of any duties inconsistent with Executive's positions, duties, responsibilities and status with Michael Foods or a change in Executive's reporting responsibilities, titles or offices, or any removal of Executive from, or any failure to re-elect Executive to, any of such positions, except in connection with the termination of Executive's employment for Cause, upon the Incapacity or death of Executive, or upon the voluntary termination by Executive;

              (ii) a reduction in Executive's Base Salary below the minimum Base Salary in Section 3 hereof;

              (iii) Michael Foods requiring Executive to be based anywhere other than the geographic location at which Executive was based at the effective date of this Agreement except for required travel on business to an extent substantially consistent with the business travel obligations of Executive;

              (iv) the failure by Michael Foods to continue in effect benefit and compensation plans substantially equivalent to the benefit or compensation plans or arrangements in effect at the effective date of this Agreement; the taking of any action by Michael Foods not required by law which would adversely affect Executive's participation in or materially reduce Executive's benefits under any of such plans or deprive Executive of any material fringe benefit enjoyed by Executive; or the failure by Michael Foods to provide Executive with the number of paid vacation days, holidays and personal days to which Executive was then entitled in accordance with Michael Foods' normal leave policy in effect at the effective date of this Agreement.

        7. ADDITIONAL DOCUMENTS. The parties shall each, without further consideration, execute such additional documents as may be reasonably required in order to carry out the purposes and intents of this agreement and to fulfill the obligations of the respective parties hereunder.

        8. WAIVER. Any waiver of any term or condition of this Agreement shall not operate as a waiver of any other breach of such term or condition, or of any other term or condition, nor shall any failure to enforce a provision hereof operate as a waiver of such provisions or of any other provision hereof.

        9. NOTICES. All communications with respect to this agreement shall be considered given if delivered or sent as follows:

        a. To Executive by first class, certified mail, postage prepaid, return receipt requested, addressed as follows:


             Arthur N. Papetti
             c/o Papetti Hygrade Foods Division
             100 Trumbull Street
             Elizabeth, New Jersey  07206


             Copy to:

             Martin B. O'Connor, II
             O'Connor, Morss & O'Connor
             Liberty Hall Center
             1085 Morris Avenue
             Union, New Jersey  07083

        b. To Michael Foods by first class, certified mail, postage prepaid, return receipt requested, addressed as follows:

             Michael Foods, Inc.
             5353 Wayzata Boulevard
             324 Park National Bank Building
             Minneapolis, Minnesota  55416

or mailed to such other addresses as the parties hereto may designate by notice given in like manner. Notice shall be effective three (3) days after mailing or upon personal delivery.

        10. ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement of the parties hereto with respect to the subject matter hereof and no party shall be liable or bound to another in any manner by any warranties, representations or guarantees, except as specifically set forth herein.

        11.  MODIFICATIONS, AMENDMENTS AND WAIVERS.  The parties hereto at any
time may by written agreement extend or modify this Agreement.   This Agreement
shall not be altered or otherwise amended except pursuant to an instrument in writing executed by the parties hereto.

        12. SEVERABILITY. No finding or adjudication that any provision of this Agreement is invalid or enforceable shall affect the validity or enforceability of the remaining provisions herein, and this Agreement shall be construed as though such invalid or unenforceable provisions were omitted.

        13.  MISCELLANEOUS.

             a. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective legal representatives, successors and assigns of the party thereto.

             b. This Agreement is made pursuant to and shall be construed under the laws of the State of Minnesota.

             c. This Agreement may be executed in one or more counterparts and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                MICHAEL FOODS, INC.



                                By: ____________________________________

                                    Its: ______________________________


                                ________________________________________
                                Executive

                                  Schedule I
                             (Arthur N. Papetti)


                                     NONE

                                   EXHIBIT E

                              EMPLOYMENT AGREEMENT



        THIS AGREEMENT made and entered into as of the _____ day of _________________, 1996 (the "Agreement"), by and between MICHAEL FOODS, INC., a Delaware corporation (hereinafter referred to as "Michael Foods") and ARTHUR J. PAPETTI (hereinafter referred to as "Executive").


        WHEREAS, Executive is an employee of Papetti's Hygrade Egg Products, Inc. which will be merged as of the date hereof with and into Michael Foods (the "Reorganization"); and

        WHEREAS, Michael Foods desires to assure itself of the availability of the services of the Executive following the Reorganization, and it is a condition to the Reorganization that Executive and Michael Foods enter into this Agreement on the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties agree as follows:

        1. EMPLOYMENT AND DUTIES. Michael Foods shall employ Executive to serve as Executive Vice President of the Papetti's Hygrade Foods Division and in such capacity Executive shall perform such duties as were being performed prior to and as of the date of this Agreement subject at all times to the direction of the President of Papetti's Hygrade Foods Division.

        2. TERM. This Agreement shall be effective as of __________________, 1996 and shall continue through _________________ 1999, unless earlier terminated as provided herein. This Agreement may be extended thereafter upon the written agreement of the parties hereto.


        3. BASE SALARY. For all services rendered by Executive, Michael Foods agrees to pay Executive an annual Base Salary for each year of this Agreement from ___________________, 1996 through ______________________, 1999 of at least $225,000 payable in substantially equal semi-monthly installments.


        4.    ADDITIONAL BENEFITS AND WORKING FACILITIES.

              a. Michael Foods shall provide Executive with medical insurance and shall permit Executive to participate in other fringe benefit plans as Michael

        Foods may from time to time provide for its other executive officers. The terms of said benefits in all cases shall be no less favorable to Executive than those offered to other executive officers of Michael Foods.


              b. Executive is entitled to take up to 4 weeks of vacation per annum at reasonable times and for customary and reasonable lengths of time consistent with her overall responsibilities hereunder.


              c. Michael Foods shall reimburse Executive for all reasonable expenses incurred by Executive in connection with Michael Foods' business, including but not limited to, expenses of travel and entertainment, upon presentation of itemized statements therefor.


        5. NON-COMPETE. During Executive's term of employment and for a period of three years following termination of employment, Executive shall not directly or indirectly, whether as an employee, agent, contractor, partner, shareholder or otherwise, engage in the business of egg production, processing or distribution in any geographic area where Michael Foods produces or processes eggs or distributes egg products, except as specified in Schedule I to this Agreement, nor shall Executive solicit the business of any customer of Michael Foods on behalf of any company or business entity (other than Michael Foods or its affiliates) which is engaged in the egg production, processing or distribution business, whether or not such company or business directly competes with Michael Foods.


        6. EVENTS OF TERMINATION. The employment of Executive hereunder shall terminate as follows:

              a.  Upon the Incapacity or death of Executive;

              b. Upon thirty (30) days' written notice by either party or by Executive if Executive's Duties Have Been Substantially Reduced or Negatively Altered without Executive's prior written consent; or

              c.  Without notice by Michael Foods for Cause.

        "Cause" for purposes hereof shall mean a determination by Michael Foods that Executive has committed an illegal act that directly reflects upon her fitness to act as an Executive of Michael Foods.

        "Incapacity" for purposes hereof shall mean a determination by Michael Foods in its sole discretion that Executive is unable to perform her job responsibilities hereunder as a result of chronic illness, physical, mental or any other disability for a period of six (6) months or more.

        If Executive's employment is terminated under subsection (a) or by Michael under subsection (b) or by Executive under subsection (b) based upon the fact that Executive's Duties Have Been Substantially Reduced or Negatively Altered without Executive's prior written consent, Executive shall receive as a termination payment an amount equal to the Base Salary for the remaining term of this Agreement. The termination payments provided above shall be made in substantially equal monthly installments beginning on the first day of the month following termination of employment for the balance of the term of this Agreement. If Executive's employment is terminated by Executive under subsection (b) for any reason other than that Executive's Duties Have Been Substantially Reduced or Negatively Altered without Executive's prior written consent or by Michael under subsection (c), Executive shall receive no termination payment.

        "Duties are Substantially Reduced or Negatively Altered" means, without Executive's express written consent:

              (i) the assignment to Executive of any duties inconsistent with Executive's positions, duties, responsibilities and status with Michael Foods or a change in Executive's reporting responsibilities, titles or offices, or any removal of Executive from, or any failure to re-elect Executive to, any of such positions, except in connection with the termination of Executive's employment for Cause, upon the Incapacity or death of Executive, or upon the voluntary termination by Executive;


              (ii) a reduction in Executive's Base Salary below the minimum Base Salary in Section 3 hereof;

              (iii) Michael Foods requiring Executive to be based anywhere other than the geographic location at which Executive was based at the effective date of this Agreement except for required travel on business to an extent substantially consistent with the business travel obligations of Executive;

              (iv) the failure by Michael Foods to continue in effect benefit and compensation plans substantially equivalent to the benefit or compensation plans or arrangements in effect at the effective date of this Agreement; the taking of any action by Michael Foods not required by law which would adversely affect Executive's participation in or materially reduce Executive's benefits under any of such plans or deprive Executive of any material fringe benefit enjoyed by Executive; or the failure by Michael Foods to provide Executive with the number of paid vacation days, holidays and personal days to which Executive was then entitled in accordance with Michael Foods' normal leave policy in effect at the effective date of this Agreement.

        7. ADDITIONAL DOCUMENTS. The parties shall each, without further consideration, execute such additional documents as may be reasonably required in order to carry out the purposes and intents of this agreement and to fulfill the obligations of the respective parties hereunder.

        8. WAIVER. Any waiver of any term or condition of this Agreement shall not operate as a waiver of any other breach of such term or condition, or of any other term or condition, nor shall any failure to enforce a provision hereof operate as a waiver of such provisions or of any other provision hereof.

        9. NOTICES. All communications with respect to this agreement shall be considered given if delivered or sent as follows:

        a. To Executive by first class, certified mail, postage prepaid, return receipt requested, addressed as follows:


              Arthur J. Papetti
              c/o Papetti Hygrade Foods Divison
              100 Trumbull Street
              Elizabeth, New Jersey  07206


              Copy to:

              Martin B. O'Connor, II
              O'Connor, Morss & O'Connor
              Liberty Hall Center
              1085 Morris Avenue
              Union, New Jersey  07083

        b. To Michael Foods by first class, certified mail, postage prepaid, return receipt requested, addressed as follows:

              Michael Foods, Inc.
              5353 Wayzata Boulevard
              324 Park National Bank Building
              Minneapolis, Minnesota  55416

or mailed to such other addresses as the parties hereto may designate by notice given in like manner. Notice shall be effective three (3) days after mailing or upon personal delivery.

        10. ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement of the parties hereto with respect to the subject matter hereof and no party shall be liable or bound to another in any manner by any warranties, representations or guarantees, except as specifically set forth herein.

        11.   MODIFICATIONS, AMENDMENTS AND WAIVERS.  The parties hereto at any
time may by written agreement extend or modify this Agreement.   This Agreement
shall not be altered or otherwise amended except pursuant to an instrument in writing executed by the parties hereto.

        12. SEVERABILITY. No finding or adjudication that any provision of this Agreement is invalid or enforceable shall affect the validity or enforceability of the remaining provisions herein, and this Agreement shall be construed as though such invalid or unenforceable provisions were omitted.

        13.   MISCELLANEOUS.

              a. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective legal representatives, successors and assigns of the party thereto.

              b. This Agreement is made pursuant to and shall be construed under the laws of the State of Minnesota.

              c. This Agreement may be executed in one or more counterparts and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                  MICHAEL FOODS, INC.



                                  By: ____________________________________

                                    Its: ______________________________

                                  ________________________________________
                                  Executive

                                  Schedule I
                             (Arthur J. Papetti)


1. Together, Alfred Papetti (25%), Arthur J. Papetti (25%), Tina Marie Noll (25%) and Stephen Papetti (25%) own Shell Egg Technology, L.L.C., which entity owns 0.5% of Pasteurized Egg, L.P.

2.   Together, William T. Rechsteiner (25%), David Rechsteiner (8.33%), Arthur
     J. Papetti (22.23%), Alfred Papetti (22.22%) and Stephen Papetti (22.22%) own Papetti Farms, Inc., which entity owns 50% of Sunbest-Papetti Farms.

                                   EXHIBIT E

                              EMPLOYMENT AGREEMENT



        THIS AGREEMENT made and entered into as of the _____ day of _________________, 1996 (the "Agreement"), by and between MICHAEL FOODS, INC., a Delaware corporation (hereinafter referred to as "Michael Foods") and STEPHEN PAPETTI (hereinafter referred to as "Executive").


        WHEREAS, Executive is an employee of Papetti's Hygrade Egg Products, Inc. which will be merged as of the date hereof with and into Michael Foods (the "Reorganization"); and

        WHEREAS, Michael Foods desires to assure itself of the availability of the services of the Executive following the Reorganization, and it is a condition to the Reorganization that Executive and Michael Foods enter into this Agreement on the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties agree as follows:

        1. EMPLOYMENT AND DUTIES. Michael Foods shall employ Executive to serve as President of the Papetti's Hygrade Foods Division and in such capacity Executive shall perform such duties as were being performed prior to and as of the date of this Agreement subject at all times to the direction of the CEO of Michael Foods.

        2. TERM. This Agreement shall be effective as of __________________, 1996 and shall continue through _________________ 1999, unless earlier terminated as provided herein. This Agreement may be extended thereafter upon the written agreement of the parties hereto.


        3. BASE SALARY. For all services rendered by Executive, Michael Foods agrees to pay Executive an annual Base Salary for each year of this Agreement from ___________________, 1996 through ______________________, 1999 of at least $225,000 payable in substantially equal semi-monthly installments.


        4.    ADDITIONAL BENEFITS AND WORKING FACILITIES.

              a. Michael Foods shall provide Executive with medical insurance and shall permit Executive to participate in other fringe benefit plans as Michael

        Foods may from time to time provide for its other executive officers. The terms of said benefits in all cases shall be no less favorable to Executive than those offered to other executive officers of Michael Foods.


              b. Executive is entitled to take up to 4 weeks of vacation per annum at reasonable times and for customary and reasonable lengths of time consistent with his overall responsibilities hereunder.


              c. Michael Foods shall reimburse Executive for all reasonable expenses incurred by Executive in connection with Michael Foods' business, including but not limited to, expenses of travel and entertainment, upon presentation of itemized statements therefor.


        5. NON-COMPETE. During Executive's term of employment and for a period of three years following termination of employment, Executive shall not directly or indirectly, whether as an employee, agent, contractor, partner, shareholder or otherwise, engage in the business of egg production, processing or distribution in any geographic area where Michael Foods produces or processes eggs or distributes egg products, except as specified in Schedule I to this Agreement, nor shall Executive solicit the business of any customer of Michael Foods on behalf of any company or business entity (other than Michael Foods or its affiliates) which is engaged in the egg production, processing or distribution business, whether or not such company or business directly competes with Michael Foods.


        6. EVENTS OF TERMINATION. The employment of Executive hereunder shall terminate as follows:

              a.  Upon the Incapacity or death of Executive;

              b. Upon thirty (30) days' written notice by either party or by Executive if Executive's Duties Have Been Substantially Reduced or Negatively Altered without Executive's prior written consent; or

              c.  Without notice by Michael Foods for Cause.

        "Cause" for purposes hereof shall mean a determination by Michael Foods that Executive has committed an illegal act that directly reflects upon his fitness to act as an Executive of Michael Foods.

        "Incapacity" for purposes hereof shall mean a determination by Michael Foods in its sole discretion that Executive is unable to perform his job responsibilities hereunder as a result of chronic illness, physical, mental or any other disability for a period of six (6) months or more.

        If Executive's employment is terminated under subsection (a) or by Michael under subsection (b) or by Executive under subsection (b) based upon the fact that Executive's Duties Have Been Substantially Reduced or Negatively Altered without Executive's prior written consent, Executive shall receive as a termination payment, an amount equal to the Base Salary for the remaining term of this Agreement. The termination payments provided above shall be made in substantially equal monthly installments beginning on the first day of the month following termination of employment for the balance of the term of this Agreement. If Executive's employment is terminated by Executive under subsection (b) for any reason other than that Executive's Duties Have Been Substantially Reduced or Negatively Altered without Executive's prior written consent or by Michael under subsection (c), Executive shall receive no termination payment.

        "Duties are Substantially Reduced or Negatively Altered" means, without Executive's express written consent:

              (i) the assignment to Executive of any duties inconsistent with Executive's positions, duties, responsibilities and status with Michael Foods or a change in Executive's reporting responsibilities, titles or offices, or any removal of Executive from, or any failure to re-elect Executive to, any of such positions, except in connection with the termination of Executive's employment for Cause, upon the Incapacity or death of Executive, or upon the voluntary termination by Executive;

              (ii) a reduction in Executive's Base Salary below the minimum Base Salary in Section 3 hereof;

              (iii) Michael Foods requiring Executive to be based anywhere other than the geographic location at which Executive was based at the effective date of this Agreement except for required travel on business to an extent substantially consistent with the business travel obligations of Executive;

              (iv) the failure by Michael Foods to continue in effect benefit and compensation plans substantially equivalent to the benefit or
        compensation plans or   arrangements in effect at the effective date of
        this Agreement; the taking of any action by Michael Foods not required by law which would adversely affect Executive's participation in or materially reduce Executive's benefits under any of such plans or deprive Executive of any material fringe benefit enjoyed by Executive; or the failure by Michael Foods to provide Executive with the number of paid vacation days, holidays and personal days to which Executive was then entitled in accordance with Michael Foods' normal leave policy in effect at the effective date of this Agreement.

        7. ADDITIONAL DOCUMENTS. The parties shall each, without further consideration, execute such additional documents as may be reasonably required in order to carry out the purposes and intents of this agreement and to fulfill the obligations of the respective parties hereunder.

        8. WAIVER. Any waiver of any term or condition of this Agreement shall not operate as a waiver of any other breach of such term or condition, or of any other term or condition, nor shall any failure to enforce a provision hereof operate as a waiver of such provisions or of any other provision hereof.

        9. NOTICES. All communications with respect to this agreement shall be considered given if delivered or sent as follows:

        a. To Executive by first class, certified mail, postage prepaid, return receipt requested, addressed as follows:


              Stephen Papetti
              c/o Papetti Hygrade Foods Division
              100 Trumbull Street
              Elizabeth, New Jersey  07206


              Copy to:

              Martin B. O'Connor, II
              O'Connor, Morss & O'Connor
              Liberty Hall Center
              1085 Morris Avenue
              Union, New Jersey  07083

        b. To Michael Foods by first class, certified mail, postage prepaid, return receipt requested, addressed as follows:

              Michael Foods, Inc.
              5353 Wayzata Boulevard
              324 Park National Bank Building
              Minneapolis, Minnesota  55416

or mailed to such other addresses as the parties hereto may designate by notice given in like manner. Notice shall be effective three (3) days after mailing or upon personal delivery.

        10. ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement of the parties hereto with respect to the subject matter hereof and no party shall be liable or bound to another in any manner by any warranties, representations or guarantees, except as specifically set forth herein.

        11.   MODIFICATIONS, AMENDMENTS AND WAIVERS.  The parties hereto at any
time may by written agreement extend or modify this Agreement.   This Agreement
shall not be altered or otherwise amended except pursuant to an instrument in writing executed by the parties hereto.

        12. SEVERABILITY. No finding or adjudication that any provision of this Agreement is invalid or enforceable shall affect the validity or enforceability of the remaining provisions herein, and this Agreement shall be construed as though such invalid or unenforceable provisions were omitted.

        13.   MISCELLANEOUS.

              a. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective legal representatives, successors and assigns of the party thereto.

              b. This Agreement is made pursuant to and shall be construed under the laws of the State of Minnesota.

              c. This Agreement may be executed in one or more counterparts and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                  MICHAEL FOODS, INC.



                                  By: ____________________________________

                                    Its: ______________________________

                                  ________________________________________
                                  Executive

                                  Schedule I
                              (Stephen Papetti)


1. Together, Alfred Papetti (25%), Arthur J. Papetti (25%), Tina Marie Noll (25%) and Stephen Papetti (25%) own Shell Egg Technology, L.L.C., which entity owns 0.5% of Pasteurized Egg, L.P.

2.  Together, William T. Rechsteiner (25%), David Rechsteiner (8.33%), Arthur
    J. Papetti (22.23%), Alfred Papetti (22.22%) and Stephen Papetti (22.22%) own Papetti Farms, Inc., which entity owns 50% of Sunbest-Papetti Farms.

                                   EXHIBIT E

                              EMPLOYMENT AGREEMENT



        THIS AGREEMENT made and entered into as of the _____ day of _________________, 1996 (the "Agreement"), by and between MICHAEL FOODS, INC., a Delaware corporation and TINA MARIE NOLL (hereinafter referred to as "Executive").


        WHEREAS, Executive is an employee of Papetti's Hygrade Egg Products, Inc. which will be merged as of the date hereof with and into Michael Foods (the "Reorganization"); and

        WHEREAS, Michael Foods desires to assure itself of the availability of the services of the Executive following the Reorganization, and it is a condition to the Reorganization that Executive and Michael Foods enter into this Agreement on the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties agree as follows:

        1. EMPLOYMENT AND DUTIES. Michael Foods shall employ Executive to serve as President of the Papetti's Hygrade Foods Division and in such capacity Executive shall perform such duties as were being performed prior to and as of the date of this Agreement subject at all times to the direction of the CEO of Michael Foods.

        2. TERM. This Agreement shall be effective as of __________________, 1996 and shall continue through _________________ 1999, unless earlier terminated as provided herein. This Agreement may be extended thereafter upon the written agreement of the parties hereto.


        3. BASE SALARY. For all services rendered by Executive, Michael Foods agrees to pay Executive an annual Base Salary for each year of this Agreement from ___________________, 1996 through ______________________, 1999 of at least $225,000 payable in substantially equal semi-monthly installments.


        4.    ADDITIONAL BENEFITS AND WORKING FACILITIES.

              a. Michael Foods shall provide Executive with medical insurance and shall permit Executive to participate in other fringe benefit plans as Michael Foods May from time to time provide for its other executive officers. The terms of said benefits in all cases shall be no less favorable to Executive than those offered to other executive officers of Michael Foods.


              b. Executive is entitled to take up to 4 weeks of vacation per annum at reasonable times and for customary and reasonable lengths of time consistent with his overall responsibilities hereunder.


              c. Michael Foods shall reimburse Executive for all reasonable expenses incurred by Executive in connection with Michael Foods' business, including but not limited to, expenses of travel and entertainment, upon presentation of itemized statements therefor.


        5. NON-COMPETE. During Executive's term of employment and for a period of three years following termination of employment, Executive shall not directly or indirectly, whether as an employee, agent, contractor, partner, shareholder or otherwise, engage in the business of egg production, processing or distribution in any geographic area where Michael Foods produces or processes eggs or distributes egg products, except as specified in Schedule I to this Agreement, nor shall Executive solicit the business of any customer of Michael Foods on behalf of any company or business entity (other than Michael Foods or its affiliates) which is engaged in the egg production, processing or distribution business, whether or not such company or business directly competes with Michael Foods.


        6. EVENTS OF TERMINATION. The employment of Executive hereunder shall terminate as follows:

              a.  Upon the Incapacity or death of Executive;

              b. Upon thirty (30) days' written notice by either party or by Executive if Executive's Duties Have Been Substantially Reduced or Negatively Altered without Executive's prior written consent;

              c.  Without notice by Michael Foods for Cause.

        "Cause" for purposes hereof shall mean a determination by Michael Foods that Executive has committed an illegal act that directly reflects upon his fitness to act as an Executive of Michael Foods.

        "Incapacity" for purposes hereof shall mean a determination by Michael Foods in its sole discretion that Executive is unable to perform his job responsibilities hereunder as a result of chronic illness, physical, mental or any other disability for a period of six (6) months or more.

        If Executive's employment is terminated under subsection (a) or by Michael under subsection (b) or by Executive under subsection (b) based upon the fact that Executive's Duties Have Been Substantially Reduced or Negatively Altered without Executive's prior written consent, Executive shall receive as a termination payment, an amount equal to the Base Salary for the remaining term of this Agreement. The termination payments provided above shall be made in substantially equal monthly installments beginning on the first day of the month following termination of employment for the balance of the term of this Agreement. If Executive's employment is terminated by Executive under subsection (b) for any reason other than that Executive's Duties Have Been Substantially Reduced or Negatively Altered without Executive's prior written consent or by Michael under subsection (c), Executive shall receive no termination payment.

        "Duties are Substantially Reduced or Negatively Altered" means, without Executive's express written consent:

              (i) the assignment to Executive of any duties inconsistent with Executive's positions, duties, responsibilities and status with Michael Foods or a change in Executive's reporting responsibilities, titles or offices, or any removal of Executive from, or any failure to re-elect Executive to, any of such positions, except in connection with the termination of Executive's employment for Cause, upon the Incapacity or death of Executive, or upon the voluntary termination by Executive;

              (ii) a reduction in Executive's Base Salary below the minimum Base Salary in Section 3 hereof;

              (iii) Michael Foods requiring Executive to be based anywhere other than the geographic location at which Executive was based at the effective date of this Agreement except for required travel on business to an extent substantially consistent with the business travel obligations of Executive;

              (iv) the failure by Michael Foods to continue in effect benefit and compensation plans substantially equivalent to the benefit or
        compensation plans or   arrangements in effect at the effective date of
        this Agreement; the taking of any action by Michael Foods not required by law which would adversely affect Executive's participation in or materially reduce Executive's benefits under any of such plans or deprive Executive of any material fringe benefit enjoyed by Executive; or the failure by Michael Foods to provide Executive with the number of paid vacation days, holidays and personal days to which Executive was then entitled in accordance with Michael Foods' normal leave policy in effect at the effective date of this Agreement.

        7. ADDITIONAL DOCUMENTS. The parties shall each, without further consideration, execute such additional documents as may be reasonably required in order to carry out the purposes and intents of this agreement and to fulfill the obligations of the respective parties hereunder.

        8. WAIVER. Any waiver of any term or condition of this Agreement shall not operate as a waiver of any other breach of such term or condition, or of any other term or condition, nor shall any failure to enforce a provision hereof operate as a waiver of such provisions or of any other provision hereof.

        9. NOTICES. All communications with respect to this agreement shall be considered given if delivered or sent as follows:

        a. To Executive by first class, certified mail, postage prepaid, return receipt requested, addressed as follows:


              Tina Marie Noll
              c/o Papetti Hygrade Foods Division
              100 Trumbull Street
              Elizabeth, New Jersey  07206


              Copy to:

              Martin B. O'Connor, II
              O'Connor, Morss & O'Connor
              Liberty Hall Center
              1085 Morris Avenue
              Union, New Jersey  07083

        b. To Michael Foods by first class, certified mail, postage prepaid, return receipt requested, addressed as follows:

              Michael Foods, Inc.
              5353 Wayzata Boulevard
              324 Park National Bank Building
              Minneapolis, Minnesota  55416

or mailed to such other addresses as the parties hereto may designate by notice given in like manner. Notice shall be effective three (3) days after mailing or upon personal delivery.

        10. ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement of the parties hereto with respect to the subject matter hereof and no party shall be liable or bound to another in any manner by any warranties, representations or guarantees, except as specifically set forth herein.

        11.   MODIFICATIONS, AMENDMENTS AND WAIVERS.  The parties hereto at any
time may by written agreement extend or modify this Agreement.   This Agreement
shall not be altered or otherwise amended except pursuant to an instrument in writing executed by the parties hereto.

        12. SEVERABILITY. No finding or adjudication that any provision of this Agreement is invalid or enforceable shall affect the validity or enforceability of the remaining provisions herein, and this Agreement shall be construed as though such invalid or unenforceable provisions were omitted.

        13.   MISCELLANEOUS.

              a. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective legal representatives, successors and assigns of the party thereto.

              b. This Agreement is made pursuant to and shall be construed under the laws of the State of Minnesota.

              c. This Agreement may be executed in one or more counterparts and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                  MICHAEL FOODS, INC.



                                  By: ____________________________________

                                    Its: ______________________________

                                  ________________________________________
                                  Executive

                                  Schedule I
                              (Tina Marie Noll)


1. Together, Alfred Papetti (25%), Arthur J. Papetti (25%), Tina Marie Noll (25%) and Stephen Papetti (25%) own Shell Egg Technology, L.L.C., which entity owns 0.5% of Pasteurized Egg, L.P.

                                  EXHIBIT F

                   SETTLEMENT AGREEMENT AND MUTUAL RELEASE


        This Settlement Agreement is entered into between Michael Foods, Inc. ("Michael") and North Carolina State University ("NCSU") and their subsidiaries, affiliates, successors, assigns, insurers, shareholders, directors, officers, employees, agents, and representatives, on the one hand, and Papetti's Hygrade Egg Products, Inc., and its subsidiaries, affiliates, successors, assigns, insurers, shareholders, directors, officers, employees, agents, and representatives ("Papetti's Hygrade"), on the other hand.

                                    RECITALS

        A.    The following litigation and claims are pending:

              1. Michael Foods, Inc. and North Carolina State University vs. Papetti's Hygrade Egg Products, Inc., U.S. District Court for the District of New Jersey, Civil Action No. 89-4645.

              2. Papetti's Hygrade Egg Products, Inc. vs. Michael Foods, Inc., U.S. District Court for the District of New Jersey, Civil Action No. 91- 1849.

        B. In connection with an Agreement and Plan of Reorganization between Michael and Papetti's Hygrade and certain other related entities dated __________________, 1996 (the "Reorganization Agreement"), the parties desire to fully and finally compromise and settle the above litigation and claims, thereby resolving all issues between and among the parties in respect thereto.

        C. For the consideration provided herein and the mutual covenants and agreements contained herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

                                   AGREEMENTS


        1. At the Closing of the transactions contemplated by the Reorganization Agreement, Papetti's Hygrade shall pay to Michael for the benefit of Michael and NCSU the sum of $6,000,000. Payment of the aforesaid amount shall not be deemed an admission of liability by any party but shall be paid solely to fully settle and compromise the claims of the parties as hereafter provided.


        2. The following patents held by NCSU and exclusively licensed to Michael are valid and enforceable in all respects:

        (1)   United States Patent No. 4,808,425

        (2)   United States Patent No. 4,957,759

        (3)   United States Patent No. 4,994,291

        (4)   United States Patent No. 5,019,408

        3. The parties will affirmatively and fully cooperate with and assist one another in defending the validity and enforceability of the aforesaid patents in the United States Patent and Trademark Office and in the courts, including pursuing claims that said patents have been infringed by other persons.

        4. Michael and NCSU, on the one hand, and Papetti's Hygrade, on the other hand, hereby release and forever discharge each other and their subsidiaries, affiliates, successors, heirs, assigns, insurers, shareholders, directors, officers, employees, agents, and representatives, of and from any and all past and present claims, demands, liabilities, judgments, losses, damages, expenses, and causes of action, at law or in equity, known or unknown, asserted or unasserted, liquidated or unliquidated, fixed or contingent, direct or indirect, accrued or unaccrued, which they have ever had, presently have, claim to have, or claim to have had against one another relating to or as a result of any competition between them or any aspect of the referenced patents or any other patents, including, but not limited to, all claims that have been made or could have been made in the litigation referenced in Recital A hereof; provided however, that this mutual release is expressly contingent upon the Reorganization Agreement being finally consummated.

        5. Each party shall be responsible for and shall pay its own costs and expenses, including all attorneys' fees and other professional fees and expenses, incurred in connection with the litigation and claims referenced in Recital A hereof.

        6. This agreement shall not constitute an admission of liability by any party.

        7. Each party represents and warrants that it is duly authorized to execute this agreement on its behalf and that this Agreement, when executed and delivered, will be binding upon each party and enforceable in accordance with its term, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors' rights generally or to equitable principles relating to enforceability of agreements.

        8. Each party warrants and represents that it has consulted with its attorneys regarding the effect of this agreement, and that he or it has executed this agreement fully aware of its contents, purposes, and effects, based upon his or its sole judgment, belief, and knowledge, and upon the advice of its own attorneys, and that it is not relying on any representations or statements made by any other party or anyone representing any other party.

        9. This agreement shall be governed by the law of the State of New
Jersey.

        10. In the event that the Reorganization Agreement is not finally consummated, then this agreement shall be null, void, and of no further force or effect, as if it had never been entered into by the parties, and the parties shall be restored to all rights and obligations that they possessed before this agreement was executed.

        11. Promptly upon completion of the Reorganization Agreement, the parties shall cause their respective counsel to execute and file Stipulations of Dismissal with Prejudice directing the Court to dismiss the litigation described in Recital A on the merits and without costs to any party.

        12. This agreement may be executed in counterparts, with the same force and effect as if the signatures were upon the same instrument.

                             MICHAEL FOODS, INC.


Dated:______________, 1996   By____________________________________
                             Its___________________________________



                             NORTH CAROLINA STATE UNIVERSITY


Dated:______________, 1996   By_____________________________________
                             Its____________________________________

                             PAPETTI'S HYGRADE EGG PRODUCTS, INC.


Dated: _____________, 1996   By______________________________________
                             Its_____________________________________

                                  EXHIBIT G

                    [THE OPINIONS OF THOMPSON COUBURN AND
                  O'CONNOR, MORSS & O'CONNOR - TO BE DIVIDED
                      BETWEEN THE FIRMS AS APPROPRIATE]



                             _____________, 1996


Michael Foods, Inc.
M.G. Waldbaum Company
5353 Wayzata Boulevard
324 Park National Bank Building
Minneapolis, Minnesota 55416


                Re:  Agreement and Plan of Reorganization


Ladies and Gentlemen:

     We have acted as counsel to Papetti's Hygrade Egg Products, Inc., a New Jersey corporation ("Papetti's Hygrade"), and Quaker State Farms, Inc., a Pennsylvania corporation ("Quaker"), Papetti's of Iowa Food Products, Inc., an Iowa corporation ("Papetti's of Iowa"), Monark Egg Corporation, a Missouri corporation ("Monark"), Egg Specialties, Inc., a Pennsylvania corporation ("Egg Specialties"), Papetti Foods, Inc., a New Jersey corporation ("Papetti Foods" and collectively with Quaker, Papetti's of Iowa, Monark and Egg Specialties, the Acquired Companies"), Casa Trucking Limited Partnership, a New Jersey limited partnership ("Casa Trucking"), Papetti Transport Leasing Limited Partnerhsip, a New Jersey partnership ("Papetti Transport"), and Papetti Equipment Leasing Limited Partnership, a New Jersey limited partnership ("Papetti Equipment" and together with Casa Trucking and Papetti Transport, the "Acquired Partnerships") (the Acquired Companies and the Acquired Partnerships are collectively referred to herein as the "Acquired Entities") in connection with (i) the acquisition by merger of Papetti's Hygrade by Michael Foods, Inc., a Delaware corporation ("Michael"), (ii) the acquisition by merger of the Acquired Companies by M.G. Waldbaum Company, a Nebraska corporation ("Acquisition"), and (iii) the sale of all of the assets and the assignment of all of the liabilities of the Acquired Partnerships to Acquisition pursuant to the Agreement and Plan of Reorganization dated as of ___________________, 1996 (the "Agreement") by and among Michael, Acquisition, Papetti's Hygrade and the Acquired Entities. Capitalized terms used herein without definition have the respective meanings ascribed thereto in the Agreement. We are rendering this opinion to you pursuant to Section 9.14 of the Agreement.

     In rendering the opinions set forth herein, we have examined originals or copies of such corporate records of Papetti's Hygrade and the Acquired Entities and such other records, agreements, instruments, certificates and documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In our examinations, we have assumed the genuineness of all signatures (other than those of the officers of Papetti's Hygrade and the Acquired Entities);

Michael Foods, Inc.
___________, 1996
Page 2

the authenticity of all documents submitted to us as originals; the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies; and the authenticity of the originals of all such latter documents. In addition, with respect to the opinions as to the due execution and binding nature of the Agreement and the Acquisition Agreements, we have assumed the due execution and delivery of the Agreement and the Acquisition Agreements by all parties thereto other Papetti's Hygrade and the Acquired Entities. We have also assumed that each party to the Agreement (other than Papetti's Hygrade and the Acquired Entities) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the sole right, power and authority to enter into the Agreement and the Acquisition Agreements and that each party thereto (other than Papetti's Hygrade and the Acquired Entities) has obtained any and all consents, permits and approvals required by or from any and all federal, state, local and foreign governmental and regulatory agencies and authorities in connection with the transactions contemplated thereby. In rendering our opinion, we have relied as to factual matters upon certificates and statements of corporate officers of Papetti's Hygrade and the Acquired Entities and have assumed the correctness of the statements contained therein, and upon certificates of public officials, all of which certificates have been furnished or made available to you. The phrase "to our knowledge" or words of similar import refer to the actual knowledge of attorneys of our firm who have devoted attention to the transactions contemplated by the Agreement.

        We express no opinion with respect to any law, rule, regulation or matter regarding: (i) any matters of local law (i.e., laws, rules and regulations of counties, towns, municipalities or special political subdivisions); or (ii) federal or state antitrust or unfair competition laws (other than HSR, which is covered by this opinion).

        For purposes of our opinion we have assumed that there are no other agreements or understandings among the party (other than as expressly referred to in the Agreement and the Acquisition Agreements) that would modify the terms thereof or the respective rights or obligation of the parties thereunder.

        In connection with the opinions expressed herein, we express no opinion as to the enforceability of any of the following provisions in the Agreement or the Acquisition Agreements: (i) severability provisions; (ii) provisions to the effect that the Agreement and the other documents specified therein embodied the entire agreement of the parties; and (iii) provisions to the effect that a delay or omission to exercise a right does not constitute a waiver or acquiescence or that an express waiver of a right does not constitute a subsequent waiver thereof.

Michael Foods, Inc.
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        Based upon and subject to the foregoing, we are of the opinion that:

        (a) Papetti's Hygrade and each Acquired Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Each of the Acquired Partnerships is a limited partnership organized and in good standing under the laws of its state of organization. Papetti's Hygrade and the Acquired Entities are each duly qualified, certified or licensed in each state where it conducts business and where the failure to so qualify, certify or license would have a Material Adverse Effect with respect to Papetti's Hygrade and the Acquired Entities, taken as a whole.

        (b) Papetti's Hygrade and each Acquired Company has the full corporate power and authority to enter into the Agreement and perform its obligations thereunder. The general partners of each Acquired Partnership has the full power and authority to enter into the Agreement and the Acquisition Agreements and to perform its duties thereunder.

        (c) The Agreement and the Acquisition Agreements have been duly authorized, executed and delivered by Papetti's Hygrade and the Acquired Entities and constitutes a legal, valid and binding agreement of Papetti's Hygrade and each Acquired Entity which is a party thereto, enforceable against each of them in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws relating to or affecting the rights of creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

        (d) The execution, delivery and performance by Papetti's Hygrade and the Acquired Entities of the Agreement and the Acquisition Agreements to which Papetti's Hygrade and an Acquired Entity is a party thereto, will not, in any material respect (with respect to clauses (ii) through (iv) below) (i) conflict with the Articles or Certificates of Incorporation, By-laws or Limited Partnership Agreements, as applicable, of Papetti's Hygrade or the Acquired Entities, each as amended to date; (ii) to our knowledge, conflict with, result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third-party right of termination, cancellation, modification or acceleration) under, any of the terms, conditions, or provisions of any trust agreement, voting agreement, shareholder agreement, voting trust, note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind affecting Papetti's Hygrade and the Acquired Entities or to which Papetti's Hygrade or any Acquired Entity is a party or by which any of the properties or assets of Papetti's Hygrade or the Acquired Entities are or may be bound; (iii) to our knowledge, violate any requirement of law applicable to Papetti's Hygrade and the Acquired Entities; or (iv) to our knowledge violate any order, injunction, judgment or decree of any court or other governmental authority or any determination of any arbitrator applicable to Papetti's Hygrade and the Acquired Entities or any of Papetti's Hygrade or the Acquired Entities properties or business.

Michael Foods, Inc.

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              (e) Except as received prior to the date hereof, no consent or approval by any governmental or quasi-governmental authority is required on the part of Papetti's Hygrade and the Acquired Entities in connection with the execution, delivery and performance of this Agreement.

        The opinions expressed herein by the undersigned are expressly limited to the laws of the State of Missouri [WITH RESPECT TO THE OPINION OF THOMPSON COBURN], the State of New Jersey [WITH RESPECT TO THE OPINION OF O'CONNOR, MORSS & O'CONNOR], the General Corporation Law of the State of Delaware and the laws of the United States of America. We assume no responsibility as to the applicability or the effect of the laws of any other domestic or foreign jurisdiction on the subject transactions.

        This opinion is being rendered solely for the benefit of the addressee hereof and is not to be used or relied upon by any other person without our prior written consent. We expressly disavow any obligation to update this letter in the future.

                                                Very truly yours,